Exhibit 10.5

J.P.Morgan

CREDIT AGREEMENT

dated as of July 14, 2015,

among

NETSCOUT SYSTEMS, INC.,

as Borrower

The LENDERS Party Hereto

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent and Collateral Agent

J.P. MORGAN SECURITIES LLC,

as Joint Lead Arranger and Joint Bookrunner

KEYBANC CAPITAL MARKETS,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

RBC CAPITAL MARKETS,

WELLS FARGO SECURITIES, LLC,

as Joint Lead Arrangers and Joint Bookrunners

SANTANDER BANK, N.A.,

SUNTRUST BANK

and

U.S. BANK NATIONAL ASSOCIATION

as Co-Documentation Agents

SCHEDULES:

Schedule 2.01	—	Commitments
Schedule 3.06	—	Disclosed Matters
Schedule 3.11A	—	Subsidiaries and Joint Ventures
Schedule 3.11B	—	Disqualified Equity Interests
Schedule 3.17	—	Insurance
Schedule 6.01	—	Existing Indebtedness
Schedule 6.02	—	Existing Liens
Schedule 6.04	—	Investments
Schedule 6.10	—	Existing Restrictions

EXHIBITS:

Exhibit A	—	Form of Assignment and Assumption
Exhibit B	—	Form of Borrowing Request
Exhibit C	—	Form of Collateral Agreement
Exhibit D	—	Form of Global Intercompany Note
Exhibit E	—	Form of Compliance Certificate
Exhibit F	—	Form of Interest Election Request
Exhibit G-1	—	Form of Perfection Certificate
Exhibit G-2		Form of Supplemental Perfection Certificate
Exhibit H	—	Form of Solvency Certificate
Exhibit I-1	—	Form of U.S. Tax Certificate for Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit I-2	—	Form of U.S. Tax Certificate for Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes
Exhibit I-3	—	Form of U.S. Tax Certificate for Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit I-4	—	Form of U.S. Tax Certificate for Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes

CREDIT AGREEMENT dated as of July 14, 2015 (this “Agreement”), among NETSCOUT SYSTEMS, INC., as Borrower, the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

PRELIMINARY STATEMENTS

The Borrower has requested that the Revolving Lenders extend credit in the form of Revolving Loans and the Issuing Banks issue Letters of Credit, in each case at any time and from time to time during the Revolving Availability Period such that the Aggregate Revolving Exposure will not exceed US$800,000,000 at any time. The proceeds of the Revolving Loans will be used only for working capital and other general corporate purposes (including Permitted Acquisitions), share buybacks and related fees and expenses, and other transactions not prohibited by this Agreement). Letters of Credit will be used only by the Borrower and the Restricted Subsidiaries for general corporate purposes.

The applicable Lenders have indicated their willingness to lend, and the Issuing Banks have indicated their willingness to issue Letters of Credit, in each case, on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, shall bear interest at a rate determined by reference to the Alternate Base Rate.

“Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period (or, solely for purposes of clause (c) of the defined term “Alternate Base Rate”, for purposes of determining the Alternate Base Rate as of any date), an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) for Borrowings denominated in dollars, (i) the LIBO Rate for such Interest Period (or such date, as applicable) multiplied by (ii) the Statutory Reserve Rate and (b) for Borrowings denominated in a Designated Foreign Currency), the LIBO Rate for such currency for such Interest Period.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article VIII.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified; provided that, for the avoidance of doubt, from and after the Merger, neither Danaher Corporation nor any subsidiary of Danaher Corporation that is not a Subsidiary of the Borrower shall be deemed to be an Affiliate for purposes of this Agreement.

“Aggregate Revolving Commitment” means the sum of the Revolving Commitments of all the Revolving Lenders.

“Aggregate Revolving Exposure” means the sum of the Revolving Exposures of all the Revolving Lenders.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus  1⁄2 of 1% and (c) the Adjusted LIBO Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1% per annum. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, then the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. For purposes of clause (c) above, the Adjusted LIBO Rate on any day shall be based on the rate per annum appearing on the applicable Reuters screen page (currently page LIBOR01) displaying interest rates for dollar deposits in the London interbank market (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion) at approximately 11:00 a.m., London time, on such day for deposits in dollars with a maturity of one month; provided that if such rate shall be less than zero, such rate shall be deemed to be zero. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Percentage” means, at any time, with respect to any Revolving Lender, the percentage of the Aggregate Revolving Commitment represented by such Lender’s Revolving Commitment at such time; provided that, in the case of Section 2.19, when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the total Revolving Commitments (disregarding any Defaulting Lender’s Revolving Commitment) represented by such Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments and to any Revolving Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Rate” means, for any day, with respect to any Revolving Loan that is an ABR Loan, any Revolving Loan that is a Eurocurrency Loan, or the commitment fees payable in respect of the Revolving Commitments hereunder, the applicable rate per annum set forth below under the caption “ABR Spread”, “Eurocurrency Spread” or “Commitment Fee Rate”, respectively, based upon the Leverage Ratio as of the end of the fiscal quarter of the Borrower for which consolidated financial statements have theretofore been most recently delivered pursuant to Sections 5.01(a) or 5.01(b)); provided that until the delivery to the Administrative Agent of the consolidated financial statements required to be delivered pursuant to Section 5.01(a) or 5.01(b) as of and for the fiscal quarter of the Borrower ending March 31, 2016 and the Compliance Certificate required to be delivered in connection therewith, the Applicable Rate shall be the applicable rate per annum set forth below in Category III:

Level	Leverage Ratio	ABR Spread	Eurocurrency Spread	Commitment Fee Rate
I	Less than or equal to 1.00 to 1.00	0.25%	1.25%	0.20%
II	Greater than 1.00 to 1.00, but less than or equal to 1.50 to 1.00	0.50%	1.50%	0.25%
III	Greater than 1.50 to 1.00, but less than or equal to 2.50 to 1.00	0.75%	1.75%	0.30%
IV	Greater than 2.50 to 1.00	1.00%	2.00%	0.35%

For purposes of the foregoing, each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent pursuant to Sections 5.01(a) or 5.01(b) of the consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change. Notwithstanding the foregoing, the Applicable Rate shall be based on the rates per annum set forth in Category IV at the option of the Administrative Agent or at the request of the Required Lenders if the Borrower fails to deliver the consolidated financial statements required to be delivered pursuant to Sections 5.01(a) or 5.01(b) or any Compliance Certificate required to be delivered pursuant hereto, in each case within the time periods specified herein for such delivery, during the period commencing on and including the day of the occurrence of a Default resulting from such failure and until the delivery thereof.

“Approved Fund” means any Person (other than a natural person and any holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means J.P. Morgan Securities LLC, KeyBanc Capital Markets, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets1 and Wells Fargo Securities, LLC in their capacities as joint lead arrangers and joint bookrunners for the credit facilities provided for herein

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee, with the consent of any Person whose consent is required by Section 9.04, and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent

“Available Amount” means, as of any day:

(a) 50% of the Excess Cash Flow for each of the fiscal years of the Borrower (commencing with the fiscal year ending March 31, 2017) for which financial statements have been delivered pursuant to Section 5.01(a), plus

(b) 100% of the aggregate Net Proceeds received after the Effective Date from the issuance and sale of Equity Interests (other than Disqualified Equity Interests) of the Borrower, but excluding (i) any such issuance or sale to the extent the purchase thereof is directly or indirectly financed by the Borrower or any Subsidiary, (ii) any issuance of directors’ qualifying shares or other Equity Interests that are required to be held by specified Persons under applicable law, (iii) any issuance or sale under any director, officer or employee or consultant stock option, stock purchase plan or any other similar benefit or compensation plan or (iv) to the extent received in cash in the initial issuance or incurrence, the Net Proceeds of issuances or incurrences of Indebtedness or Disqualified Equity Interests after the Effective Date of the Borrower or any Restricted Subsidiary owed or issued, as applicable, to a Person other than any Borrower or a Restricted Subsidiary which shall have been subsequently exchanged for or converted into Equity Interests (other than Disqualified Equity Interests) of the Borrower at such time, plus

(c) in the event that all or a portion of the Available Amount has been applied to make an Investment pursuant to Section 6.04(n) in connection with the designation of a Restricted Subsidiary as an Unrestricted Subsidiary, the acquisition of Equity Interests of, or contribution to the capital of, an Unrestricted

[1]	RBC Capital Markets is the brand name for the capital markets businesses of Royal Bank of Canada and its Affiliates.

Subsidiary or the making or acquisition of any other Investment, an amount equal to the lesser of (i) the portion of the Available Amount applied in respect of such Investment, acquisition or contribution and not previously used to increase the Available Amount pursuant to this clause (c) or clause (d) below and (ii) the aggregate amount received by the Borrower or any Restricted Subsidiary in cash and cash equivalents from: (A) the sale (other than to the Borrower or any Restricted Subsidiary) of any such Equity Interests of any such Unrestricted Subsidiary or any such Investment, (B) any dividend or other distribution by any such Unrestricted Subsidiary or received in respect of any such Investment or (C) interest, returns of principal, repayment and similar payments by any such Unrestricted Subsidiary or received in respect of any such Investment, plus

(d) in the event that all or a portion of the Available Amount has been applied to make an Investment pursuant to 6.04(n) in connection with the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and such Unrestricted Subsidiary is thereafter redesignated as a Restricted Subsidiary or is merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Borrower or any Restricted Subsidiary, an amount equal to the lesser of (i) the portion of the Available Amount applied in respect of such Investment and not previously used to increase the Available Amount pursuant to clause (c) above or this clause (d) and (ii) the fair market value of the Investments of the Borrower and the Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), minus

(e) the portion of the Available Amount previously utilized pursuant to Section 6.04(n), Section 6.08(a)(viii) and Section 6.08(b)(viii), with the utilization of Section 6.04(n) for any Investment being the amount thereof as of the date the applicable Investment is made, determined in accordance with the definition of “Investment”.

“Bankruptcy Event” means, with respect to any Person, that such Person has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority; provided, however, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any agreements made by such Person.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means NetScout Systems, Inc., a Delaware corporation.

“Borrowing” means Loans of the same Class and Type made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect.

“Borrowing Minimum” means (a) in the case of a Eurocurrency Borrowing denominated in Dollars, $1,000,000, (b) in the case of a Eurocurrency Borrowing denominated in any Designated Foreign Currency, the smallest amount of such Designated Foreign Currency that is an integral multiple of 100,000 units of such currency and that has a Dollar Equivalent in excess of $1,000,000 and (c) in the case of an ABR Borrowing, $500,000.

“Borrowing Multiple” means (a) in the case of a Eurocurrency Borrowing denominated in Dollars, $500,000, (b) in the case of a Eurocurrency Borrowing denominated in any Designated Foreign Currency, the smallest amount of such Designated Foreign Currency that is an integral multiple of 100,000 units of such currency and that has a Dollar Equivalent in excess of $500,000 and (c) in the case of an ABR Borrowing, $100,000.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03, which shall be, in the case of a written Borrowing Request, in the form of Exhibit B or any other form approved by the Administrative Agent and otherwise consistent with the requirements of Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in the applicable currency in the London interbank market.

“Calculation Date” means (a) the last Business Day of each calendar month, (b) each date (with such date to be reasonably determined by the Administrative Agent) that is on or about the date of (i) a Borrowing Request or an Interest Election Request with respect to any Revolving Loan or (ii) the issuance, amendment, renewal or extension of a Letter of Credit, (c) if an Event of Default has occurred and is continuing, any Business Day as determined by the Administrative Agent in its sole discretion and (d) any other date requested by the Administrative Agent in its reasonable discretion.

“Capital Expenditures” means, for any period, the additions to property, plant and equipment and other capital expenditures of the Borrower and the Subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP (but eliminating all accounts of Unrestricted Subsidiaries), but excluding in each case any such expenditure (i) made by the Borrower or any Restricted Subsidiary with the Net Proceeds of any Disposition, (ii) made by the Borrower or any Restricted Subsidiary as payment of the consideration for a Permitted Acquisition, (iii) made by the Borrower or any Restricted Subsidiary to effect leasehold improvements to any property leased by the Borrower or such Restricted Subsidiary as lessee, to the extent that such expenses have been reimbursed by the landlord, (iv) in the form of a substantially contemporaneous exchange of similar property, plant, equipment or other capital assets, except to the extent of cash or other consideration (other than the assets so exchanged), if any, paid or payable by the Borrower or any Restricted Subsidiary and (v) made with the Net Proceeds from the issuance of Qualified Equity Interests.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. For purposes of Section 6.02, a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.

“Cash Equivalents” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America or the European Union (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America or the European Union, as applicable), in each case maturing up to one year from the date of acquisition thereof;

(b) investments in commercial paper maturing up to 12 months from the date of acquisition thereof and having, at such date of acquisition, a credit rating of at least (i) A-2 by S&P or (ii) P-2 by Moody’s;

(c) investments in certificates of deposit, banker’s acceptances and demand or time deposits, in each case maturing up to one year from the date of acquisition thereof, issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any commercial bank (whether domestic or foreign) that has a combined capital and surplus and undivided profits of not less than an amount the Dollar Equivalent of which is $500,000,000;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e) “money market funds” that (i) comply with the criteria set forth in Rule 2a-7 of the Investment Company Act, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $1,000,000,000;

(f) investment funds investing at least 95% of their assets in securities of the types described in clauses (a) through (e) above; and

(g) in the case of any Foreign Restricted Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Foreign Restricted Subsidiary for cash management purposes.

“Cash Management Services” means any treasury management services (including controlled disbursements, zero balance arrangements, cash sweeps, corporate credit card and other card services, automated clearinghouse transactions, return items, overdrafts, temporary advances, interest and fees and interstate depository network services) provided to the Borrower or any Restricted Subsidiary.

“CFC” means (a) each Subsidiary that is a “controlled foreign corporation” for purposes of the Code, (b) each subsidiary of any such controlled foreign corporation and (c) any CFC Holdco.

“CFC Holdco” means a Domestic Subsidiary that has no material assets other than Equity Interests in one or more CFCs (including for this purpose, any debt or other instrument treated as equity for U.S. Federal income tax purposes) and rights to Intellectual Property relating solely to and utilized solely by such CFCs (but in respect of which no significant royalty, license or similar fees are paid by such CFCs) and assets incidental thereto.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof) of Equity Interests in the Borrower representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the Borrower; (b) persons who were (i) directors of the Borrower on the date hereof, (ii) nominated or approved by the board of directors of the Borrower or (iii) appointed by directors who were directors of the Borrower on the date hereof or were nominated or approved as provided in clause (ii) above, ceasing to occupy a majority of the seats (excluding vacant seats) on the board of directors of the Borrower; or (c) the occurrence of any “change in control” (or similar event, however denominated) with respect to the Borrower under and as defined in any indenture or other agreement or instrument evidencing, governing the rights of the holders of or otherwise relating to any Material Indebtedness of the Borrower or any Restricted Subsidiary.

“Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Charges” has the meaning set forth in Section 9.13.

“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Term Loans of any Series or Revolving Loans, (b) any Commitment, refers to whether such Commitment is a Term Commitment of any Series or a Revolving Commitment and (c) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means any and all assets, whether real or personal, tangible or intangible, on which Liens are purported to be granted pursuant to the Security Documents as security for the Obligations.

“Collateral Agreement” means the Guarantee and Collateral Agreement among the Borrower, the other Loan Parties, and the Administrative Agent, substantially in the form of Exhibit C, together with all supplements thereto.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a) the Administrative Agent shall have received from the Borrower and each Designated Subsidiary either (i) a counterpart of the Collateral Agreement duly executed and delivered on behalf of such Person or (ii) in the case of any Person that becomes a Designated Subsidiary after the Effective Date (including by ceasing to be an Excluded Subsidiary), a supplement to the Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such Person, together with documents and opinions of the type referred to in paragraphs (b) and (c) of Section 4.01 with respect to such Designated Subsidiary;

(b) all Equity Interests in each Restricted Subsidiary that is a wholly owned Material Subsidiary or Material Foreign Subsidiary owned by any Loan Party shall have been pledged pursuant to (i) except as required by clause (ii) below, the Collateral Agreement (provided that the Loan Parties shall not be required to pledge more than 65% of the outstanding voting Equity Interests in any CFC or CFC Holdco or any Equity Interests which are otherwise classified as “Excluded Equity Interests” (as defined in the Collateral Agreement)), and the Administrative Agent shall, to the extent required by the Collateral Agreement, have received certificates or other instruments representing all such Equity Interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank, or (ii) with respect to Equity Interests in a Material Foreign Subsidiary Local Pledgee, a pledge agreement (a “Foreign

Pledge Agreement”) governed by the laws of the jurisdiction of such Material Foreign Subsidiary Local Pledgee (in form and substance reasonably satisfactory to the Administrative Agent) that the Administrative Agent reasonably determines, based on the advice of counsel, to be necessary or advisable in connection with the pledge of, or the granting of security interests in, Equity Interests of such Material Foreign Subsidiary Local Pledgee (provided that the Loan Parties shall not be required to pledge more than 65% of the outstanding voting Equity Interests in any CFC or CFC Holdco or any Equity Interests which are otherwise classified as “Excluded Equity Interests” (as defined in the Collateral Agreement)), in each case duly executed and delivered on behalf of such Person and, to the extent required by applicable law or otherwise reasonably requested by the Administrative Agent, such Foreign Subsidiary;

(c) all Indebtedness of the Borrower and each Subsidiary, and all other Indebtedness (other than Cash Equivalents) of any Person in a principal amount of $5,000,000 or more, in each case that is owing to any Loan Party shall be evidenced by a promissory note and shall have been pledged pursuant to the Collateral Agreement, and the Administrative Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank;

(d) the Administrative Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid and enforceable first Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 6.02, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request, (iii) a completed standard “life of loan” flood hazard determination form with respect to each Mortgaged Property, (iv) if any Mortgaged Property is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, evidence of such flood insurance as may be required under applicable law, including Regulation H of the Board of Governors, and (v) such surveys, legal opinions and other documents as the Administrative Agent or the Required Lenders may reasonably request with respect to any such Mortgage or Mortgaged Property and such abstracts and appraisals as may be required by law in connection with a Mortgage; provided that with respect to any real estate asset of the Borrower or a Subsidiary that shall have become a Mortgaged Property after the Effective Date, the Collateral and Guarantee Requirement shall be deemed to have been complied with so long as such the actions described in clauses (i) through (v) above are taken within 60 days of the time at which such real estate asset became a Mortgaged Property;

(e) all documents and instruments, including Uniform Commercial Code financing statements, required by Requirements of Law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and perfect such Liens to the extent required by, with the priority required by, and subject to the exceptions and limitations set forth in, the Security Documents and the other provisions of the term “Collateral and Guarantee Requirement”, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording; and

(f) each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, (i) the foregoing provisions of this definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance, legal opinions or other deliverables with respect to, particular assets of the Loan Parties, or the provision of Guarantees by any Subsidiary, if, and for so long as the Administrative Agent and the Borrower reasonably agree that the cost of creating or perfecting such pledges or security interests in such assets, or obtaining such title insurance, legal opinions or other deliverables in respect of such assets, or providing such Guarantees (taking into account any adverse tax consequences to the Borrower and the Subsidiaries, including any potential Section 956 Impact), shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (ii) Liens required to be granted from time to time pursuant to the term “Collateral and Guarantee Requirement” shall be subject to exceptions and limitations set forth therein and in the Security Documents and, to the extent appropriate in the applicable jurisdiction, as reasonably agreed between the Administrative Agent and the Borrower, (iii) in no event shall (A) the Collateral include any Excluded Assets or (y) control agreements or control or similar arrangements be required (including with respect to cash deposit or securities accounts), other than in respect of pledges of certificated equity interests and debt instruments as set forth above in clauses (b) and (c), and (iv) except as set forth in clause (b)(ii) above, no actions in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction shall be required in order to create any security interest in any Collateral or to perfect any security interest in such Collateral, including any intellectual property registered in any non-U.S. jurisdiction. The Administrative Agent may grant extensions of time for the creation and perfection of security interests in, or the obtaining of, legal opinions or other deliverables with respect to particular assets or the provision of any Guarantee by any Subsidiary (including extensions beyond the Effective Date or in connection with assets acquired, or Subsidiaries formed or acquired, after the Effective Date) where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Security Documents.

“Commitment” means a Revolving Commitment, a Term Commitment of any Series or any combination thereof (as the context requires).

“Commodity Exchange Act” means the Commodity Exchange Act ( 7 U.S.C. § 1 et seq.).

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to this Agreement or any other Loan Document or the transactions contemplated herein or therein that is distributed to the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to Section 9.01, including through the Platform.

“Company” means Potomac Holding LLC, a Delaware limited liability company, which is referred to as “Newco” in the Form S-4 and will after giving effect to the Merger hold, directly or indirectly, all the assets of the communications group business of Danaher Corporation, all as described more fully in the Form S-4.

“Compliance Certificate” means a Compliance Certificate in the form of Exhibit E or any other form reasonably approved by the Administrative Agent.

“Confidential Information Memorandum” means the Confidential Information Memorandum dated June 2015, relating to the credit facility provided for herein.

“Consolidated Cash Interest Expense” means, for any period, the excess of (a) the sum of (i) the interest expense (including imputed interest expense in respect of Capital Lease Obligations) of the Borrower and its consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (but treating Unrestricted Subsidiaries as if they were not consolidated with the Borrower and otherwise eliminating all accounts of Unrestricted Subsidiaries), (ii) any interest or other financing costs accrued during such period in respect of Indebtedness of the Borrower or any Subsidiary that is required to be capitalized rather than included in consolidated interest expense of the Borrower for such period in accordance with GAAP and (iii) any cash payments made during such period in respect of obligations referred to in clause (b) below that were amortized or accrued in a previous period, minus (b) to the extent included in such consolidated interest expense for such period, noncash amounts attributable to amortization of debt discounts, upfront fees and other financing costs (including legal and accounting costs) or accrued interest payable in kind for such period.

“Consolidated Current Liabilities” means, as of any date, all amounts which, in conformity with GAAP, would be classified as current liabilities on a consolidated balance sheet of the Borrower and its consolidated subsidiaries as at such date (but treating Unrestricted Subsidiaries as if they were not consolidated with the Borrower and otherwise eliminating all accounts of Unrestricted Subsidiaries), excluding (i) liabilities that by their terms are extendable or renewable at the option of the obligor to a date more than 12 months after the date of determination and (ii) current maturities of long-term debt.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, plus

(a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum for the Borrower and the Restricted Subsidiaries (and, for the avoidance of doubt, eliminating all accounts of the Unrestricted Subsidiaries) of:

(i) consolidated interest expense for such period (including imputed interest expense in respect of Capital Lease Obligations);

(ii) provision for taxes based on income, profits or losses, including foreign withholding taxes during such period;

(iii) all amounts attributable to depreciation and amortization for such period;

(iv) any extraordinary, unusual or non-recurring losses, charges or expenses for such period, determined on a consolidated basis in accordance with GAAP; provided that the aggregate amount of any such unusual and non-recurring losses, charges or expenses in respect of any Test Period shall not exceed $10,000,000;

(v) any Non-Cash Charges for such period;

(vi) any losses attributable to early extinguishment of Indebtedness or obligations under any Hedging Agreement;

(vii) Pro Forma Adjustments in connection with Permitted Acquisitions, including the Merger;

(viii) nonrecurring integration or restructuring expenses in connection with acquisitions or restructurings other than in the ordinary course of business (including severance costs, retention payments, change of control bonuses, relocation expenses and similar expenses);

(ix) one-time out-of-pocket transactional costs and expenses relating to Permitted Acquisitions, Investments outside the ordinary course of business, incurrence of Indebtedness (including any amendment or refinancing thereof), issuance of Equity Interests and Dispositions (regardless of whether consummated), including legal fees, advisory fees, and upfront financing fees; and

(x) unrealized losses during such period attributable to the application of “mark-to-market” accounting in respect of any Hedging Agreement other than those relating to foreign currencies; and

(xi) non-recurring fees and expenses incurred during such period in connection with the Transactions;

provided that any cash payment made with respect to any Non-Cash Charges added back in computing Consolidated EBITDA for any prior period pursuant to clause (a)(v) above (or that would have been added back had this Agreement been in effect during such prior period) shall be subtracted in computing Consolidated EBITDA for the period in which such cash payment is made; provided, further, that the aggregate amount of all amounts under clauses (vii) and (viii) that increase Consolidated EBITDA in any Test Period (including, for avoidance of doubt, in connection with any calculation made hereunder on a Pro Forma Basis) shall not exceed, and shall be limited to, 15% of Consolidated EBITDA in respect of such Test Period (calculated after giving effect to such adjustments and with no carryover of unused amounts into any subsequent period); and minus

(b) without duplication and to the extent included in determining such Consolidated Net Income, the sum for the Borrower and the Restricted Subsidiaries (and, for the avoidance of doubt, eliminating all accounts of Unrestricted Subsidiaries) of:

(i) any extraordinary, unusual or non-recurring gains for such period, determined on a consolidated basis in accordance with GAAP;

(ii) any non-cash gains for such period, including any gains attributable to the early extinguishment of Indebtedness;

(iii) any net income tax benefit for such period determined on a consolidated basis in accordance with GAAP;

(iv) any gains attributable to the early extinguishment of obligations under any Hedging Agreement other than those relating to foreign currencies; and

(v) unrealized gains during such period attributable to the application of “mark-to-market” accounting in respect of any Hedging Agreement;

provided, further that Consolidated EBITDA for any period shall be calculated so as to exclude (without duplication of any adjustment referred to above) the effect of:

(A) the cumulative effect of any changes in GAAP or accounting principles applied by management; and

(B) purchase accounting adjustments.

Notwithstanding anything to the contrary contained herein, for all purposes of this Agreement (but subject to additional Pro Forma Adjustments in connection with any Material Acquisition (other than the Merger) or other pro forma adjustment in connection with any Material Disposition in accordance with the definitions of Pro Forma Basis, Pro

Forma Compliance and Pro Forma Effect) consummated after the Effective Date), Consolidated EBITDA will be deemed to be (i) $52,000,000 for the fiscal quarter ended on June 30, 2014, (ii) $41,000,000 for the fiscal quarter ended on September 30, 2014, (iii) $109,000,000 for the fiscal quarter ended on December 31, 2014 and (iv) $76,000,000 for the fiscal quarter ended on March 31, 2015.

“Consolidated Intangibles” means, as of any date, all assets of the Borrower and its consolidated subsidiaries, determined on a consolidated basis, that would, in conformity with GAAP, be classified as intangible assets on a consolidated balance sheet of the Borrower and its consolidated subsidiaries as at such date (but treating Unrestricted Subsidiaries as if they were not consolidated with the Borrower and otherwise eliminating all accounts of Unrestricted Subsidiaries), including unamortized debt discount and expense, unamortized organization and reorganization expense, costs in excess of the fair market value of acquired companies, patents, trade or service marks, franchises, trade names, goodwill and the amount of all write-ups in the book value of assets resulting from any revaluation thereof (other than revaluations arising out of foreign currency valuations in conformity with GAAP).

“Consolidated Net Income” means, for any period, the net income or loss of the Borrower and its consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (but, subject to clause (b) below, treating Unrestricted Subsidiaries as if they were not consolidated with the Borrower and otherwise eliminating all accounts of Unrestricted Subsidiaries); provided that there shall be excluded (a) the income of any Person (other than the Borrower) that is not a consolidated Subsidiary except to the extent of the amount of cash dividends or other cash distributions actually paid by such Person to the Borrower or, subject to clauses (b) and (c) below, any consolidated Subsidiary during such period, (b) the income of, and any amounts referred to in clause (a) above paid to, any consolidated Subsidiary (other than the Borrower or any Subsidiary Loan Party) to the extent that, on the date of determination, the declaration or payment of cash dividends or other cash distributions by such Subsidiary (i) is not permitted without any prior approval of any Governmental Authority which, to the actual knowledge of the Borrower, would be required and that has not been obtained or under any law applicable to the Borrower or any such Subsidiary (in the case of any foreign law, of which the Borrower has knowledge) or (ii) is not permitted by the operation of the terms of the organizational documents of such Subsidiary or any agreement or other instrument binding upon the Borrower or any Subsidiary, unless such restrictions with respect to the payment of cash dividends and other cash distributions has been legally and effectively waived and (c) the income or loss of, and any amounts referred to in clause (a) above paid to, any consolidated Subsidiary that is not wholly owned by the Borrower to the extent such income or loss or such amounts are attributable to the non-controlling interest in such consolidated Subsidiary.

“Consolidated Net Tangible Assets” means, as of any date, the amount equal to (a) the amount that would, in conformity with GAAP, be included as assets on the consolidated balance sheet of the Borrower and its consolidated subsidiaries as at such date (but treating Unrestricted Subsidiaries as if they were not consolidated with the Borrower and otherwise eliminating all accounts of Unrestricted Subsidiaries) minus (b)

the sum of (i) Consolidated Intangibles of the Borrower and the Restricted Subsidiaries at such date and (ii) the Consolidated Current Liabilities of the Borrower and the Restricted Subsidiaries at such date, in each case in the amounts that would be reflected on such consolidated balance sheet.

“Consolidated Total Debt” means, as of any date, without duplication, (a) the aggregate principal amount of Indebtedness of the Borrower and the Subsidiaries outstanding as of such date, in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but treating Unrestricted Subsidiaries as if they were not consolidated with the Borrower and otherwise eliminating all accounts of Unrestricted Subsidiaries) (and without giving effect to any election to value any Indebtedness at “fair value”, as described in Section 1.04(a), or any other accounting principle that results in the amount of any such Indebtedness (other than zero coupon Indebtedness) to be below the stated principal amount of such Indebtedness), and (b) the aggregate amount of Disqualified Equity Interests (the amount of which shall be equal to the value determined as set forth the definition of Indebtedness) of the Borrower and the Restricted Subsidiaries outstanding as of such date (other than Disqualified Equity Interests held by the Borrower or any Restricted Subsidiary).

“Consolidated Total Secured Debt” means, as of any date, the aggregate principal amount of Consolidated Total Debt of the Borrower and the Restricted Subsidiaries outstanding as of such date that is secured by Liens on any property or assets of the Borrower or the Restricted Subsidiaries.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Party” means the Administrative Agent, each Issuing Bank and each other Lender.

“Default” means any event or condition that constitutes, or upon notice, lapse of time or both would, unless cured or waived, constitute an Event of Default.

“Defaulting Lender” means any Revolving Lender that (a) has failed, within two Business Days of the date required to be funded or paid, (i) to fund any portion of its Loans, (ii) to fund any portion of its participations in Letters of Credit or (iii) to pay to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this

Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good-faith determination that a condition precedent (specifically identified in such writing, including, if applicable, by reference to a specific Default) to funding a Loan cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party made in good faith to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent or (d) has (i) become the subject of a Bankruptcy Event, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Borrower, each Issuing Bank and each Revolving Lender.

“Designated Foreign Currency” means (a) Euro and (b) any other currency specified by the Borrower in a notice to the Administrative Agent and reasonably agreed to by the Administrative Agent and each Lender that is freely transferable and convertible into Dollars in the London market and for which LIBO Rates can be determined by reference to the applicable Reuters screen as provided in the definition of “LIBO Rate”.

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with a disposition pursuant to Section 6.05 that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Financial Officer of the Borrower, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of such disposition).

“Designated Subsidiary” means each wholly owned Restricted Subsidiary that is (a) a Material Subsidiary and (b) not an Excluded Subsidiary.

“Disclosed Matters” means the actions, suits, proceedings and the environmental, Intellectual Property and other matters disclosed in Schedule 3.06.

“Disposition” has the meaning set forth in Section 6.05.

“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that requires the payment of any dividend (other than dividends payable solely in Qualified Equity Interests) or that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:

(a) matures or is mandatorily redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise;

(b) is convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Indebtedness or Equity Interests (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests); or

(c) is redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by the Borrower or any Subsidiary, in whole or in part, at the option of the holder thereof;

in each case, on or prior to the date that is 91 days after the Latest Maturity Date (determined as of the date of issuance thereof or, in the case of any such Equity Interests outstanding on the date hereof, the date hereof); provided, however, that (i) an Equity Interest in any Person that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an “asset sale” or a “change of control” (or similar event, however denominated) shall not constitute a Disqualified Equity Interest if any such requirement becomes operative only after repayment in full of all the Loans and all other Loan Document Obligations that are accrued and payable, the cancellation or expiration of all Letters of Credit and the termination or expiration of the Commitments and (ii) an Equity Interest in any Person that is issued to any employee or to any plan for the benefit of employees or by any such plan to such employees shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by such Person or any of its subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“dollars”, “Dollars” or “$” refers to lawful money of the United States of America.

“Dollar Equivalent” means, on any date of determination, (a) with respect to any amount in Dollars, such amount, and (b) with respect to any amount in any Designated Foreign Currency, the equivalent in Dollars of such amount, determined by the Administrative Agent pursuant to Section 1.06 using the Exchange Rate with respect to such Designated Foreign Currency at the time in effect for such amount under the provisions of such Section.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary that is a Domestic Subsidiary.

“Domestic Subsidiary” means any Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person, other than, in each case, a natural person (and any holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person), a Defaulting Lender, the Borrower, any Subsidiary or any other Affiliate of the Borrower.

“EMU Legislation” means the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states.

“Engagement Letter” means the Engagement Letter dated May 29, 2015, among the Borrower, JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC, Wells Fargo Bank, National Association, Wells Fargo Securities, LLC, Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, KeyBank National Association, KeyBanc Capital Markets, Royal Bank of Canada and RBC Capital Markets.

“Environmental Laws” means all rules, regulations, codes, ordinances, judgments, orders, decrees and other laws, and all injunctions, notices or binding agreements, issued, promulgated or entered into by or with any Governmental Authority and relating to (a) the protection of the environment, (b) the preservation or reclamation of natural resources, (c) the generation, management, Release or threatened Release of any Hazardous Material or (d) with respect to Hazardous Materials, the protection of human health and safety.

“Environmental Liability” means any liability, obligation, loss, claim, action, order or cost, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties and indemnities), directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests, beneficial interests or other ownership interests, whether voting or nonvoting, in, or interests in the income or profits of, a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing (other than, prior to the date of such conversion, Indebtedness that is convertible into Equity Interests).

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(m) or 414(o) of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each case whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, of an application for a waiver of the minimum funding standard with respect to any Plan, (d) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 430(i)(4) of the Code or Section 303(i)(4) of ERISA), (e) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, (f) the receipt by the Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (g) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, (h) the receipt by the Borrower or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA or in endangered or critical status, within the meaning of Section 305 of ERISA, (i) the occurrence of a “prohibited transaction” with respect to which the Borrower or any Subsidiary is a “disqualified person” (within the meaning of Section 4975 of the Code) or a “party in interest (within the meaning of Section 406 of ERISA) with respect to which the Borrower or any such Subsidiary could otherwise be liable.

“Euro” or “€” means the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the EMU Legislation.

“Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, shall bear interest at a rate determined by reference to the Adjusted LIBO Rate or LIBO Rate.

“Event of Default” has the meaning set forth in Article VII.

“Excess Cash Flow” means, for any fiscal year, the sum (without duplication and determined treating Unrestricted Subsidiaries as if they were not consolidated with the Borrower and otherwise eliminating all accounts of Unrestricted Subsidiaries) of:

(a) the consolidated net income or loss of the Borrower and the Subsidiaries for such fiscal year; plus

(b) depreciation, amortization and other noncash charges or losses (including deferred income taxes) deducted in determining such consolidated net income or loss for such fiscal year; plus

(c) the sum of (i) the amount, if any, by which Net Working Capital decreased during such fiscal year (except as a result of the reclassification of items from short-term to long-term or vice-versa), (ii) the net amount, if any, by which the consolidated deferred revenues and other consolidated accrued long-term liability accounts of the Borrower and the Subsidiaries increased during such fiscal year and (iii) the net amount, if any, by which the consolidated accrued long-term asset accounts of the Borrower and the Subsidiaries decreased during such fiscal year; minus

(d) any non-cash gains included in determining such consolidated net income (or loss) for such fiscal year; minus

(e) the sum of (i) the amount, if any, by which Net Working Capital increased during such fiscal year (except as a result of the reclassification of items from long-term to short-term or vice-versa), (ii) the net amount, if any, by which the consolidated deferred revenues and other consolidated accrued long-term liability accounts of the Borrower and the Subsidiaries decreased during such fiscal year and (iii) the net amount, if any, by which the consolidated accrued long-term asset accounts of the Borrower and the Subsidiaries increased during such fiscal year; minus

(f) the sum of, in each case except to the extent financed with Excluded Sources or to the extent reducing the Available Amount, (i) the aggregate amount of Capital Expenditures by the Borrower and the Restricted Subsidiaries made in cash during such fiscal year, (ii) to the extent not deducted in arriving at net income or loss or pursuant to the other clauses of this definition, the amount of Restricted Payments paid to Persons other than the Borrower or any Subsidiaries during such period pursuant to Section 6.08 and (iii) payments in cash made by the Borrower and the Restricted Subsidiaries with respect to any noncash charges added back pursuant to clause (b) above in computing Excess Cash Flow for any prior fiscal year; minus

(g) the aggregate principal amount of Long-Term Indebtedness repaid, repurchased or prepaid by the Borrower and the Restricted Subsidiaries during such fiscal year, excluding (i) Indebtedness in respect of Revolving Loans and Letters of Credit or other revolving extensions of credit (except to the extent that any repayment or prepayment of such Indebtedness is accompanied by a permanent reduction in related commitments), and (ii) repayments, repurchases and prepayments of Long-Term Indebtedness to the extent financed from Excluded Sources or reducing the Available Amount.

“Exchange Act” means the United States Securities Exchange Act of 1934.

“Exchange Rate” means on any day, for purposes of determining the Dollar Equivalent of any other currency, the rate at which such other currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m., London time, on such day on the Reuters World Currency Page for such currency, or any successor or substitute screen provided by Reuters. In the event that such rate does not appear on any Reuters World Currency Page or any successor or substitute screen provided by Reuters or its successors, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m., Local Time, on such date for the purchase of dollars for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Borrower, may use any reasonable and customary method it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.

“Excluded Assets” has the meaning assigned to such term in the Collateral Agreement.

“Excluded Sources” means (a) proceeds of any incurrence or issuance of Long-Term Indebtedness, Capital Lease Obligations or Synthetic Lease Obligations, (b) Net Proceeds of any Dispositions of assets made in reliance on Section 6.05(c), (e), (f), (j) and (k), (c) proceeds of any issuance or sale of Equity Interests in the Borrower or any Restricted Subsidiary (other than issuances or sales of Equity Interests to the Borrower or any Restricted Subsidiary) or any capital contributions to the Borrower or any Restricted Subsidiary (other than any capital contributions made by the Borrower or any Restricted Subsidiary) and (d) other proceeds not included in the consolidated net income of the Borrower and the Subsidiaries.

“Excluded Swap Guarantor” means any Subsidiary Loan Party all or a portion of whose Guarantee of, or grant of a security interest to secure, any Specified Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).

“Excluded Swap Obligations” means, with respect to any Subsidiary Loan Party, any Specified Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Subsidiary Loan Party of, or the grant by such Subsidiary Loan Party of a security interest to secure, such Specified Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof). If a Specified Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Specified Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Subsidiary” means (a) any Subsidiary that is not a wholly-owned subsidiary of the Borrower on the Effective Date or, if later, the date it first becomes a Subsidiary, (b) any Subsidiary that is a CFC, including any CFC Holdco, (c) any Subsidiary that is prohibited by applicable law from guaranteeing the Loan Document Obligations, (d) any Subsidiary that (i) is prohibited by any contractual obligation existing on the Effective Date or on the date such Subsidiary is acquired or otherwise becomes a Subsidiary (but not entered into in contemplation of the Transactions or such acquisition) from guaranteeing the Loan Document Obligations, (ii) would require governmental (including regulatory) consent, approval, license or authorization to provide such Guarantee, unless such consent, approval, license or authorization has been received, or (iii) for which the provision of such Guarantee would result in a material adverse tax consequence to the Borrower and the Restricted Subsidiaries, taken as a whole (as reasonably determined in good faith by the Borrower), (e) any captive insurance subsidiary, not for profit subsidiary or special purpose entity and (f) any other Subsidiary excused from becoming a Loan Party pursuant to the last paragraph of the definition of the term “Collateral and Guarantee Requirement”; provided that in no event will the Company be an Excluded Subsidiary on or after the Merger Date, and any Subsidiary (including any subsidiary of the Company on and after the Merger Date) shall cease to be an Excluded Subsidiary at such time as it is a wholly owned Subsidiary of the Borrower and none of clauses (b) through (e) above apply to it.

“Excluded Taxes” means, with respect to any payment made by any Loan Party under this Agreement or any other Loan Document, any of the following Taxes imposed on or with respect to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interests in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.18(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16(a), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.16(f), and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” means the Borrower’s Credit and Security Agreement with KeyBank National Association dated as of December 21, 2007.

“Extending Lender” has the meaning assigned to such term in Section 2.21(a).

“Extension Offer” has the meaning assigned to such term in Section 2.21(a).

“Extension Permitted Amendment” means an amendment to this Agreement and the other Loan Documents, effected in connection with an Extension Offer pursuant to Section 2.21, providing for an extension of the Maturity Date applicable to the Extending Lenders’ Loans and/or Commitments of the applicable Extension Request Class (such Loans or Commitments being referred to as the “Extended Loans” or “Extended Commitments”, as applicable) and, in connection therewith, (a) an increase or decrease in the rate of interest accruing on such Extended Loans, (b) in the case of Extended Loans that are Term Loans of any Class, a modification of the scheduled amortization applicable thereto, provided that the weighted average life to maturity of such Extended Loans shall be no shorter than the remaining weighted average life to maturity (determined at the time of such Extension Offer) of the Term Loans of such Class, (c) a modification of voluntary or mandatory prepayments applicable thereto (including prepayment premiums and other restrictions thereon), provided that in the case of Extended Loans that are Term Loans, such requirements may provide that such Extended Loans may participate in any mandatory prepayments on a pro rata basis (or on a basis that is less than a pro rata basis) with the Loans of the applicable Extension Request Class, but may not provide for prepayment requirements that are more favorable than those applicable to the Loans of the applicable Extension Request Class, (d) an increase in the fees payable to, or the inclusion of new fees to be payable to, the Extending Lenders in respect of such Extension Offer or their Extended Loans or Extended Commitments and/or (e) an addition of any covenants or provisions applicable to the Borrower and the Subsidiaries (i) applicable only to periods after the Latest Maturity Date in effect at the time of such Extension Permitted Amendment or (ii) that are also for the benefit of all other Lenders in respect of Loans and Commitments outstanding at the time of such Extension Permitted Amendment.

“Extension Request Class” has the meaning assigned to such term in Section 2.21(a).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letters” means the (a) Administrative Agent Fee Letter dated May 29, 2015, among the Borrower, JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC and (b) the Arranger Fee Letter dated May 29, 2015, among the Borrower, Wells Fargo Securities, LLC, Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, KeyBank National Association, KeyBanc Capital Markets, Royal Bank of Canada and RBC Capital Markets.

“Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person. Unless otherwise specified, “Financial Officer” means a Financial Officer of the Borrower.

“Foreign Jurisdiction Deposit” means a deposit or Guarantee incurred in the ordinary course of business and required by any Governmental Authority in a foreign jurisdiction as a condition of doing business in such jurisdiction.

“Foreign Lender” means any Lender that is not a U.S. Person.

“Foreign Pledge Agreement” has the meaning assigned to such term in the definition of “Collateral and Guarantee Requirement”.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary that is a Foreign Subsidiary.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Form S-4” means Amendment No. 3 to Form S-4 and the exhibits thereto filed by the Borrower with the Securities and Exchange Commission on April 6, 2015.

“GAAP” means generally accepted accounting principles in the United States of America.

“Global Intercompany Note” means the intercompany note, substantially in the form of Exhibit D hereto, or otherwise in form and substance reasonably satisfactory to the Administrative Agent.

“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, Governmental Authorities.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount, as of any date of determination, of any Guarantee shall be the principal amount outstanding on such date of Indebtedness or other obligation guaranteed thereby (or, in the case of (i) any Guarantee the terms of which limit the monetary exposure of the guarantor or (ii) any Guarantee of an obligation that does not have a principal amount, the maximum monetary exposure as of such date of the guarantor under such Guarantee (as determined, in the case of clause (i), pursuant to such terms or, in the case of clause (ii), in good faith by a Financial Officer of the Borrower)).

“Hazardous Materials” means all explosive, radioactive, hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction, or any option or similar agreement, involving, or settled by reference to, one or more rates, currencies, commodities, prices of equity or debt securities or instruments, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or any similar transaction or combination of the foregoing transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any Restricted Subsidiary shall be a Hedging Agreement.

“Incremental Commitment” means an Incremental Revolving Commitment or an Incremental Term Commitment.

“Incremental Equivalent Debt” means any Indebtedness incurred by the Borrower in the form of one or more series of senior secured notes, notes or term loans secured on a junior lien basis or unsecured notes or terms loans; provided that (a) if such Indebtedness is secured, such Indebtedness shall be secured by the Collateral on a pari passu or junior basis with the Loan Document Obligations and shall not be secured by any property or assets of the Borrower or any Restricted Subsidiary other than the Collateral, (b) the stated final maturity of such Indebtedness shall not be earlier than the Latest Maturity Date at the time of the incurrence of such Indebtedness (except for any such Indebtedness in the form of a bridge or other interim credit facility intended to be refinanced or replaced with long-term Indebtedness, which such Indebtedness, upon the maturity thereof, automatically converts into Indebtedness that satisfies the requirements set forth in this definition), (c) such Indebtedness shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, (x) upon the occurrence of an event of default, asset sale, event of loss, or a change in control and (y) in the case of any such Incremental Equivalent Debt in the form of a bridge or other interim credit facility intended to be refinanced or replaced with long-term Indebtedness, upon the occurrence of such refinancing or replacement Indebtedness as long as such refinancing or replacement Indebtedness satisfies the requirements set forth in this definition) prior to the Latest Maturity Date at the time of the incurrence of such Indebtedness; provided that, notwithstanding the foregoing, scheduled amortization payments (however denominated) of such Indebtedness shall be permitted so long as the weighted average life to maturity of such Indebtedness is not shorter than the weighted average life to maturity of the then-outstanding Classes of Term Loans, (d) the terms and conditions of such Indebtedness (excluding, for the avoidance of doubt, pricing, maturity, prepayment or redemption terms) are not materially more favorable (when taken as a whole), as determined by the Borrower in good faith, to the lenders or holders providing such Indebtedness than those applicable to the existing Commitments and the Loans at the time of Incurrence of such Indebtedness (except for covenants (including financial maintenance covenants) or other provisions (i) applicable only to periods after the Latest Maturity Date in effect at the time such Incremental Equivalent Debt is issued or (ii) that are also for the benefit of all other Lenders in respect of Loans and Commitments outstanding at the time such Incremental Equivalent Debt is incurred), as determined in good faith by the Borrower (it being understood that such Indebtedness may include one or more financial maintenance covenants with which the Borrower shall be required to comply; provided that any such financial maintenance covenant shall also be for the benefit of all other Lenders in respect of all Loans and Commitments outstanding at the time that such Incremental Equivalent Debt is incurred), (e) if such Indebtedness is secured, the security agreements relating to such Indebtedness shall not be materially more favorable (when taken as a whole) to the holders providing such Indebtedness than the existing Security Documents are to the Lenders (as determined in good faith by the Borrower) (with such differences as are appropriate to reflect the nature of such Incremental Equivalent Debt and are otherwise reasonably satisfactory to the Administrative Agent), (f) if such Indebtedness is secured, a trustee or note agent acting on behalf of the holders of such Indebtedness shall have become party to customary intercreditor arrangements mutually agreed with the Administrative Agent and (g) such Indebtedness shall not be guaranteed by any Subsidiaries other than the Loan Parties.

“Incremental Extensions of Credit” has the meaning set forth in Section 2.20.

“Incremental Facility” means an Incremental Revolving Facility or an Incremental Term Facility.

“Incremental Facility Amendment” means an Incremental Facility Amendment, in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and one or more Incremental Lenders, establishing Incremental Term Commitments of any Series or Incremental Revolving Commitments and effecting such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.20.

“Incremental Fixed Amount” means $200,000,000.

“Incremental Lender” means an Incremental Revolving Lender, an Incremental Term Lender.

“Incremental Revolving Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant to an Incremental Facility Amendment and Section 2.20, to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Exposure under such Incremental Facility Amendment.

“Incremental Revolving Facility” means an incremental portion of the Revolving Commitments established hereunder pursuant to an Incremental Facility Amendment providing for Incremental Revolving Commitments.

“Incremental Revolving Lender” means a Lender with an Incremental Revolving Commitment.

“Incremental Term Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant an Incremental Facility Amendment and Section 2.20, to make Incremental Term Loans of any Series hereunder, expressed as an amount representing the maximum principal amount of the Incremental Term Loans of such Series to be made by such Lender.

“Incremental Term Facility” means an incremental term loan facility established hereunder pursuant to an Incremental Facility Amendment providing for Incremental Term Commitments.

“Incremental Term Lender” means a Lender with an Incremental Term Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loan” means a Loan made by an Incremental Term Lender to the Borrower pursuant to Section 2.20.

“Incremental Term Maturity Date” means, with respect to Incremental Term Loans of any Series, the scheduled date on which such Incremental Term Loans shall become due and payable in full hereunder, as specified in the applicable Incremental Facility Amendment.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all monetary obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all monetary obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all monetary obligations of such Person in respect of the deferred purchase price of property or services (excluding trade accounts payable incurred in the ordinary course of business), (e) all Capital Lease Obligations and Synthetic Lease Obligations of such Person, (f) the maximum aggregate amount of all letters of credit and letters of guaranty in respect of which such Person is an account party (x) supporting Indebtedness or (y) obtained for any purpose not in the ordinary course of business, (g) all monetary obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (h) all Disqualified Equity Interests in such Person, valued, as of the date of determination, at the greater of (i) the maximum aggregate amount that would be payable upon maturity, redemption, repayment or repurchase thereof (or of Disqualified Equity Interests or Indebtedness into which such Disqualified Equity Interests are convertible or exchangeable) and (ii) the maximum liquidation preference of such Disqualified Equity Interests, (i) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person (if such Person has not assumed such Indebtedness of others, then the amount of Indebtedness of such Person shall be the lesser of (A) the amount of such Indebtedness of others and (B) the fair market value of such property, as determined by such Person in good faith) and (j) all Guarantees by such Person of Indebtedness of others. The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such other Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding the foregoing, the term “Indebtedness” shall not include post-closing purchase price adjustments or earnouts except to the extent that the amount payable pursuant to such purchase price adjustment or earnout is, or becomes, reasonably determinable.

“Indemnified Institution” has the meaning set forth in Section 9.03(b).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by any Loan Party under this Agreement or any other Loan Document and (b) Other Taxes.

“Indemnitee” has the meaning set forth in Section 9.03(b).

“Intellectual Property” means all intellectual property of every kind and nature now owned or hereafter acquired by the Borrower or any Subsidiary, including inventions, designs, patents, copyrights, trademarks, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other similar data or information, software and databases and related documentation, all additions, improvements and accessions to any of the foregoing and all registrations for any of the foregoing.

“Interest Coverage Ratio” means, for any Test Period, the ratio of (i) Consolidated EBITDA for such Test Period to (ii) Consolidated Cash Interest Expense for such Test Period.

“Interest Election Request” means a written request by the Borrower to convert or continue a Borrowing in accordance with Section 2.06, which shall be in the form of Exhibit F or any other form approved by the Administrative Agent.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, such day or days prior to the last day of such Interest Period as shall occur at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means, with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or, if agreed to by each Lender participating therein, twelve months thereafter), as the Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, a rate per annum which results from interpolating on a linear basis between (a) the applicable Screen Rate for the longest maturity for which a Screen Rate is available that is shorter than such Interest Period and (b) the applicable Screen Rate for the shortest maturity for which a Screen Rate is available that is longer than such Interest Period, in each case at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person; provided, however, investments made by the Borrower or any of its Subsidiaries at the direction of an employee thereof under any deferred compensation plan or a “rabbi trust” formed in connection with such plans shall not constitute “Investments” for purposes of this Agreement. The amount, as of any date of determination, of (i) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, minus any cash payments actually received by such Person representing a payment or prepayment of in respect of principal of such Investment, but without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (ii) any Investment in the form of a Guarantee shall be equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if stated or determinable, the maximum reasonably anticipated liability in respect thereof, as determined in good faith by a Financial Officer, (iii) any Investment in the form of a transfer of Equity Interests or other non-cash property by such Person to the investee, including any such transfer in the form of a capital contribution, shall be the fair market value (as determined in good faith by a Financial Officer) of such Equity Interests or other property as of the time of the transfer, minus any payments actually received by such Person representing a return or distribution of capital with respect to such Investment (but only to the extent that the aggregate amount of all such returns and distributions with respect to such Investment does not exceed the amount of such Investment on the date of such Investment and less any amounts which increase the Available Amount), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment and (iv) any Investment (other than any Investment referred to in clause (i), (ii) or (iii) above) by the specified Person in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness or other securities of any other Person shall be the original cost of such Investment (including any Indebtedness assumed in connection therewith), plus (A) the cost of all additions thereto and minus (B) the amount of any portion of such Investment that has been repaid to the investor in cash as a repayment of principal or a return or distribution of capital with respect to, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment. For purposes of Section 6.04, if an Investment involves the acquisition of more than one Person, the amount of such Investment shall be allocated among the acquired Persons in accordance with GAAP; provided that pending the final determination of the amounts to be so allocated in accordance with GAAP, such allocation shall be as reasonably determined by a Financial Officer.

“IP Security Agreements” has the meaning set forth in the Collateral Agreement.

“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means (a) JPMorgan Chase Bank, N.A., and (b) each Revolving Lender that shall have become an Issuing Bank hereunder as provided in Section 2.04(j) (other than any Person that shall have ceased to be an Issuing Bank as provided in Section 2.04(k)), each in its capacity as an issuer of Letters of Credit hereunder. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuing Bank shall, or shall cause such Affiliate to, comply with the requirements of Section 2.04 with respect to such Letters of Credit).

“Judgment Currency” has the meaning assigned to such term in Section 9.15(b).

“Junior Indebtedness” means any Indebtedness that is subordinated in right of payment to the Loan Document Obligations.

“Latest Maturity Date” means, at any time, the latest of the Maturity Dates in respect of the Classes of Loans and Commitments that are outstanding at such time.

“LC Commitment” means, with respect to an Issuing Bank, the aggregate maximum amount of Letters of Credit at any time outstanding that it will be required to issue hereunder. The LC Commitment of each Issuing Bank existing on the Effective Date is set forth with respect to such Issuing Bank on Schedule 2.01 hereto, and the LC Commitment of each Lender designated as an Issuing Bank after the Effective Date will be specified in the agreement with respect to such designation contemplated by Section 2.04(j).

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate amount of all Letters of Credit that remains available for drawing at such time and (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“LC Fee” has the meaning set forth in Section 2.11(b).

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, an Incremental Facility Amendment or a Refinancing Facility Agreement, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement, other than any such letter of credit that shall have ceased to be a “Letter of Credit” outstanding hereunder pursuant to Section 9.05.

“Leverage Ratio” means, on any date, the ratio of (a) Consolidated Total Debt as of such date to (b) Consolidated EBITDA for the Test Period most recently ended on or before such date.

“LIBO Rate” means, with respect to any Eurocurrency Borrowing in any currency for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period as displayed on the Reuters screen page that displays such rate (currently page LIBOR01) or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion (such applicable rate being called the “Screen Rate”), at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period. If no Screen Rate shall be available for a particular Interest Period but LIBO Screen Rates shall be available for maturities both longer and shorter than such Interest Period, then the LIBO Rate for such Interest Period shall be the Interpolated Screen Rate. Notwithstanding the foregoing, if the LIBO Rate, determined as provided above, would otherwise be less than zero, then the LIBO Rate shall be deemed to be zero for all purposes.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, charge, security interest or other encumbrance on, in or of such asset, including any arrangement entered into for the purpose of making particular assets available to satisfy any Indebtedness or other obligation, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or Synthetic Lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Document Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations of the Borrower under this Agreement and each of the other Loan Documents, including obligations to pay fees, expense reimbursement obligations (including with respect to attorneys’ fees) and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower under or pursuant to this Agreement and each of the other Loan Documents and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to each of the Loan Documents (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), in each case of clauses (a), (b) and (c), whether now or hereafter owing.

“Loan Documents” means this Agreement, the Incremental Facility Amendments, the Refinancing Facility Agreements, the Collateral Agreement, the other Security Documents, any agreement designating an additional Issuing Bank as contemplated by Section 2.04(j) and, except for purposes of Section 9.02, any promissory notes delivered pursuant to Section 2.08(c) (and, in each case, any amendment, restatement, waiver, supplement or other modification to any of the foregoing).

“Loan Parties” means the Borrower and each Subsidiary Loan Party.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement, including pursuant to any Incremental Facility Amendment or any Refinancing Facility Agreement.

“Local Time” means (a) with respect to a Loan or Borrowing denominated in Dollars, New York City time, and (b) with respect to a Loan or Borrowing denominated in any Designated Foreign Currency, London time.

“Long-Term Indebtedness” means any Indebtedness (excluding Indebtedness permitted by Section 6.01(iii)) that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability.

“Majority in Interest”, when used in reference to Lenders of any Class, means, at any time, (a) in the case of the Revolving Lenders, Lenders having Revolving Exposures and unused Revolving Commitments representing more than 50% of the sum of the Aggregate Revolving Exposures and the unused Aggregate Revolving Commitment at such time and (b) in the case of the Term Lenders of any Class, Lenders holding outstanding Term Loans of such Class representing more than 50% of all Term Loans of such Class outstanding at such time.

“Material Acquisition” means any acquisition (including by way of a merger), or a series of related acquisitions, of (a) Equity Interests in any Person (other than an existing Subsidiary of the Borrower) if, after giving effect thereto, such Person will become a Subsidiary or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person (other than an existing Subsidiary of the Borrower); provided that the aggregate consideration therefor (including Indebtedness assumed in connection therewith, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment but excluding earnout or similar payments) and all other consideration payable in connection therewith (including payment obligations in respect of noncompetition agreements or other arrangements representing acquisition consideration)) exceeds $50,000,000.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition of the Borrower and the Restricted Subsidiaries, taken as a whole, (b) the ability of the Borrower and the other Loan Parties, taken as a whole, to perform their payment obligations under the Loan Documents or (c) the rights and remedies of the Administrative Agent and the Lenders under the Loan Documents.

“Material Disposition” means any Disposition, or a series of related Dispositions, of (a) all or substantially all the issued and outstanding Equity Interests in any Person that are owned by the Borrower or any Subsidiary or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person; provided that the aggregate consideration therefor (including Indebtedness assumed by the transferee in connection therewith, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment but excluding earnout or similar payments) and all other consideration payable in connection therewith (including payment obligations in respect of noncompetition agreements or other arrangements representing acquisition consideration)) exceeds $50,000,000.

“Material Foreign Subsidiary” means any Foreign Subsidiary and any CFC Holdco (a) that is a Material IP Subsidiary, (b) the consolidated total assets of which equal 5% or more of the consolidated total assets of the Borrower or (c) the consolidated revenues of which accounts for 5% or more of the consolidated revenues of the Borrower, in the case of clauses (b) and (c) above, determined as of the end of or for the most recent period of four consecutive fiscal quarters of the Borrower for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, as of and for the most recent such period contained in the financial statements referred to in Section 3.04) (but with such consolidated total assets and revenues calculated by treating Unrestricted Subsidiaries as if they were not consolidated with the Borrower and otherwise eliminating all accounts of Unrestricted Subsidiaries).

“Material Foreign Subsidiary Local Pledgee” means any Material Foreign Subsidiary (a) that is a Material IP Subsidiary, (b) the consolidated total assets of which equal 10% or more of the consolidated total assets of the Borrower or (c) the consolidated revenues of which accounts for 10% or more of the consolidated revenues of the Borrower, in the case of clauses (b) and (c) above, determined as of the end of or for the most recent period of four consecutive fiscal quarters of the Borrower for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, as of and for the most recent such period contained in the financial statements referred to in Section 3.04) (but with such consolidated total assets and revenues calculated by treating Unrestricted Subsidiaries as if they were not consolidated with the Borrower and otherwise eliminating all accounts of Unrestricted Subsidiaries).

“Material Indebtedness” means Indebtedness (other than the Loans, Letters of Credit and Guarantees under the Loan Documents), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and the Restricted Subsidiaries in an aggregate principal amount of (i) $35,000,000 or more. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Restricted Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Restricted Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

“Material IP Subsidiary” means any Restricted Subsidiary that at any time owns or holds any Intellectual Property or rights to Intellectual Property that are material to the business or operations of the Borrower and the Restricted Subsidiaries, taken as a whole.

“Material Subsidiary” means the (i) Company, (ii) each Material IP Subsidiary, (iii) each Domestic Subsidiary that has become a Designated Subsidiary pursuant to a designation by the Borrower under Section 5.03(b), (iv) any Subsidiary other than a CFC or CFC Holdco that directly owns or holds Equity Interests of any CFC (including any CFC Holdco) that is a Material Foreign Subsidiary and (v) each Domestic Subsidiary (a) the consolidated total assets of which (excluding assets of, and investments in, CFCs) equal 5% or more of the consolidated total assets of the Borrower (excluding assets of, and investments in, CFCs) or (b) the consolidated revenues of which (excluding consolidated revenues attributable to CFCs) account for 5% or more of the consolidated revenues of the Borrower (excluding consolidated revenues attributable to CFCs), in each case as of the end of or for the most recent period of four consecutive fiscal quarters of the Borrower for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, as of and for the most recent such period contained in the financial statements referred to in Section 3.04) (but with such consolidated total assets and revenues calculated by treating Unrestricted Subsidiaries as if they were not consolidated with the Borrower and otherwise eliminating all accounts of Unrestricted Subsidiaries); provided that if at the end of or for any such most recent period of four consecutive fiscal quarters such consolidated total assets (calculated as set forth above and excluding assets of, and investments in, CFCs) or such consolidated revenues (calculated as set forth above and excluding consolidated revenues attributable to CFCs) of all Subsidiaries (other than CFCs) that would not constitute Material Subsidiaries shall exceed 15% of the consolidated total assets of the Borrower (calculated as set forth above and excluding assets of, and investments in, CFCs) or 15% of the consolidated revenues of the Borrower (calculated as set forth above and excluding consolidated revenues attributable to CFCs), then one or more of such Subsidiaries (other than CFCs) shall for all purposes of this Agreement be deemed to be Material Subsidiaries in descending order based on the amounts of their consolidated total assets or consolidated revenues, as the case may be, until such excess shall have been eliminated. “Material Subsidiary” shall also mean, solely for purposes of the definition of “Non-Significant Subsidiary”, Section 3.11, Section 5.01(c) and Article VII, any Material Foreign Subsidiary.

“Maturity Date” means a Term Maturity Date or the Revolving Maturity Date, as the context requires.

“Maximum Rate” has the meaning set forth in Section 9.13.

“Merger” means the merger of Company with and into a wholly-owned Subsidiary of the Borrower in accordance with the terms of the Merger Agreement, with the wholly-owned Subsidiary of the Borrower continuing as the surviving corporation in such merger.

“Merger Agreement” means the Agreement and Plan of Merger and Reorganization dated as of October 12, 2014, among the Company, the Borrower, Danaher Corporation, RS Merger Sub I, Inc. and RS Merger Sub II, LLC, together with all definitive schedules, exhibits and other agreements effecting the terms thereof or related thereto.

“Merger Date” means the date on which the Merger is consummated.

“MNPI” means material information concerning the Borrower and the Subsidiaries and their securities that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Securities Act and the Exchange Act.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.

“Mortgage” means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Obligations. Each Mortgage shall be satisfactory in form and substance to the Administrative Agent.

“Mortgaged Property” means, initially, (a) each parcel of real property and the improvements thereto owned in fee by a Loan Party that has a fair market value in excess of $25,000,000 and (b) each other parcel of real property and the improvements thereto owned in fee by a Loan Party that has a fair market value in excess of $25,000,000 with respect to which a Mortgage is granted pursuant to Section 5.03 or 5.13.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Proceeds” means, with respect to any event, (a) the cash (which term, for purposes of this definition, shall include Cash Equivalents) proceeds (including, in the case of any casualty, condemnation or similar proceeding, insurance, condemnation or similar proceeds) received in respect of such event, including any cash received in respect of any noncash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment or earnout, but excluding any reasonable interest payments), but only as and when received, net of (b) the sum, without duplication, of (i) all fees and out-of-pocket expenses paid in connection with such event by the Borrower and the Restricted Subsidiaries, (ii) in the case of a Disposition (including pursuant to a Sale/Leaseback Transaction or a casualty or a condemnation or similar proceeding) of an asset, (A) the amount of all payments required to be made by the Borrower and the Restricted Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset and (B) the pro rata portion of net cash proceeds thereof (calculated without regard to this clause (B)) attributable to minority interests and not available for distribution to or for the account of the Borrower and the Restricted Subsidiaries as a result thereof and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Borrower and the Restricted Subsidiaries and the amount of any reserves established by the Borrower and the Restricted Subsidiaries in accordance with GAAP to fund purchase price adjustment, indemnification and similar contingent liabilities (other than any earnout obligations) reasonably estimated to be payable and that are directly attributable to the occurrence of such event (as determined reasonably and in good faith by a Financial Officer). For purposes of this definition, in the event any contingent liability reserve established with respect to any event as described in clause (b)(iii) above shall be reduced, the amount of such reduction shall, except to the extent such reduction is made as a result of a payment having been made in respect of the contingent liabilities with respect to which such reserve has been established, be deemed to be receipt, on the date of such reduction, of cash proceeds in respect of such event.

“Net Working Capital” means, at any date, (a) the consolidated current assets of the Borrower and the Subsidiaries as of such date (excluding cash and Cash Equivalents) minus (b) the Consolidated Current Liabilities of the Borrower and the Subsidiaries as of such date (excluding current liabilities in respect of Indebtedness), determined on a consolidated basis in accordance with GAAP (but treating Unrestricted Subsidiaries as if they were not consolidated with the Borrower and otherwise eliminating all accounts of Unrestricted Subsidiaries). Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

“Non-Cash Charges” means any noncash charges, including (a) any write-off for impairment of long lived assets including goodwill, intangible assets and fixed assets such as property, plant and equipment, and investments in debt and equity securities pursuant to GAAP, (b) non-cash expenses resulting from the grant of stock options, restricted stock awards or other equity-based incentives to any director, officer or employee of the Borrower or any Subsidiary (excluding, for the avoidance of doubt, any cash payments of income taxes made for the benefit of any such Person in consideration of the surrender of any portion of such options, stock or other incentives upon the exercise or vesting thereof) and (c) any non-cash charges resulting from the application of purchase accounting; provided that Non-Cash Charges shall not include additions in the ordinary course of business to bad debt reserves or bad debt expense, any non-cash charge in the ordinary course of business that results from the write-down or write-off of inventory and any noncash charge that results from the write-down or write-off in the ordinary course of business of accounts receivable or that is taken in the ordinary course of business in respect of any other item that was included in Consolidated Net Income in a prior period.

“Non-Defaulting Lender” means, at any time, any Revolving Lender that is not a Defaulting Lender at such time.

“Non-Significant Subsidiary” means any Subsidiary that is not a Subsidiary Loan Party or a Material Subsidiary.

“Obligations” means, collectively, (a) the Loan Document Obligations, (b) the Secured Cash Management Obligations, and (c) the Secured Hedging Obligations.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced by, this Agreement, or sold or assigned an interest in this Agreement).

“Other Taxes” means any present or future stamp, court, documentary, intangible, recording, filing or similar excise or property Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment under Section 2.18(b)).

“Participant Register” has the meaning set forth in Section 9.04(c).

“Participants” has the meaning set forth in Section 9.04(c)(i).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Perfection Certificate” means a certificate in the form of Exhibit G-1 or any other form approved by the Administrative Agent.

“Permitted Acquired Debt” means (a) Indebtedness of any Person that becomes a Restricted Subsidiary (or of any Person not previously a Restricted Subsidiary that is merged or consolidated with or into a Restricted Subsidiary in a transaction permitted hereunder) after the date hereof, or Indebtedness of any Person that is assumed by any Restricted Subsidiary in connection with an acquisition of assets by such Restricted Subsidiary in a Permitted Acquisition, provided that (i) such Indebtedness exists at the time such Person becomes a Restricted Subsidiary (or is so merged or consolidated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary (or such merger or consolidation) or such assets being acquired, (ii) neither the Borrower nor any Restricted Subsidiary (other than such Person or the Subsidiary with which such Person is merged or consolidated or the Person that so assumes such Person’s Indebtedness) shall Guarantee or otherwise become liable for the payment of such Indebtedness, and Refinancing Indebtedness in respect of any of the foregoing, (iii) except in the case of Indebtedness of any CFC, such Indebtedness is not capital markets Indebtedness or any other Indebtedness represented or governed by agreements or instruments containing restrictions on dividend payments to the Borrower, Guarantees of the Obligations or the provision of Liens (except with respect to assets securing such Indebtedness) to secure the Obligations, other than Indebtedness of the type described in this clause (iii) that cannot be redeemed or prepaid at the election of the obligor thereon or can only be prepaid or redeemed subject to the payment of a premium or prepayment penalty in an amount deemed by the Borrower in good faith to be material, and (iv) except in the case of Indebtedness of any CFC, such Indebtedness is not a syndicated bank facility, and (b) Refinancing Indebtedness in respect of Indebtedness described in clause (a) above (other than Indebtedness of the type described in clause (iii) which shall not be refinanced or replaced by Refinancing Indebtedness).

“Permitted Acquired Debt Non-Guarantor” means each Restricted Subsidiary that is not a CFC that is prohibited by the provisions of the documentation governing any Permitted Acquired Debt from providing a Guarantee of the Obligations or pledging any assets as Collateral that would otherwise be required to be pledged by it pursuant to the Loan Documents.

“Permitted Acquisition” means any transaction or series of related transactions for the purpose of or resulting in the purchase or other acquisition, by merger or otherwise, by the Borrower or any Restricted Subsidiary of substantially all the Equity Interests in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of), any Person if (a) in the case of any purchase or other acquisition of Equity Interests in a Person, such

Person and each subsidiary of such Person is (except to the extent otherwise permitted in this definition in the case of foreign and other Subsidiaries that will not become Loan Parties) organized under the laws of the United States of America, any State thereof or the District of Columbia and, upon the consummation of such acquisition, will be a wholly-owned Subsidiary that is a Domestic Subsidiary (including as a result of a merger or consolidation between any Subsidiary and such Person) and will be (unless such Person is not a Material Subsidiary or is an Excluded Subsidiary) a Subsidiary Loan Party or (b) in the case of any purchase or other acquisition of other assets, such assets will be (except to the extent otherwise permitted in this definition) owned by the Borrower or a Subsidiary Loan Party; provided that (i) all transactions related thereto are consummated in accordance with applicable law, except to the extent the failure to do so could not reasonably be expected to result in a Material Adverse Effect, (ii) the business of such Person, or such assets, as the case may be, constitute the same general type of business activities as the Borrower and the Restricted Subsidiaries or activities complementary, ancillary or reasonably related thereto or a reasonable extension or expansion thereof, (iii) at the time of and immediately after giving effect to any such purchase or other acquisition, no Default shall have occurred and be continuing or would result therefrom, (iv) the Total Consideration (excluding any portion of such Total Consideration that utilizes and reduces the Available Amount) for any purchase or other acquisition of Non-Compliant Subsidiaries or Non-Compliant Assets, when taken together with the Total Consideration (excluding any portion of such Total Consideration that utilizes and reduces the Available Amount) for all Non-Compliant Subsidiaries or Non-Compliant Assets acquired after the Effective Date, does not exceed $250,000,000 and (v) if the Total Consideration for such purchase or other acquisition (excluding any portion of such Total Consideration that utilizes and reduces the Available Amount) exceeds $35,000,000, the Borrower shall be in Pro Forma Compliance with the covenants set forth in Sections 6.12 and 6.13 and the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer, certifying that all the requirements set forth in this definition have been satisfied with respect to such purchase or other acquisition, together with reasonably detailed calculations demonstrating satisfaction of the Pro Forma covenant compliance requirement set forth in this clause. In addition to and notwithstanding the foregoing, a Permitted Acquisition of a Person that will become a Loan Party may include the indirect acquisition of Non-Compliant Subsidiaries or Non-Compliant Assets if the consideration allocable to the acquisition of such Non-Compliant Subsidiaries or such Non-Compliant Assets, as applicable (determined in accordance with GAAP and as reasonably estimated by a Financial Officer of the Borrower at the time such Permitted Acquisition is consummated) consists (x) of the issuance of Qualified Equity Interests of the Borrower or (y) other consideration that utilizes and is in an amount not in excess of the amount, including the Available Amount, then available for Investments under Section 6.04(n). For purposes of this definition, “Non-Compliant Subsidiary” means any Subsidiary of a Person acquired pursuant to a Permitted Acquisition that will not become a Subsidiary Loan Party in accordance with the requirements of clause (a) of this definition (other than a Domestic Subsidiary that is not a Material Subsidiary or is an Excluded Subsidiary), and “Non-Compliant Assets” means any assets acquired pursuant to a Permitted Acquisition to be held by a Subsidiary that is not a Subsidiary Loan Party (other than a Domestic Subsidiary that after giving Pro-Forma Effect to such Permitted Acquisition is not a Material Subsidiary or is an Excluded Subsidiary).

“Permitted Encumbrances” means:

(a) Liens imposed by law for Taxes that are not yet due and payable or are being contested in compliance with Section 5.06;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law (other than any Lien imposed pursuant to Section 430(k) of the Code or Section 303(k) of ERISA or a violation of Section 436 of the Code), arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.06;

(c) pledges and deposits made (i) in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws and (ii) in respect of letters of credit, surety bonds, bank guarantees or similar instruments issued for the account of the Borrower or any Restricted Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;

(d) pledges and deposits made (i) to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business and (ii) in respect of letters of credit, surety bonds, bank guarantees or similar instruments issued for the account of the Borrower or any Restricted Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;

(e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Restricted Subsidiary;

(f) Liens arising from Cash Equivalents described in clause (d) of the definition of the term “Cash Equivalents”;

(g) banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions and securities accounts and other financial assets maintained with a securities intermediary; provided that such deposit accounts or funds and securities accounts or other financial assets are not established or deposited for the purpose of providing collateral for any Indebtedness and are not subject to restrictions on access by the Borrower or any Restricted Subsidiary in excess of those required by applicable banking regulations;

(h) Liens arising by virtue of Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding operating leases entered into by the Borrower and the Restricted Subsidiaries in the ordinary course of business;

(i) Liens securing or otherwise arising from judgments not constituting an Event of Default under clause (l) of Article VII;

(j) Liens of a collecting bank arising in the ordinary course of business under Section 4-208 (or the applicable corresponding section) of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;

(k) Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor, or a licensee, lessee or sublicensee or sublessee, in the property (including any Intellectual Property) subject to any lease, license or sublicense or concession agreement permitted by this Agreement;

(l) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(m) ground leases in respect of real property on which facilities owned or leased by the Borrower or any of its Restricted Subsidiaries are located and other Liens affecting the interest of any landlord (and any underlying landlord) of any real property leased by the Borrower or any Restricted Subsidiary, so long as such ground lease does not interfere with the ordinary conduct of business of the Borrower or any Restricted Subsidiary;

(n) Liens securing insurance premium financing arrangements; provided that such Liens are limited to the applicable unearned insurance premiums;

(o) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; and

(p) Liens that are contractual rights of set-off.

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness other than Liens referred to in clauses (c) and (d) above securing obligations under letters of credit or bank guarantees or similar instruments.

“Permitted Pari Passu Refinancing Debt” shall mean any secured Indebtedness incurred by the Borrower in the form of one or more series of senior secured notes; provided that (a) such Indebtedness is secured by the Collateral on a pari passu basis to the Obligations and is not secured by any property or assets of the

Borrower or any Restricted Subsidiary other than the Collateral, (b) such Indebtedness constitutes Refinancing Term Loan Indebtedness in respect of Incremental Term Loans (including portions of Classes of Incremental Term Loans), (c) the security agreements relating to such Indebtedness are not materially more favorable (when taken as a whole) to the holders providing such Indebtedness than the existing Security Documents are to the Lenders (as determined in good faith by the Borrower) (with such differences as are appropriate to reflect the nature of such Indebtedness and are otherwise reasonably satisfactory to the Administrative Agent), (d) such Indebtedness is not guaranteed by any Restricted Subsidiaries other than the Loan Parties and (e) such Indebtedness is subject to customary intercreditor arrangements reasonably satisfactory to the Administrative Agent.

“Permitted Refinancing Debt” means (a) Permitted Pari Passu Refinancing Debt, (b) Permitted Junior Lien Refinancing Debt and (c) Permitted Unsecured Refinancing Debt, in each case in the form of one or more series of notes or term loan facilities other than Term Loans under this Agreement

“Permitted Junior Lien Refinancing Debt” shall mean any secured Indebtedness incurred by the Borrower in the form of one or more series of senior secured notes or loans; provided that (a) such Indebtedness is secured by the Collateral on a junior lien, subordinated basis to the Obligations and is not secured by any property or assets of the Borrower or any Restricted Subsidiary other than the Collateral, (b) such Indebtedness constitutes Refinancing Term Loan Indebtedness in respect of Incremental Term Loans (including portions of Classes of Incremental Term Loans), (c) the security agreements relating to such Indebtedness are not materially more favorable (when taken as a whole) to the lenders or holders providing such Indebtedness than the existing Security Documents are to the Lenders (as determined in good faith by the Borrower) (with such differences as are appropriate to reflect the nature of such Indebtedness and are otherwise reasonably satisfactory to the Administrative Agent), (d) such Indebtedness is not guaranteed by any Restricted Subsidiaries other than the Loan Parties and (e) such Indebtedness is subject to customary intercreditor arrangements reasonably satisfactory to the Administrative Agent.

“Permitted Unsecured Refinancing Debt” shall mean unsecured Indebtedness incurred by the Borrower in the form of one or more series of senior or subordinated unsecured notes or loans; provided that (a) such Indebtedness constitutes Refinancing Term Loan Indebtedness in respect of Incremental Term Loans (including portions of Classes of Incremental Term Loans), (b) such Indebtedness is not guaranteed by any Subsidiaries other than the Loan Parties, (c) such Indebtedness is not secured by any Lien or any property or assets of the Borrower or any Restricted Subsidiary and (d) if such Indebtedness is contractually subordinated to the Loan Document Obligations, such subordination terms shall be market terms at the time of incurrence of such Indebtedness.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan”, as defined in Section 3(3) of ERISA (other than a Multiemployer Plan), that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA that is sponsored, maintained or contributed to by the Borrower or any of its ERISA Affiliates.

“Platform” has the meaning set forth in Section 9.01(d).

“Post-Acquisition Period” means, with respect to the Merger or any Specified Transaction, the period beginning on the date such transaction is consummated and ending 18 months following the date on which such transaction is consummated.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Private Side Lender Representatives” means, with respect to any Lender, representatives of such Lender that are not Public Side Lender Representatives.

“Pro Forma Adjustment” means, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Acquisition Period, the amount of net cost savings, operating expense reduction, other operating improvements and acquisition synergies projected by the Borrower in good faith to be realized (calculated on a pro forma basis as though such items had been realized on the first day of the applicable Test Period) as a result of (a) actions taken or to be taken during such Post-Acquisition Period for the purposes of realizing such reasonably identifiable and factually supportable cost savings, operating expense reduction, other operating improvements and acquisition synergies or (b) any additional costs incurred during such Post-Acquisition Period, in each case in connection with the Merger or such Specified Transaction, provided that, so long as such actions are taken during such Post-Acquisition Period or such costs are incurred during such Post-Acquisition Period, as applicable, it may be assumed that such cost savings, operating expense reduction, other operating improvements and acquisition synergies will be realizable during the entirety, or such additional costs, as applicable, will be incurred during the entirety of such Test Period, provided further that any such pro forma increase or decrease to Consolidated EBITDA shall be without duplication for cost savings or additional costs already included in Consolidated EBITDA for such Test Period.

“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” means, with respect to compliance with any test or covenant hereunder required by the terms of this Agreement to be made on a Pro Forma Basis, that (a) to the extent applicable, the Pro Forma Adjustment shall have been made and (b) the Merger and all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of (or commencing with) the first day of the applicable period of measurement in such test or covenant: (i) income statement items (whether positive or negative) attributable to the property or Person subject to the Merger or such Specified Transaction (A) in the case of a Material Disposition of all or substantially all

Equity Interests in any Subsidiary of the Borrower or any division, product line, or facility used for operations of the Borrower or any of the Subsidiaries or a designation of a Subsidiary as an Unrestricted Subsidiary, shall be excluded, and (B) in the case of the Merger, a Permitted Acquisition or Investment described in the definition of “Specified Transaction” or a designation of a Subsidiary as a Restricted Subsidiary, shall be included, (ii) any repayment, retirement, redemption, satisfaction and discharge or defeasance of Indebtedness or Disqualified Equity Interests, (iii) any Indebtedness incurred or assumed by the Borrower or any of the Subsidiaries in connection therewith and (iv) if any such Indebtedness has a floating or formula rate, such Indebtedness shall be deemed to have accrued an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that, without limiting the application of the Pro Forma Adjustment pursuant to clause (a) above, the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with (and subject to applicable limitations included in) the definition of Consolidated EBITDA and give effect to operating expense reductions that are (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Borrower and the Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of Pro Forma Adjustment, provided further that except as specified in the applicable provision requiring Pro Forma Compliance or the satisfaction of a condition on a Pro Forma Basis, any determination of Pro Forma Compliance or the satisfaction of such condition on a Pro Forma Basis required shall be made assuming that compliance with the financial covenants set forth in Sections 6.12 and 6.13 or the satisfaction of such condition is required with respect to the most recent Test Period prior to such time for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, the most recent Test Period contained in the financial statements referred to in Section 3.04).

“Pro Forma Financial Statements” has the meaning assigned thereto in Section 3.04(b).

“Public Side Lender Representatives” means, with respect to any Lender, representatives of such Lender that do not wish to receive MNPI.

“Qualified Equity Interests” means Equity Interests of the Borrower other than Disqualified Equity Interests.

“Recipient” has the meaning set forth in Section 2.16(a).

“Refinanced Commitments” has the meaning set forth in the definition of “Refinancing Revolving Commitments”.

“Refinanced Debt” has the meaning set forth in the definition of “Refinancing Term Loan Indebtedness”.

“Refinancing Closing Date” has the meaning assigned to such term in Section 2.22(a).

“Refinancing Commitment” means a Refinancing Revolving Commitment or a Commitment in respect of a Class of Refinancing Term Loans.

“Refinancing Facility Agreement” means a Refinancing Facility Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and one or more Refinancing Lenders establishing Refinancing Commitments and effecting such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.22.

“Refinancing Indebtedness” means, in respect of any Indebtedness (the “Original Indebtedness”), any Indebtedness that extends, renews or refinances such Original Indebtedness (or any Refinancing Indebtedness in respect thereof); provided that (a) the principal amount (or accreted value, if applicable) of such Refinancing Indebtedness shall not exceed the principal amount (or accreted value, if applicable) of such Original Indebtedness except by an amount no greater than accrued and unpaid interest with respect to such Original Indebtedness and any reasonable fees, premium and expenses relating to such extension, renewal or refinancing; (b) the stated final maturity of such Refinancing Indebtedness shall not be earlier than the earlier of (i) the stated final maturity of such Original Indebtedness and (ii) the date that is 91 days after the Latest Maturity Date in effect on the date of such extension, renewal or refinancing (except for any such Indebtedness in the form of a bridge or other interim credit facility intended to be refinanced or replaced with long-term Indebtedness, which such Indebtedness, upon the maturity thereof, automatically converts into Indebtedness that satisfies the requirements set forth in this definition), (c) such Refinancing Indebtedness shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, (x) upon the occurrence of an event of default or a change in control or as and to the extent such repayment, prepayment, redemption, repurchase or defeasance would have been required pursuant to the terms of such Original Indebtedness and (y) in the case of any such Refinancing Indebtedness in the form of a bridge or other interim credit facility intended to be refinanced or replaced with long-term Indebtedness, upon the incurrence of such refinancing or replacement Indebtedness so long as such refinancing or replacement Indebtedness would have constituted Refinancing Indebtedness if originally incurred to refinance such Original Indebtedness) prior to the earlier of (i) the maturity of such Original Indebtedness and (ii) the date 91 days after the Latest Maturity Date in effect on the date of such extension, renewal or refinancing, provided that, notwithstanding the foregoing, scheduled amortization payments (however denominated) of such Refinancing Indebtedness shall be permitted so long as the weighted average life to maturity of such Refinancing Indebtedness shall be longer than the shorter of (x) the weighted average life to maturity of such Original Indebtedness remaining as of the date of such extension, renewal or refinancing and (y) the weighted average life to maturity of each Class of the Term Loans remaining as of the date of such extension, renewal or refinancing; (d) such Refinancing Indebtedness shall not constitute an obligation (including pursuant to a Guarantee) of the

Borrower or any Restricted Subsidiary, in each case that shall not have been (or, in the case of after-acquired Restricted Subsidiaries, shall not have been required to become pursuant to the terms of the Original Indebtedness) an obligor in respect of such Original Indebtedness, and, in each case, shall constitute an obligation of the Borrower or such Restricted Subsidiary only to the extent of their obligations in respect of such Original Indebtedness; (e) if such Original Indebtedness shall have been subordinated to the Loan Document Obligations, such Refinancing Indebtedness shall also be subordinated to the Loan Document Obligations on terms not less favorable in any material respect to the Lenders; and (f) such Refinancing Indebtedness shall not be secured by any Lien on any asset other than the assets that secured such Original Indebtedness (or would have been required to secure such Original Indebtedness pursuant to the terms thereof) and, in the event Liens securing such Original Indebtedness shall have been contractually subordinated to any Lien securing the Loan Document Obligations, by any Lien that shall not have been contractually subordinated on terms not less favorable in any material respect to the Lenders.

“Refinancing Lenders” means, collectively, the Refinancing Revolving Lenders and the Refinancing Term Lenders.

“Refinancing Revolving Commitments” means one or more Classes of revolving credit commitments obtained pursuant to a Refinancing Facility Agreement, in each case obtained in exchange for, or to extend, renew, refinance or replace, in whole or in part, existing Revolving Commitments hereunder (including any successive Refinancing Revolving Commitments) (such existing Revolving Commitments and successive Refinancing Revolving Commitments, the “Refinanced Commitments”); provided that (a) the amount of such Refinancing Revolving Commitments shall not exceed the amount of the Refinanced Commitments except by an amount no greater than accrued and unpaid interest with respect to such Refinanced Commitment and any reasonable fees, premium and expenses relating to such Refinancing Revolving Commitments; (b) the stated final maturity of such Refinancing Revolving Commitments (and the Refinancing Revolving Loans of the same Class) shall not be earlier than, and such Refinancing Revolving Commitments shall not be subject to any scheduled reduction prior to, the Latest Maturity Date of such Refinanced Commitments; (c) such Refinancing Revolving Commitments (and the Refinancing Revolving Loans of the same Class) shall not constitute an obligation (including pursuant to a Guarantee) of the Borrower or any Subsidiary, in each case that shall not have been (or, in the case of after-acquired Subsidiaries, shall not have been required to become pursuant to the terms of the Refinanced Commitments) an obligor in respect of such Refinanced Commitments (and the Revolving Loans of the same Class), and, in each case, shall constitute an obligation of the Borrower or such Subsidiary to the extent of its obligations in respect of such Refinanced Debt; and (d) such Refinancing Revolving Commitments (and the Refinancing Revolving Loans of the same Class) shall contain terms and conditions that are not materially more favorable (when taken as a whole), as determined by the Borrower in good faith, to the Lenders providing such Refinancing Revolving Commitments than those applicable to the existing Revolving Commitments and Revolving Loans being refinanced (other than (A) with respect to pricing, optional prepayments and redemption, (B) covenants or other provisions (i) applicable only to periods after the Latest Maturity Date or (ii) made applicable to the existing Revolving Commitments and Revolving Loans and (C) any financial maintenance covenants described in subclause (I) of Section 2.22(a)), as determined in good faith by the Borrower, on the date such Refinancing Revolving Commitments are incurred.

“Refinancing Revolving Lender” means any Person that provides a Refinancing Revolving Commitment.

“Refinancing Revolving Loans” means revolving loans incurred by the Borrower under this Agreement in respect of Refinancing Revolving Commitments.

“Refinancing Term Lender” means any Person that provides a Refinancing Term Loan.

“Refinancing Term Loan Indebtedness” means (a) Permitted Refinancing Debt or (b) Refinancing Term Loans obtained pursuant to a Refinancing Facility Agreement, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, refinance or replace, in whole or part, existing Term Loans hereunder (including any successive Refinancing Term Loan Indebtedness) (such existing Term Loans and successive Refinancing Term Loan Indebtedness, the “Refinanced Debt”); provided that (i) the principal amount (or accreted value, if applicable) of such Refinancing Term Loan Indebtedness shall not exceed the principal amount (or accreted value, if applicable) of such Refinanced Debt except by an amount equal to the sum of accrued and unpaid interest, accrued fees and premiums (if any) with respect to such Refinanced Debt and fees and expenses associated with the refinancing of such Refinanced Debt with such Refinancing Term Loan Indebtedness; provided, however, that, as part of the same incurrence or issuance of Indebtedness as such Refinancing Term Loan Indebtedness, the Borrower may incur or issue an additional amount of Indebtedness under Section 6.01 without violating this clause (i) (and, for purposes of clarity, (x) such additional amount of Indebtedness shall not constitute Refinancing Term Loan Indebtedness and (y) such additional amount of Indebtedness shall reduce the applicable basket under Section 6.01, if any, on a dollar-for-dollar basis); (ii) the stated final maturity of such Refinancing Term Loan Indebtedness shall not be earlier than 91 days after the Latest Maturity Date of such Refinanced Debt (except for any such Indebtedness in the form of a bridge or other interim credit facility intended to be refinanced or replaced with long-term Indebtedness, which such Indebtedness, upon the maturity thereof, automatically converts into Indebtedness that satisfies the requirements set forth in this definition); (iii) such Refinancing Term Loan Indebtedness shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, (x) on the stated final maturity date as permitted pursuant to the preceding clause (ii), (y) upon the occurrence of an event of default, asset sale or a change in control or as and to the extent such repayment, prepayment, redemption, repurchase or defeasance would have been required pursuant to the terms of such Refinanced Debt and (z) in the case of any such Refinancing Term Loan Indebtedness in the form of a bridge or other interim credit facility intended to be refinanced or replaced with long-term Indebtedness, upon the incurrence of such refinancing or replacement Indebtedness so long as such refinancing or replacement Indebtedness would have constituted Refinancing Term Loan Indebtedness if originally incurred to refinance such Refinanced Debt) prior to the date that is 91 days after the Latest Maturity Date in effect on the date of such extension, renewal or refinancing; provided that, notwithstanding the foregoing, scheduled amortization payments (however denominated) of such Refinancing Term Loan Indebtedness shall be permitted so long as the weighted average life to maturity of such Refinancing Term Loan Indebtedness shall be no shorter than 91 days after the weighted average life to maturity of such Refinanced Debt remaining as of the date of such extension, replacement or refinancing; (iv) such Refinancing Term Loan Indebtedness shall not constitute an obligation (including pursuant to a Guarantee) of the Borrower or any Subsidiary, in each case that shall not have been (or, in the case of after-acquired Subsidiaries, shall not have been required to become pursuant to the terms of the Refinanced Debt) an obligor in respect of such Refinanced Debt, and, in each case, shall constitute an obligation of the Borrower or such Subsidiary to the extent of its obligations in respect of such Refinanced Debt; and (v) such Refinancing Term Loan Indebtedness shall contain terms and conditions that are not materially more favorable (when taken as a whole), as determined by the Borrower in good faith, to the investors providing such Refinancing Term Loan Indebtedness than those applicable to the existing Term Loans of the applicable Class being refinanced (other than (A) with respect to pricing, optional prepayments and redemption, (B) covenants or other provisions (i) applicable only to periods after the Latest Maturity Date or (ii) made applicable to the existing Term Loans and (C) any financial maintenance covenants described in subclause (I) of Section 2.22(a)), on the date such Refinancing Term Loans are incurred and, in any event, any Refinancing Term Loan will not contain mandatory prepayment provisions that are more favorable to the lenders in respect thereof than the mandatory prepayment provisions applicable to the Incremental Term Lenders hereunder.

“Refinancing Term Loans” shall mean one or more Classes of Term Loans incurred by the Borrower under this Agreement pursuant to a Refinancing Facility Agreement; provided that such Indebtedness constitutes Refinancing Term Loan Indebtedness in respect of Term Loans (including portions of Classes of Incremental Term Loans).

“Register” has the meaning set forth in Section 9.04(b)(iv).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the directors, officers, partners, trustees, employees, agents, auditors, managers, representatives, controlling persons and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

“Required Lenders” means, at any time, Lenders having Revolving Exposures, Term Loans and unused Commitments representing more than 50% of the sum of the Aggregate Revolving Exposure, outstanding Term Loans and unused Commitments at such time.

“Required Revolving Lenders” means, at any time, Lenders having Revolving Exposures and unused Revolving Commitments representing more than 50% of the sum of the Aggregate Revolving Exposure and unused Revolving Commitments at such time.

“Requirements of Law” means, with respect to any Person, any statutes, laws, treaties, rules, regulations, orders, decrees, writs, injunctions or determinations of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of, or any other return of capital with respect to, any Equity Interests in the Borrower or any Restricted Subsidiary (other than any dividend or other distribution payable solely in Equity Interests of the Borrower (other than Disqualified Equity Interests) or options to purchase Equity Interests of the Borrower (other than Disqualified Equity Interests)).

“Restricted Subsidiary” means each Subsidiary other than an Unrestricted Subsidiary.

“Revolving Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07, (b) increased or established from time to time pursuant to Section 2.20 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or the Incremental Facility Amendment pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders’ Revolving Commitments is $800,000,000.

“Revolving Exposure” means, with respect to any Lender at any time, the sum of (a) the Dollar Equivalent of the outstanding principal amount of such Lender’s Revolving Loans and (b) such Lender’s LC Exposure, in each case at such time.

“Revolving Lender” means a Lender with a Revolving Commitment or Revolving Exposure.

“Revolving Lender Parent” means, with respect to any Revolving Lender, any Person in respect of which such Lender is a subsidiary.

“Revolving Loan” means a Loan made pursuant to Section 2.01.

“Revolving Maturity Date” means July 14, 2020.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale/Leaseback Transaction” means an arrangement relating to property owned by the Borrower or any Subsidiary whereby the Borrower or such Subsidiary sells or transfers such property to any Person and the Borrower or any Subsidiary leases such property, or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, from such Person or its Affiliates.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.

“Screen Rate” has the meaning set forth in the definition of “LIBO Rate”.

“SEC” means the United States Securities and Exchange Commission.

“Section 956 Impact” means any incremental tax liability resulting or anticipated to result from the application of Section 956 of the Code taking into account repatriation of funds, foreign tax credits and other relevant factors.

“Secured Cash Management Obligations” means the due and punctual payment and performance of any and all obligations of the Borrower and each Restricted

Subsidiary (whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor)) arising in respect of Cash Management Services that (a) are owed on the Effective Date to a Person that is a Lender or an Affiliate of a Lender as of the Effective Date or (b) are owed to a Person that is a Lender or an Affiliate of a Lender at the time such obligations are incurred; provided that the Borrower has elected by giving notice to the Administrative Agent in accordance with the provisions of the Collateral Agreement to treat such obligations as “Secured Cash Management Obligations”.

“Secured Hedging Obligations” means the due and punctual payment and performance of any and all obligations of the Borrower and each Restricted Subsidiary arising under each Hedging Agreement that (a) is in effect on the Effective Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Effective Date or (b) is entered into after the Effective Date with a counterparty that is a Lender or an Affiliate of a Lender at the time such Hedging Agreement is entered into. Notwithstanding the foregoing, in the case of any Excluded Swap Guarantor, “Secured Hedging Obligations” shall not include Excluded Swap Obligations of such Excluded Swap Guarantor.

“Secured Leverage Ratio” means, on any date, the ratio of (a) Consolidated Total Secured Debt as of such date to (b) Consolidated EBITDA for the Test Period for such date.

“Secured Parties” means, collectively, (a) each Lender, (b) the Administrative Agent, (c) each Issuing Bank, (d) each provider of Cash Management Services the obligations under which constitute Secured Cash Management Obligations, (e) each counterparty to any Hedging Agreement the obligations under which constitute Secured Hedging Obligations, and (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under this Agreement or any other Loan Document and (g) the successors and assigns of each of the foregoing”.

“Securities Act” means the United States Securities Act of 1933.

“Security Documents” means the Collateral Agreement, the IP Security Agreements, the Foreign Pledge Agreements, the Mortgages and each other security agreement or other instrument or document executed and delivered pursuant to Sections 5.03 or 5.13 to secure the Obligations.

“Series” means, with respect to any Class of Commitments or Loans, hereunder, or any notes or other debt securities, Commitments or Loans or notes or other debt securities having substantially identical terms and conditions.

“Share Repurchases” means any repurchase of by the Borrower in open market transactions or pursuant to tender offers of outstanding shares of its common stock pursuant to share repurchase programs approved by the board of directors of the Borrower.

“Specified Swap Obligation” means, with respect to any Subsidiary Loan Party, an obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of §1a(47) of the Commodity Exchange Act.

“Specified Transaction” means, with respect to any period, any Investment, Disposition, incurrence or repayment of Indebtedness, issuance of Equity Interests that increase the Available Amount, or making of any Restricted Payment that, in any case, by the terms of this Agreement requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis”.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, established by the Board of Governors to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board of Governors). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinated Indebtedness” of any Person means any Indebtedness of such Person that is subordinated in right of payment to any other Indebtedness of such Person.

“Subsequent Maturity Date” has the meaning set forth in Section 2.04(c).

“subsidiary” means, with respect to any Person (the “parent”) at any date, (a) any Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date and (b) any other Person (i) of which Equity Interests representing more than 50% of the equity value or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (ii) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Borrower.

“Subsidiary Loan Party” means each Subsidiary that is a party to the Collateral Agreement.

“Supplemental Perfection Certificate” means a certificate in the form of Exhibit G-2 or any other form approved by the Administrative Agent.

“Synthetic Lease” means, as to any Person, any lease (including leases that may be terminated by the lessee at any time) of real or personal property, or a combination thereof, (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee is deemed to own the property so leased for U.S. Federal income tax purposes, other than any such lease under which such Person is the lessor.

“Synthetic Lease Obligations” means, as to any Person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease (determined, in the case of a Synthetic Lease providing for an option to purchase the leased property, as if such purchase were required at the end of the term thereof) that would appear on a balance sheet of such Person prepared in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations. For purposes of Section 6.02, a Synthetic Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.

“Tax Matters Agreement” means the Tax Matters Agreement dated as of the date hereof, among the Company, the Borrower and Danaher Corporation.

“Taxes” means any present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Commitment” means an Incremental Term Commitment or a Refinancing Term Commitment.

“Term Lender” means a Lender with an Incremental Term Commitment, a Refinancing Term Commitment or an outstanding Term Loan.

“Term Loan” means an Incremental Term Loan or a Refinancing Term Loan.

“Term Maturity Date” means an Incremental Term Maturity Date or a Refinancing Term Maturity Date.

“Test Period” means, in respect of any date, the period of four consecutive fiscal quarters of the Borrower most recently ended on or before such date.

“Total Consideration” means, with respect to any acquisition, the total amount (but without duplication) of (a) cash paid in connection with such acquisition, plus (b) Indebtedness payable to the seller or any Affiliate thereof in connection with such acquisition, plus (c) the amount of Indebtedness assumed in connection with such acquisition.

“Transaction Costs” means the fees and expenses incurred in connection with the Transactions on the Effective Date.

“Transactions” means the Merger and the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit under this Agreement.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“Unrestricted Subsidiary” means (a) any Subsidiary that is formed or acquired after the Effective Date and is designated as an Unrestricted Subsidiary by the Borrower pursuant to Section 5.14 and (b) any Subsidiary of an Unrestricted Subsidiary. As of the Effective Date, there shall be no Unrestricted Subsidiaries.

“Unrestricted Subsidiary Reconciliation Statement” means, with respect to any consolidated balance sheet or statement of operations, stockholders’ equity or cash flows of the Borrower and its consolidated Subsidiaries, such financial statement (in substantially the same form) prepared on the basis of consolidating the accounts of the Borrower and the Restricted Subsidiaries and treating Unrestricted Subsidiaries as if they were not consolidated with the Borrower and otherwise eliminating all accounts of Unrestricted Subsidiaries, together with an explanation of reconciliation adjustments in reasonable detail.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Certificate” has the meaning set forth in Section 2.16(f)(ii)(D)(2).

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“wholly-owned”, when used in reference to a subsidiary of any Person, means that all the Equity Interests in such subsidiary (other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable law) are owned, beneficially and of record, by such Person, another wholly-owned subsidiary of such Person or any combination thereof.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Loan Party or the Administrative Agent.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Class (e.g., a “Revolving Loan” or “Revolving Borrowing”) or by Type (e.g., a “Eurocurrency Loan” or “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan” or “Eurocurrency Revolving Borrowing”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal, tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders, writs and decrees, of all Governmental Authorities. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document (including this Agreement and the other Loan Documents) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

SECTION 1.04. Accounting Terms; GAAP; Pro Forma Calculations. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature used herein shall be construed in accordance with GAAP as in effect from time to time; provided that (i) if the Borrower, by notice to the Administrative Agent, shall request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent or the Required Lenders, by notice to the Borrower, shall request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith and (ii) notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, (A) without giving effect to any election under Statement of Financial Accounting Standards 159, The Fair Value Option for Financial Assets and Financial Liabilities, or any successor thereto (including pursuant to the Accounting Standards Codification), or under any similar accounting standard, to value any Indebtedness of the Borrower or any Subsidiary at “fair value” or any similar valuation standard, as defined therein, and (B) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof, and (C) without giving effect to any change to GAAP occurring after the date hereof as a result of the adoption of any proposals set forth in the Proposed Accounting Standards Update, Leases (Topic 840), issued by the Financial Accounting Standards Board on August 17, 2010, or any other proposals issued by the Financial Accounting Standards Board in connection therewith, in each case if such change would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on the date hereof. For purposes of the foregoing, any change by the Borrower in its accounting principles and standards to adopt International Financial Reporting Standards, regardless of whether required by applicable laws and regulations, will be deemed a change in GAAP.

(b) For purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Material Acquisition or Material Disposition occurs, Consolidated EBITDA, the Secured Leverage Ratio, the Leverage Ratio and the Interest Coverage Ratio (in each case, except for purposes of the definition of “Applicable Rate”) shall be calculated with respect to such period and with respect to such Material Acquisition or Material Disposition on a Pro Forma Basis.

SECTION 1.05. Merger Consummation. All references herein to the Borrower and the Subsidiaries shall be deemed to be references to such Persons, and all the representations and warranties of the Borrower and the other Loan Parties contained in this Agreement and the other Loan Documents shall be deemed made, in each case, after giving effect to the Merger to occur on the Effective Date, unless the context otherwise requires.

SECTION 1.06. Exchange Rates; Currency Equivalents

(a) Not later than 1:00 p.m., New York City time, on each Calculation Date, the Administrative Agent shall (x) determine the Exchange Rate as of such Calculation Date with respect to the applicable Designated Foreign Currency and (y) give notice thereof to the relevant Lenders and the Borrower. The Exchange Rates so determined shall become effective (i) in the case of the initial Calculation Date, on the Effective Date and (ii) in the case of each subsequent Calculation Date, on the first Business Day immediately following such Calculation Date (a “Reset Date”), shall remain effective until the next succeeding Reset Date and shall for all purposes of this

Agreement (other than any provision expressly requiring the use of a current exchange rate) be the Exchange Rates employed in converting any amounts between Dollars and any Designated Foreign Currency.

(b) Solely for purposes of Article II and related definitional provisions to the extent used therein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as determined by the Administrative Agent and notified to the applicable Lender and the Borrower in accordance with this Section. If any basket is exceeded solely as a result of fluctuations in the applicable Exchange Rate after the last time such basket was utilized, such basket will not be deemed to have been exceeded solely as a result of such fluctuations in the applicable Exchange Rate. For purposes of Article VI hereof, amounts in currencies other than Dollars shall be translated into Dollars at the currency exchange rates used in preparing the Borrower’s annual and quarterly financial statements.

(c) For purposes of Section 6.01, the amount of any Indebtedness denominated in any currency other than dollars shall be calculated based on the applicable Exchange Rate, in the case of such Indebtedness incurred or committed, on the date that such Indebtedness was incurred or committed, as applicable; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a currency other than dollars, and such refinancing would cause the applicable dollar-denominated restriction to be exceeded if calculated at the applicable Exchange Rate on the date of such refinancing, such dollar-denominated restrictions shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the sum of (i) the outstanding or committed principal amount, as applicable, of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing.

(d) For purposes of Sections 6.02, 6.04, 6.05 and 6.08, the amount of any Liens, investments, asset sales and Restricted Payments, as applicable, denominated in any currency other than dollars shall be calculated based on the applicable Exchange Rate on the date that such Lien is incurred or such investment, asset sale or Restricted Payment is made, as the case may be.

SECTION 1.07. Status of Obligations. In the event that the Borrower or any other Loan Party shall at any time issue or have outstanding any Subordinated Indebtedness, the Borrower shall take or cause such other Loan Party to take all such actions as shall be necessary to cause the Loan Document Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness and to enable the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.

ARTICLE II

The Credits

SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Revolving Lender agrees to make Revolving Loans denominated in Dollars or any Designated Foreign Currency to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in such Revolving Lender’s Revolving Exposure exceeding such Revolving Lender’s Revolving Commitment or the Aggregate Revolving Exposure exceeding the Aggregate Revolving Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

SECTION 2.02. Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.13, (i)each Borrowing denominated in Dollars shall be comprised entirely of ABR Loans or Eurocurrency Loans as the Borrower may request in accordance herewith; provided that all Borrowings made on the Effective Date must be made as ABR Borrowings unless the Borrower shall have given the notice required for a Eurocurrency Borrowing under Section 2.03 and provided an indemnity letter, in form and substance reasonably satisfactory to the Administrative Agent, extending the benefits of Section 2.15 to Lenders in respect of such Borrowings and (ii) each Borrowing denominated in any Designated Foreign Currency shall be comprised entirely of Eurocurrency Loans. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Eurocurrency Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that a Eurocurrency Borrowing that results from a continuation of an outstanding Eurocurrency Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Revolving Commitment or that is required to finance the reimbursement of an LC

Disbursement as contemplated by Section 2.04(f). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 (or such greater number as may be agreed to by the Administrative Agent) Eurocurrency Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert to or continue, any Eurocurrency Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date applicable thereto.

SECTION 2.03. Requests for Borrowings. To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (other than a request for any Borrowing denominated in a Designated Foreign Currency, which request shall be made in writing (including by electronic mail)), electronic mail or hand delivery of an executed written Borrowing Request (a) in the case of a Eurocurrency Borrowing denominated in Dollars, not later than 1:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing (or, in the case of any Eurocurrency Borrowing to be made on the Effective Date, such shorter period of time as may be agreed by the Administrative Agent), (b) in the case of a Eurocurrency Borrowing denominated in a Designated Foreign Currency, not later than 1:00 p.m., London time, four Business Days before the date of the proposed Borrowing, and (c) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the day of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement denominated in dollars as contemplated by Section 2.04(e) may be given not later than 1:00 p.m., New York City time, on the date of the proposed Borrowing. Each telephonic or electronic mail Borrowing Request shall be irrevocable and shall in the case of a telephonic request be confirmed promptly by hand delivery, electronic mail or facsimile to the Administrative Agent of a written Borrowing Request. Each such telephonic or written Borrowing Request shall specify the following information (to the extent applicable, in compliance with Section 2.02):

(i) whether the requested Borrowing is to be a Revolving Borrowing or a Term Borrowing of a particular Series;

(ii) the currency and the aggregate amount of such Borrowing;

(iii) the requested date of such Borrowing, which shall be a Business Day;

(iv) whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

(v) in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi) the location and number of the account of the Borrower to which funds are to be disbursed or, in the case of any ABR Revolving Borrowing requested to finance the reimbursement of an LC Disbursement as provided in Section 2.04(f), the identity of the Issuing Bank that made such LC Disbursement.

If no election as to the Type of a Borrowing in Dollars is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s ’ duration. If no currency is specified with respect to any requested Revolving Loan, the Borrower shall be deemed to have selected Dollars. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account or, so long as the Borrower is a joint and several co-applicant with respect thereto, the account of any Subsidiary, denominated in dollars and in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Revolving Availability Period. The Borrower unconditionally and irrevocably agrees that, in connection with any Letter of Credit issued for the account of any Subsidiary as provided in the first sentence of this paragraph, it will be fully responsible for the reimbursement of LC Disbursements, the payment of interest thereon and the payment of fees due under Section 2.11(b) to the same extent as if it were the sole account party in respect of such Letter of Credit. Notwithstanding anything contained in any letter of credit application furnished to any Issuing Bank in connection with the issuance of any Letter of Credit, (i) all provisions of such letter of credit application purporting to grant liens in favor of the Issuing Bank to secure obligations in respect of such Letter of Credit shall be disregarded, it being agreed that such obligations shall be secured to the extent provided in this Agreement and in the Security Documents, and (ii) in the event of any inconsistency between the terms and conditions of such letter of credit application and the terms and conditions of this Agreement, the terms and conditions of this Agreement shall control.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit or the amendment, renewal or extension of an outstanding Letter of Credit (other than any automatic renewal permitted pursuant to paragraph (c) of this Section), the Borrower shall hand deliver or fax (or transmit by electronic communication, if arrangements for doing so have been approved by the recipient) to the applicable Issuing Bank and the Administrative Agent, reasonably in advance of the requested date of issuance, amendment, renewal or extension, a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the requested date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to enable the applicable Issuing

Bank to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any such request. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon each issuance, amendment, renewal or extension of any Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the LC Exposure will not exceed $50,000,000 and (ii) the Aggregate Revolving Exposure will not exceed the Aggregate Revolving Commitment. Each Issuing Bank agrees that it shall not permit any issuance, amendment, renewal or extension of a Letter of Credit to occur unless it shall have given to the Administrative Agent written notice thereof required under paragraph (l) of this Section. Notwithstanding anything to the contrary contained herein, no Issuing Bank shall be required to issue any Letter of Credit if, after giving effect thereto, the aggregate amount of outstanding Letters of Credit issued by it would exceed the amount of its LC Commitment.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) unless otherwise consented to by the Issuing Bank and (ii) the date that is five Business Days prior to the Revolving Maturity Date; provided that any Letter of Credit may contain customary automatic renewal provisions agreed upon by the Borrower and the applicable Issuing Bank pursuant to which the expiration date of such Letter of Credit shall automatically be extended for a period of up to 12 months (but not to a date later than the date set forth in clause (ii) above), subject to any right on the part of such Issuing Bank to prevent any such renewal from occurring that may be contained in such Letter of Credit; and provided further that if there exist any Incremental Revolving Commitments having a maturity date later than the Revolving Maturity Date (the “Subsequent Maturity Date”), then, so long as the aggregate LC Exposure in respect of Letters of Credit expiring after the Revolving Maturity Date will not exceed the lesser of $10,000,000 and the aggregate amount of such Incremental Revolving Commitments, the Borrower may request the issuance of a Letter of Credit that shall expire at or prior to the close of business on the earlier of (A) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (B) the date that is five Business Days prior to the Subsequent Maturity Date. Notwithstanding the foregoing, any Letter of Credit issued hereunder may, in the sole discretion of the applicable Issuing Bank, expire after the fifth Business Day prior to the Revolving Maturity Date (or the Subsequent Maturity Date) but on or before the date that is 90 days after the Revolving Maturity Date (or the Subsequent Maturity Date), provided that the Borrower hereby agrees that it shall provide cash collateral in an amount equal to 102% of the LC Exposure in respect of any such outstanding Letter of Credit to the applicable Issuing Bank at least five Business Days prior to the Revolving Maturity Date (or Subsequent Maturity Date, if applicable), which such amount shall be (A) deposited by the Borrower in an account with and in the name of such Issuing Bank and (B) held by such Issuing Bank for the satisfaction of the Borrower’s reimbursement obligations in respect of such Letter of Credit until the expiration of such Letter of Credit. Any Letter of Credit issued with an expiration date beyond the fifth Business Day prior to the Revolving Maturity Date (or the Subsequent Maturity Date, as applicable) shall, to the extent of any undrawn amount remaining thereunder on the Revolving Maturity Date (or the Subsequent Maturity Date, if applicable), cease to be a “Letter of Credit” outstanding under this Agreement for purposes of the Revolving Lenders’ obligations to participate in Letters of Credit pursuant to clause (d) below.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or any Revolving Lender, the Issuing Bank that is the issuer thereof hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Revolving Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank under such Letter of Credit and not reimbursed by the Borrower on the date due as provided in paragraph (f) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or any reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender further acknowledges and agrees that, in issuing, amending, renewing or extending any Letter of Credit, the applicable Issuing Bank shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the Borrower deemed made pursuant to Section 4.02.

(e) Disbursements. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit and shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by hand delivery or facsimile) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f) Reimbursements. If an Issuing Bank shall make an LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such

LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 3:00 p.m., New York City time, on the Business Day immediately following the day that the Borrower receives such notice; provided that, in the case of an LC Disbursement in an amount of $500,000 or more, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Sections 2.03 that such payment be financed with an ABR Revolving Borrowing, and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing. If the Borrower fails to reimburse any LC Disbursement by the time specified above, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement and the amount of the payment then due from the Borrower in respect of the applicable LC Disbursement and such Revolving Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the amount then due from the Borrower, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders pursuant to this paragraph), and the Administrative Agent shall promptly remit to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse an Issuing Bank for an LC Disbursement (other than the funding of an ABR Revolving Borrowing as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(g) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section is absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision thereof or hereof, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. None of the Administrative Agent, the Lenders, the Issuing Banks or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit, any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any other act, failure to act or other event or circumstance; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, bad faith or willful misconduct on the part of an Issuing Bank (as determined by a court of competent jurisdiction in a final and nonappealable judgment), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(h) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement in full, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section, then Section 2.12(c) shall apply. Interest accrued pursuant to this paragraph shall be paid to the Administrative Agent, for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (f) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment, and shall be payable on demand or, if no demand has been made, on the date on which the Borrower reimburses the applicable LC Disbursement in full.

(i) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, a Majority in Interest of the Revolving Lenders) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the

Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (i) or (j) of Article VII. The Borrower also shall deposit cash collateral in accordance with this paragraph as and to the extent required by Section 2.10(b) or 2.19. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made as mutually agreed by the Administrative Agent and the Borrower and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of a Majority in Interest of the Revolving Lenders), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.10(b), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower as and to the extent that, after giving effect to such return, the Aggregate Revolving Exposure would not exceed the Aggregate Revolving Commitment and no Default shall have occurred and be continuing.

(j) Designation of Additional Issuing Banks. The Borrower may, at any time and from time to time, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), designate as additional Issuing Banks one or more Revolving Lenders that agree to serve in such capacity as provided below. The acceptance by a Revolving Lender of an appointment as an Issuing Bank hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent and shall specify the LC Commitment of such Issuing Bank, executed by the Borrower, the Administrative Agent and such designated Revolving Lender and, from and after the effective date of such agreement, (i) such Revolving Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and (ii) references herein to the term “Issuing Bank” shall be deemed to include such Revolving Lender in its capacity as an issuer of Letters of Credit hereunder.

(k) Termination of an Issuing Bank. The Borrower may terminate the appointment of any Issuing Bank as an “Issuing Bank” hereunder by providing a written notice thereof to such Issuing Bank, with a copy to the Administrative Agent. Any such termination shall become effective upon the earlier of (i) such Issuing Bank acknowledging receipt of such notice and (ii) the 10th Business Day following the date of the delivery thereof; provided that no such termination shall become effective until and unless the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (or its Affiliates) shall have been reduced to zero. At the time any such termination shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the terminated Issuing Bank pursuant to Section 2.11(b). Notwithstanding the effectiveness of any such termination, the terminated Issuing Bank shall remain a party hereto and shall continue to have all the rights of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such termination, but shall not issue any additional Letters of Credit.

(l) Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions, amendments and renewals, all expirations and cancellations and all disbursements and reimbursements, (ii) reasonably prior to the time that such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the stated amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date and amount of such LC Disbursement, (iv) on any Business Day on which the Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such LC Disbursement and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.

(m) LC Exposure Determination. For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at the time of determination.

SECTION 2.05. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., Local Time (or in the case of any Loan denominated in a Designated Foreign Currency, noon, Local Time), to the account of the

Administrative Agent most recently designated by it for such purpose for Loans denominated in the currency of such Loan by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly remitting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent and designated by the Borrower in the applicable Borrowing Request or, in the case of ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.04(f), to the Issuing Bank specified by the Borrower in the applicable Borrowing Request.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing (or, in the case of any ABR Borrowing for which notice of such Borrowing has been given by the Borrower on the proposed date of such Borrowing in accordance with Section 2.03, prior to 1:00 p.m., Local Time, on such date) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance on such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, (A) in the case of Loans denominated in dollars, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of Loans denominated in a Designated Foreign Currency, the rate determined by the Administrative Agent to be the cost to it of funding such amount (which determination will be conclusive absent manifest error) and (ii) in the case of the Borrower, the interest rate applicable to (A) in the case of Loans denominated in Dollars, ABR Loans of the applicable Class and (B) in the case of Loans denominated in a Designated Foreign Currency, the interest rate applicable to the subject Loan pursuant to Section 2.12. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.06. Interest Elections. (a) Each Revolving Borrowing and Incremental Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request or as otherwise required by Section 2.03 and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period specified in the applicable Borrowing Request or as otherwise required by Section 2.03. Thereafter, the Borrower may elect to convert such Borrowing to a Borrowing of a different Type (provided that Eurocurrency Borrowings denominated in a Designated Foreign Currency may not be converted into ABR Borrowings) or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone (other than a request pursuant to this Section with respect to a Borrowing denominated in a Designated Foreign Currency, which request shall be made in writing (including by electronic mail)), electronic mail or hand delivery of an executed written Interest Election Request by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic or electronic mail Interest Election Request shall be irrevocable and shall in the case of a telephonic request be confirmed promptly by hand delivery, electronic mail or facsimile to the Administrative Agent of a written Interest Election request signed by the Borrower.

(c) Each telephonic or written Interest Election Request shall specify the following information in compliance with Section 2.02

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

(iv) if the resulting Borrowing is to be a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall (i) in the case of a Borrowing denominated in Dollars, be converted to an ABR Borrowing, and (ii) in the case of a Eurocurrency Borrowing denominated in a Designated Foreign Currency, be continued as a Eurocurrency Borrowing for an additional Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default under clause (i) or (j) of Article VII has occurred and is continuing with respect to the Borrower, or if any other Event of Default has occurred and is continuing and the Administrative Agent, at the request of a Majority in Interest of Lenders of any Class, has notified the Borrower of the election to give effect to this sentence on account of such other Event of Default, then, in each such case, so long as such Event of Default is continuing, .(i) no outstanding Borrowing (or Borrowing of the applicable Class, as applicable) denominated in Dollars may be converted to or continued as a Eurocurrency Borrowing, (ii) unless repaid, each Eurocurrency Borrowing (or Eurocurrency Borrowing of the applicable Class, as applicable) denominated in Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (iii) unless repaid, each Eurocurrency Borrowing denominated in a Designated Foreign Currency shall be continued as a Eurocurrency Borrowing with an Interest Period of one month’s duration.

SECTION 2.07. Termination and Reduction of Commitments. (a) Unless previously terminated, the Revolving Commitments shall automatically terminate on the Revolving Maturity Date.

(b) The Borrower may at any time terminate, or from time to time permanently reduce, the Commitments of any Class; provided that (i) each partial reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10, the Aggregate Revolving Exposure would exceed the Aggregate Revolving Commitment.

(c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination or reduction of the Revolving Commitments under paragraph (b) of this Section may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

SECTION 2.08. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Maturity Date.

(b) The records maintained by the Administrative Agent and the Lenders shall be prima facie evidence of the existence and amounts of the obligations of the Borrower in respect of the Loans, LC Disbursements, interest and fees due or accrued hereunder; provided that the failure of the Administrative Agent or any Lender to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to pay any amounts due hereunder in accordance with the terms of this Agreement.

(c) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.09. Repayment of Incremental Term Loans. The Borrower shall repay Incremental Term Loans of any Series in such amounts and on such date or dates as shall be specified therefor in the Incremental Facility Amendment establishing the Incremental Term Commitments of such Series.

SECTION 2.10. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

(b) In the event and on each occasion that (i) the Aggregate Revolving Exposure exceeds the Aggregate Revolving Commitment (other than as a result of any revaluation of the Dollar Equivalent of Revolving Loans on any Calculation Date in accordance with Section 1.06) or (ii) the Aggregate Revolving Exposure exceeds 105% of the Aggregate Revolving Commitment solely as a result of any revaluation of the Dollar Equivalent of Revolving Loans on any Calculation Date in accordance with Section 1.06, the Borrower shall prepay Revolving Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent in accordance with Section 2.04(i)) in an aggregate amount equal to such excess.

(c) Prior to any prepayment of Borrowings under this Section, the Borrower shall specify the Borrowing or Borrowings to be prepaid in the notice of such prepayment delivered pursuant to paragraph (d) of this Section.

(d) The Borrower shall notify the Administrative Agent by telephone (confirmed by hand delivery or facsimile) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 1:00 p.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid; provided that if a notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12 together with any additional amounts required pursuant to Section 2.15.

SECTION 2.11. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee which shall accrue at the Applicable Rate on the daily unused amount of the Revolving Commitment of such Lender during the period from and including the date hereof to but excluding the date on which such Revolving Commitment terminates. Accrued commitment fees in respect of the Revolving Commitments shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender.

(b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate used to determine the interest rate applicable to Eurocurrency Revolving Loans on the daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such

Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Borrower and such Issuing Bank on the average daily amount of the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any such LC Exposure, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. In addition, if, as contemplated by Section 2.04(c), any Letter of Credit is cash collateralized and remains outstanding after the Revolving Maturity Date (or Subsequent Maturity Date, as the case may be), the Borrower will pay a fee (an “LC Fee”) to the Issuing Bank in respect of such Letter of Credit which shall accrue at the Applicable Rate that would be used to determine the interest rate applicable to Eurocurrency Revolving Loans (assuming such Loans were outstanding during such period) on the daily amount of the LC Exposure attributable to such Letter of Credit (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Revolving Maturity Date (or Subsequent Maturity Date, as the case may be) but excluding the date on which such Issuing Bank ceases to have any LC Exposure in respect of such Letter of Credit. Participation fees, fronting fees and other fees payable to an Issuing Bank in respect of its Letters of Credit accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees (other than LC Fees) shall be payable on the date on which the Revolving Commitments terminate and any such fees, including LC Fees, accruing after the date on which the Revolving Commitments terminate shall be payable on demand and, in the case of LC Fees and fronting fees accruing after the Revolving Maturity Date (or Subsequent Maturity Date, as applicable), on the date on which the relevant Issuing Bank ceases to have LC Exposure in respect of the Letter of Credit in respect of which such fees are payable. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees, LC Fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to an Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Revolving Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

SECTION 2.12. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) Notwithstanding the foregoing, if (i) any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum (the “Default Rate”) equal to (A) in the case of overdue principal of any Loan, 2.00% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (B) in the case of any other amount, 2.00% per annum plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section, or (ii) at any time an Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders shall so elect, any principal of or interest on any Loan or any fee or other amount payable hereunder by the Borrower shall bear interest, after as well as before judgment, at the Default Rate. Payment or acceptance of the increased rates of interest provided for in this paragraph (c) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent, any Issuing Bank or any Lender.

(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of a Revolving Loan, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of a Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.13. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing of any Class:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

(b) the Administrative Agent is advised by a Majority in Interest of the Lenders of such Class that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Eurocurrency Borrowing for such Interest Period;

then the Administrative Agent shall give notice (which may be telephonic) thereof to the Borrower and the Lenders of such Class as promptly as practicable and, until the Administrative Agent notifies the Borrower and the Lenders of such Class that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing of such Class to, or continuation of any Borrowing of such Class as, a Eurocurrency Borrowing shall be ineffective, (ii) any affected Eurocurrency Borrowing that is requested to be continued shall (A) if denominated in Dollars, be continued as an ABR Borrowing or (B) otherwise, be repaid on the last day of the then-current Interest Period applicable thereto, and (iii) any Borrowing Request for an affected Eurocurrency Borrowing shall (A) in the case of a Borrowing denominated in Dollars, be deemed a request for an ABR Borrowing or (B) in all other cases, be ineffective (and no Lender shall be obligated to make a Loan on account thereof) and (ii) any Borrowing Request for a Eurocurrency Borrowing of such Class shall be treated as a request for an ABR Borrowing.

SECTION 2.14. Increased Costs. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or Issuing Bank (except any such reserve requirement reflected in the Adjusted LIBO Rate);

(ii) impose on any Lender or Issuing Bank or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein; or

(iii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes on its loans, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or other Recipient of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan), to increase the cost to such Lender, Issuing Bank or other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or issue any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender, Issuing Bank or other Recipient hereunder (whether of principal, interest or otherwise), then, from time to time upon request of such Lender, Issuing Bank or other Recipient, the Borrower will pay to such Lender, Issuing Bank or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, Issuing Bank or other Recipient, as the case may be, for such additional costs or expenses incurred or reduction suffered.

(b) If any Lender or Issuing Bank determines that any Change in Law regarding capital requirements or liquidity has had or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy and liquidity), then, from time to time upon request of such Lender or Issuing Bank, the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs or expenses incurred or reductions suffered more than 180 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or expenses or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or expenses or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e) Notwithstanding any other provision of this Section, no Lender shall demand compensation for any increased cost or reduction pursuant to this Section in respect of any Change in Law described in the proviso to the definition of the term “Change in Law” if it shall not be the general policy or practice of such Lender to demand such compensation in similar circumstances from similarly-situated borrowers (it being understood that this paragraph (e) shall not (i) require any Lender to breach any confidentiality agreement or to disclose any information otherwise required to be held in confidence by it or (ii) limit the discretion of any Lender to waive the right to demand such compensation in any given case).

SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert or continue any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto, (d) the failure to prepay any Eurocurrency Loan on a date specified therefor in any notice of prepayment given by the Borrower (whether or not such notice may be revoked in accordance with the terms hereof) or (e) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18 or pursuant to Section 2.20(e), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan (but not including the Applicable Rate applicable thereto), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the London interbank market. A certificate of any Lender delivered to the Borrower and setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.16. Taxes. (a) Withholding of Taxes; Gross-Up. Each payment by a Loan Party under this Agreement or any other Loan Document, whether to the Administrative Agent, any Lender or Issuing Bank or any other Person to which any such payment is owed (each of the foregoing being referred to as a “Recipient”), shall be made without withholding for any Taxes, unless such withholding is required by any law. If any Withholding Agent determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Withholding Agent may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by such Loan Party shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the applicable Recipient receives the amount it would have received had no such withholding been made.

(b) Payment of Other Taxes by the Borrower. The Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Evidence of Payment. As soon as practicable after any payment of Taxes by a Loan Party to a Governmental Authority pursuant to this Agreement, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d) Indemnification by the Loan Parties. The Loan Parties shall indemnify each Recipient for any Indemnified Taxes that are paid or payable by such Recipient in connection with this Agreement (including amounts paid or payable under this paragraph) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this paragraph shall be paid within 20 days after the Recipient delivers to any Loan Party a certificate stating the amount of any Indemnified Taxes so paid or payable by such Recipient and describing in reasonable detail the basis for the indemnification claim. Such certificate shall be conclusive of the amount so paid or payable absent manifest error. Such Recipient shall deliver a copy of such certificate to the Administrative Agent.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes, only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so) attributable to such Lender that are paid or payable by the Administrative Agent in connection with this Agreement (including any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this paragraph shall be paid within 10 days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error.

(f) Status of Lenders. (i) Any Lender that is entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any payments under this Agreement shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to any withholding (including backup withholding) or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in clauses (A) through (E) of paragraph (f)(ii) below) shall not be required if in the Lender’s judgment such completion, execution or submission would materially prejudice the legal or commercial position of such Lender. Upon the reasonable request of the Borrower or the Administrative Agent, any Lender shall update any form or certification previously delivered pursuant to this Section 2.16(f). If any form or certification previously delivered pursuant to this Section 2.16(f) expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy) notify the Borrower and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so. Notwithstanding any other provision of this paragraph, a Lender shall not be required to deliver any form pursuant to this paragraph that it is not legally able to deliver.

(ii) Without limiting the generality of the foregoing, each Lender shall, if it is legally eligible to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as is reasonably requested by the Borrower and the Administrative Agent) on or prior to the date on which such Lender becomes a party hereto, duly completed and executed copies of whichever of the following is applicable:

(A) in the case of a Lender that is a U.S. Person, IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States of America is a party (1) with respect to payments of interest under this Agreement, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under this Agreement, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(C) in the case of a Foreign Lender for whom payments under this Agreement constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States of America, IRS Form W-8ECI;

(D) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, both (1) IRS Form W-8BEN or W-8BEN-E and (2) a certificate substantially in the form of Exhibit I-1, Exhibit I-2, Exhibit I-3 or Exhibit I-4 (each, a “U.S. Tax Certificate”), as applicable, to the effect that such Lender is not (x) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (y) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code or (z) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code;

(E) in the case of a Foreign Lender that is not the beneficial owner of payments made under this Agreement (including a partnership or a participating Lender), (1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (A), (B), (C), (D) and (F) of this paragraph (f)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided that if such Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a U.S. Tax Certificate on behalf of such partners; or

(F) any other form prescribed by law as a basis for claiming exemption from, or a reduction of, U.S. Federal withholding Tax, together with such supplementary documentation as shall be necessary to enable the Borrower or the Administrative Agent to determine the amount of Tax (if any) required by law to be withheld.

(iii) If a payment made to a Lender under this Agreement would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such

Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.16(f)(iii), the term “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g) Treatment of Certain Refunds. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including additional amounts paid pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of Recipient and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such Recipient, shall repay to such Recipient the amount paid to such Recipient pursuant to the prior sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph, in no event will any Recipient be required to pay any amount to any indemnifying party pursuant to this paragraph if such payment would place such Recipient in a less favorable position (on a net after-Tax basis) than such Recipient would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any Recipient to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Issuing Bank. For purposes of Sections 2.16(e) and 2.16(f), the term “Lender” shall include each Issuing Bank.

SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 12:00 noon, New York City time), on the date when due, in immediately available funds, without any defense, setoff, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to such account as may be specified by the Administrative Agent, except that payments required to be made directly to any Issuing Bank shall be so made, payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payment received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business

Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied towards payment of the amounts then due hereunder ratably among the parties entitled thereto, in accordance with the amounts then due to such parties.

(c) Except to the extent that this Agreement provides for payments to be disproportionately allocated to or retained by a particular Lender or group of Lenders (including in connection with the payment of interest or fees at different rates and the repayment of principal amounts of Loans at different times as a result of Extension Permitted Amendments effected under Section 2.21), each Lender agrees that if it shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the amount of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amounts of principal of and accrued interest on their Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (for the avoidance of doubt, as in effect from time to time) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any Person that is an Eligible Assignee (as such term is defined from time to time). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or Issuing Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or

Issuing Banks, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it hereunder to or for the account of the Administrative Agent or any Issuing Bank, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations in respect of such payment until all such unsatisfied obligations have been discharged or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender pursuant to Sections 2.04(d), 2.04(f), 2.05(b), 2.17(c), 2.17(d) and 9.03(c), in each case in such order as shall be determined by the Administrative Agent in its discretion.

SECTION 2.18. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall (at the request of the Borrower) use commercially reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable out of pocket costs and expenses incurred by any Lender in connection with any such designation or assignment and delegation.

(b) If (i) any Lender requests compensation under Section 2.14, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, (iii) any Lender has become a Defaulting Lender, (iv) any Lender has declined to become an Extending Lender in connection with an Extension Offer made to it pursuant to Section 2.21, or (v) any Lender has failed to consent to a proposed amendment, waiver, discharge or termination that under Section 9.02 requires the consent of all the Lenders (or all the affected Lenders or all the Lenders of the affected Class) and with respect to which the Required Lenders (or, in circumstances where Section 9.02 does not require the consent of the Required Lenders, a Majority in Interest of the Lenders of the affected Class) shall have granted their consent, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement and the other Loan Documents (or, in the case of any such assignment and delegation resulting from a failure to provide a consent, all its interests, rights and obligations under this Agreement and the other Loan Documents as a Lender of a particular Class) to an Eligible Assignee that shall assume such obligations (which may be another Lender, if a Lender accepts such assignment and delegation); provided that (A) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, of each Issuing Bank), which consent shall not unreasonably be withheld, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and, if applicable, participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, (if applicable, in each case only to the extent such amounts relate to its interest as a Lender of a particular Class) from the assignee (in the case of such principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (C) in the case of any such assignment and delegation resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments and (D) in the case of any such assignment and delegation resulting from the failure to provide a consent (including by becoming an Extending Lender), the assignee shall have given such consent and, as a result of such assignment and delegation and any contemporaneous assignments and delegations and consents, the applicable amendment, waiver, discharge or termination can be effected. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver or consent by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation have ceased to apply. Each party hereto agrees that an assignment and delegation required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto.

SECTION 2.19. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Revolving Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Revolving Lender is a Defaulting Lender:

(a) commitment fees shall cease to accrue on the unused amount of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.11(a);

(b) the Revolving Commitment and Revolving Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or any other requisite Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders affected thereby shall, except as otherwise provided in Section 9.02, require the consent of such Defaulting Lender in accordance with the terms hereof;

(c) if any LC Exposure exists at the time such Revolving Lender becomes a Defaulting Lender then:

(i) all or any part of the LC Exposure of such Defaulting Lender shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (with the term “Applicable Percentage” meaning, with respect to any Lender for purposes of reallocations to be made pursuant to this paragraph (c), the percentage of the Aggregate Revolving Commitment represented by such Lender’s Revolving Commitment at the time of such reallocation calculated disregarding the Revolving Commitments of the Defaulting Lenders at such time) but only to the extent that the sum of all Non-Defaulting Lenders’ Revolving Exposures plus such Defaulting Lender’s LC Exposure does not exceed the sum of all Non-Defaulting Lenders’ Revolving Commitments; provided that no reallocation under this clause (i) shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent cash collateralize for the benefit of the Issuing Banks the portion of such Defaulting Lender’s LC Exposure that has not been reallocated in accordance with the procedures set forth in Section 2.04(i) for so long as such LC Exposure is outstanding;

(iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay participation fees to such Defaulting Lender pursuant to Section 2.11(b) with respect to such portion of such Defaulting Lender’s LC Exposure for so long as such Defaulting Lender’s LC Exposure is cash collateralized;

(iv) if any portion of the LC Exposure of such Defaulting Lender is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 2.11(a) and 2.11(b) shall be adjusted to give effect to such reallocation; and

(v) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all participation fees payable under Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks (and allocated among them ratably based on the amount of such Defaulting Lender’s LC Exposure attributable to Letters of Credit issued by each Issuing Bank) until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(d) so long as such Revolving Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, amend, renew or extend any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be fully covered by the Revolving Commitments of the Non-Defaulting Lenders and/or cash collateral provided by the Borrower in accordance with Section 2.19(c), and participating interests in any such issued, amended, reviewed or extended Letter of Credit will be allocated among the Non-Defaulting Lenders in a manner consistent with Section 2.19(c)(i) (and such Defaulting Lender shall not participate therein).

In the event that (x) a Bankruptcy Event with respect to a Revolving Lender Parent shall have occurred following the date hereof and for so long as such Bankruptcy Event shall continue or (y) any Issuing Bank has a good faith belief that any Revolving Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, no Issuing Bank shall be required to issue, amend, renew or extend any Letter of Credit, unless such Issuing Bank, as the case may be, shall have entered into arrangements with the Borrower or such Revolving Lender satisfactory to such Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Borrower, and each Issuing Bank each agree that a Defaulting Lender has adequately remedied all matters that caused such Revolving Lender to be a Defaulting Lender, then the LC Exposure of the Revolving Lenders shall be readjusted to reflect the inclusion of such Revolving Lender’s Revolving Commitment and on such date such Revolving Lender shall purchase at par such of the Revolving Loans of the other Revolving Lenders as the Administrative Agent shall determine may be necessary in order for such Revolving Lender to hold such Revolving Loans in accordance with its Applicable Percentage; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Revolving Lender was a Defaulting Lender; provided further that, except as otherwise expressly agreed by the affected parties, no change hereunder from a Defaulting Lender to a non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Revolving Lender’s having been a Defaulting Lender.

SECTION 2.20. Incremental Facilities. (a) The Borrower may on one or more occasions, by written notice to the Administrative Agent, request (i) during the Revolving Availability Period, the establishment of Incremental Revolving Commitments, (ii) prior to the Latest Maturity Date, the establishment of Incremental Term Commitments, and (iii) prior to the Latest Maturity Date, the incurrence of Incremental Equivalent Debt (together with Incremental Term Loans and Incremental Revolving Commitments and Incremental Revolving Loans made thereunder, “Incremental Extensions of Credit”), in an aggregate amount for all such Incremental Credit Extensions not in excess of the greater of (A) the Incremental Fixed Amount, plus (B) such additional amount as would not cause the Secured Leverage Ratio, computed on a Pro Forma Basis, after giving effect to such Incremental Facility or issuance of Incremental Equivalent Debt and the use of proceeds thereof, as of the last day of the Test Period most recently ended prior to the effective date of the relevant Incremental Facility Amendment or issuance of Incremental Equivalent Debt in respect of which financial statements have been delivered pursuant to Section 5.01(a) or (b) (or, prior to the delivery of any such financial statements, as of the last day of the most recent Test Period contained in the financial statements referred to in Section 3.04), to exceed, 2.75 to 1.00 (it being understood and agreed that, if the applicable incurrence test in clause (B) is satisfied on a Pro Forma Basis after giving effect to any Incremental Extension of Credit, such Incremental Extension of Credit may be incurred under clause (B) regardless of whether there is capacity under clause (A)); provided that for purposes of such pro forma calculation, (x) for purposes of clause (B), if the proceeds of the relevant Incremental Extension of Credit will be applied to finance a Permitted Acquisition or the irrevocable redemption or repayment of Indebtedness, compliance with the Secured Leverage Ratio on a Pro Forma Basis will, at the option of the Borrower, be determined as of the date on which the binding agreement for such Permitted Acquisition is entered into or the date of irrevocable notice of redemption or repayment, as applicable, (y) the Revolving Commitments (including, if applicable, any Incremental Revolving Commitments that would become effective in connection with the requested Incremental Facility) and other Incremental Credit Extensions shall be assumed to be fully funded and (z) all such Incremental Equivalent Debt constitutes Consolidated Total Secured Debt. Each Class of Incremental Term Loans and Incremental Revolving Commitments and shall be in an integral multiple of $5,000,000 and be in an aggregate principal amount that is not less than $50,000,000; provided that such amount may be less than $50,000,000 if such amount represents all the remaining availability under the aggregate principal amount of Incremental Extensions of Credit set forth above.

(b) The effectiveness of each Incremental Facility Amendment will be subject to the conditions that (i) at the time of each such request and upon the effectiveness of each Incremental Facility Amendment or the incurrence of such Incremental Equivalent Debt, no Default or Event of Default has occurred and is continuing or shall result therefrom (provided that in the event the proceeds of any Incremental Extensions of Credit are used to finance any Permitted Acquisition or other Investment permitted hereunder, such condition precedent set forth in this clause (i) may be waived or limited as agreed between the Borrower and the Lenders providing such Incremental Extension of Credit, without the consent of any other Lenders), (ii) the representations and warranties of the

Borrower and each other Loan Party, as applicable, set forth in the Loan Documents would be true and correct in all material respects (or, in the case of representations and warranties qualified as to materiality, in all respects) on and as of the date of, and immediately after giving effect to, the incurrence of such Incremental Extension of Credit (provided that in the event the proceeds of any Incremental Extension of Credit are used to finance any Permitted Acquisition or other Investment permitted hereunder, such condition precedent set forth in this clause (ii) may be limited to (x) customary specified representations and warranties with respect to the Borrower and its Restricted Subsidiaries and (y) customary specified acquisition agreement representations with respect to the Person to be acquired), (iii) after giving effect to such Incremental Extension of Credit and the application of the proceeds therefrom (and assuming that the full amount of such Incremental Extension of Credit shall have been funded on such date), the Borrower shall be in compliance on a Pro Forma Basis with the covenants contained in Sections 6.12 and 6.13 recomputed as of the last day of the most recently ended Test Period of the Borrower in respect of which financial statements have been delivered pursuant to Section 5.01(a) or (b) (or, prior to the delivery of any such financial statements, as of the last day of the most recent Test Period contained in the financial statements referred to in Section 3.04) (provided that in the event the proceeds of any Incremental Extension of Credit are used to finance any Permitted Acquisition or the irrevocable redemption or repayment of Indebtedness, such condition precedent set forth in this clause (iii) shall be required to be satisfied, at the Borrower’s election, as of the date on which the binding agreement for such Permitted Acquisition is entered into or the irrevocable redemption or repayment of Indebtedness, rather than the date of effectiveness, of the applicable Incremental Extension of Credit; provided, further, that if the Borrower has made the election to measure such compliance on the date on which such a binding agreement for such Permitted Acquisition is entered into or the date of irrevocable notice of redemption or repayment, as applicable, then in connection with the calculation of any financial ratio with respect to any covenant set forth in Article VI or in connection with the designation of an Unrestricted Subsidiary pursuant to Section 5.14, in each case on or following such date and prior to the date on which such acquisition is consummated or the related binding agreement is terminated or such redemption or repayment is made, such financial ratio shall be calculated on a Pro Forma Basis assuming such acquisition, repayment or redemption and any other pro forma events in connection therewith (including the incurrence of Indebtedness and such Incremental Extension of Credit) have been consummated, except to the extent such calculation would result in a lower Leverage Ratio or a higher Interest Coverage Ratio than would apply if such calculation was made without giving effect to such acquisition, the irrevocable redemption or repayment of Indebtedness and other pro forma events in connection therewith or the incurrence of Indebtedness or any Incremental Extension of Credit on a Pro Forma Basis) and (iv) the Borrower shall have delivered a certificate of a Financial Officer to the effect set forth in clauses (i), (ii) and (iii) above, together with reasonably detailed calculations demonstrating compliance with clause (B) of paragraph (a)

of this Section and clause (iii) above, (iv), upon the effectiveness of any Incremental Facility, all fees and expenses and cost reimbursements owing in respect of such Incremental Facility to the Administrative Agent and the Incremental Lenders with respect to such Incremental Facility shall have been paid and (v), upon the effectiveness of any Incremental Facility, the Borrower shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents as required by the relevant Incremental Facility Amendment and generally consistent with those delivered on the Effective Date under Section 4.01 other than changes to such legal opinions resulting from a Change in Law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent.

(c) The terms and conditions of any Incremental Revolving Commitment and Loans and other extensions of credit to be made thereunder shall be identical to those of the Revolving Commitments and Revolving Loans and other extensions of credit made thereunder; provided that (i) any Incremental Revolving Commitments (and any Incremental Revolving Loans made thereunder) shall not have (x) a final maturity date earlier than (but may have a maturity date later than) the Revolving Maturity Date or (y) a weighted average life to maturity that is shorter than the remaining weighed average life to maturity of the then remaining Revolving Commitments, (ii) there shall be no mandatory reduction of any Incremental Revolving Commitments prior to the Revolving Maturity Date, (iii) the up-front fees applicable to any Incremental Revolving Facility shall be as determined by the Borrower and the Incremental Revolving Lenders providing such Incremental Facility and (iv) one or more additional financial maintenance covenants may be added to this Agreement for the benefit of any Incremental Revolving Commitment so long as such financial maintenance covenants are for the benefit of all other Lenders in respect of all Loans and Commitments outstanding at the time that the applicable Incremental Revolving Commitment becomes effective. The terms and conditions of any Incremental Term Facility and the Incremental Term Loans to be made thereunder shall be on terms and conditions that are either (A) substantially identical to the terms and conditions of this Agreement or (B) reasonably satisfactory to the Administrative Agent (except to the extent applicable only to periods after the Latest Maturity Date) and shall be set forth in the applicable Incremental Facility Amendment, except as otherwise set forth herein; provided that (i) pricing (including the up-front fees and interest rates), maturity, amortization schedule and mandatory prepayment provisions, and any provisions relating to “disqualified lenders” applicable to any Incremental Term Facility and Incremental Term Loans shall be determined by the Borrower and the Incremental Term Lenders providing the relevant Incremental Term Commitments, (ii) the weighted average life to maturity of any Incremental Term Loans shall be no shorter than the remaining weighted average life to maturity of the Revolving Commitments and of any then-outstanding Classes of Term Loans, and (iii) no Incremental Term Loan Maturity Date shall be earlier than the Latest Maturity Date at the time of incurrence of such Incremental Term Facility. Notwithstanding the foregoing, the terms and conditions applicable to an Incremental Facility may (i) exclude a financial maintenance covenant to the extent agreed between the Borrower and the Lenders providing such Incremental Facility or (ii) include additional or different financial or other covenants or other provisions that are agreed between the Borrower and the Lenders providing such Incremental Facility which are applicable only during periods after the Latest Maturity Date that is in effect on the date of effectiveness of such Incremental Facility Amendment or, in the case of additional covenants, are made to apply in respect of and for the benefit of each other Class of Commitments or Loans hereunder. Notwithstanding anything to the contrary herein, each Incremental Facility and all extensions of credit thereunder shall be secured by the Collateral on a pari passu basis with the other Loan Document Obligations.

(d) Each notice from the Borrower pursuant to this Section shall set forth the requested amount and proposed terms of the relevant Incremental Extension of Credit. Any additional bank, financial institution, existing Lender or other Person that elects to extend commitments in respect of any Incremental Facility shall be reasonably satisfactory to the Borrower and, in the case of any Incremental Revolving Commitments, the Administrative Agent and each Issuing Bank (such approval not to be unreasonably withheld). Each Incremental Facility will be implemented pursuant to an Incremental Facility Amendment that will constitute an amendment to this Agreement and, as appropriate, the other Loan Documents, which shall be executed by the Borrower, each Incremental Lender party thereto and the Administrative Agent (but will not require the consent of any other Lenders). No Lender shall be obligated to provide any Incremental Extension of Credit unless it so agrees. Commitments in respect of any Incremental Facility will become Commitments (or in the case of any Incremental Revolving Commitment to be provided by an existing Revolving Lender, an increase in such Lender’s Revolving Commitment) under this Agreement upon the effectiveness of such Incremental Facility Amendment. An Incremental Facility Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement or to any other Loan Document as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section (including to provide for voting provisions applicable to the Incremental Lenders comparable to the provisions of Section 9.02(b)).

(e) On the date of effectiveness of any Incremental Revolving Commitments, each Revolving Lender shall assign to each Incremental Revolving Lender holding such Incremental Revolving Commitment, and each such Incremental Revolving Lender shall purchase from each Revolving Lender, at the principal amount thereof (together with accrued interest), such interests in the Revolving Loans and participations in Letters of Credit outstanding on such date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans and participations in Letters of Credit will be held by all the Revolving Lenders (including such Incremental Revolving Lenders) ratably in accordance with their Applicable Percentages after giving effect to the effectiveness of such Incremental Revolving Commitment. Any assignment pursuant to this paragraph (e) by an existing Revolving Lender of any portion of a Eurocurrency Revolving Loan will be treated as a prepayment of such assigned portion and shall be subject to compensation by the Borrower pursuant to the provisions of Section 2.15 if the date of the effectiveness of the related Incremental Revolving Commitments occurs other than on the last day of the Interest Period relating thereto.

(f) Subject to the terms and conditions set forth herein and in the applicable Incremental Facility Amendment, each Lender holding an Incremental Term Commitment of any Series shall make a loan to the Borrower in an amount equal to such Incremental Term Commitment on the date specified in such Incremental Facility Amendment.

(g) The Administrative Agent shall notify the Lenders promptly upon receipt by the Administrative Agent of any notice from the Borrower referred to in Section 2.20(a) and of the effectiveness of any Incremental Commitments or Incremental Equivalent Debt, in each case advising the Lenders of the details thereof and, in the case of effectiveness of any Incremental Revolving Commitments, of the Applicable Percentages of the Revolving Lenders after giving effect thereto and of the assignments required to be made pursuant to Section 2.20(e).

SECTION 2.21. Extension Offers. (a) The Borrower may on one or more occasions, by written notice to the Administrative Agent, make one or more offers (each, an “Extension Offer”) to all the Lenders of one or more Classes (each Class subject to such an Extension Offer, an “Extension Request Class”) to make one or more Extension Permitted Amendments pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower. Such notice shall set forth (i) the terms and conditions of the requested Extension Permitted Amendment and (ii) the date on which such Extension Permitted Amendment is requested to become effective (which shall not be less than 10 Business Days or more than 30 Business Days after the date of such notice, unless otherwise agreed to by the Administrative Agent). Extension Permitted Amendments shall become effective only with respect to the Loans and Commitments of the Lenders of the Extension Request Class that accept the applicable Extension Offer (such Lenders, the “Extending Lenders”) and, in the case of any Extending Lender, only with respect to such Lender’s Loans and Commitments of such Extension Request Class as to which such Lender’s acceptance has been made.

(b) An Extension Permitted Amendment shall be effected pursuant to an Extension Agreement executed and delivered by the Borrower, each applicable Extending Lender and the Administrative Agent; provided that no Extension Permitted Amendment shall become effective unless (i) no Default shall have occurred and be continuing on the date of effectiveness thereof, (ii) on the date of effectiveness thereof, the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct (A) in the case of the representations and warranties qualified as to materiality, in all respects and (B) otherwise, in all material respects, in each case on and as of such date, except in the case of any such representation and warranty that specifically relates to an earlier date, in which case such representation and warranty shall be true and correct in all material respects (or, in the case of the representations and warranties qualified as to materiality, in all respects) on and as of such earlier date, and (iii) the Borrower shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents as required by the relevant Extension Agreement and generally consistent with those delivered on the Effective Date under Section 4.01 other than changes to such legal opinions resulting from a Change in Law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Agreement. Each Extension Agreement may, without the consent of any Lender other than the applicable Extending Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section, including any amendments necessary to treat the applicable Loans and/or Commitments of the accepting Lenders as a new “Class” of loans and/or commitments hereunder; provided that, in the case of any Extension Offer relating to Revolving Commitments or Revolving Loans, except as otherwise agreed to by each Issuing Bank, (i) the allocation of the participation exposure with respect to any then-existing or subsequently issued or made Letter of Credit as between the commitments of such new “Class” and the remaining Revolving Commitments shall be made on a ratable basis as between the commitments of such new “Class” and the remaining Revolving Commitments and (ii) the Revolving Availability Period and the Revolving Maturity Date, as such terms are used in reference to Letters of Credit, may not be extended without the prior written consent of each Issuing Bank.

SECTION 2.22. Refinancing Facilities.

(a) The Borrower may, on one or more occasions, by written notice to the Administrative Agent, request the establishment of Refinancing Term Loan Indebtedness or Refinancing Revolving Commitments (provided that at no time shall there be more than a total of four Classes of revolving credit commitments outstanding hereunder). Each such notice shall specify the date (each, a “Refinancing Closing Date”) on which the Borrower proposes that such Refinancing Term Loan Indebtedness shall be made or on which such Refinancing Revolving Commitments shall become effective, which shall be a date not less than five Business Days after the date on which such notice is delivered to the Administrative Agent. Such notice shall set forth, with respect to any Refinancing Term Loan Indebtedness established thereby in the form of Refinancing Term Loans or with respect to any Refinancing Revolving Commitments (and the Refinancing Revolving Loans of the same Class), to the extent applicable, the following terms thereof: (A) the designation of such Refinancing Term Loans or Refinancing Revolving Commitments and Refinancing Revolving Loans, as applicable, as a new “Class” for purposes hereof, (B) the stated termination and maturity dates applicable to the Refinancing Term Loans or Refinancing Revolving Commitments and Refinancing Revolving Loans, as applicable, of such Class, (C) in the case of Refinancing Term Loans, amortization applicable thereto and the effect thereon of any prepayment of such

Refinancing Term Loans, (D) the interest rate or rates applicable to the Refinancing Term Loans or Refinancing Revolving Loans, as applicable, of such Class, (E) the fees applicable to the Refinancing Term Loans or Refinancing Revolving Commitments and Refinancing Revolving Loans, as applicable, of such Class, (F) in the case of Refinancing Term Loans, any original issue discount applicable thereto, (G) the initial Interest Period or Interest Periods applicable to Refinancing Term Loans or Refinancing Revolving Loans, as applicable, of such Class, (H) any voluntary or mandatory commitment reduction or prepayment requirements applicable to Refinancing Term Loans or Refinancing Revolving Commitments and Refinancing Revolving Loans, as applicable, of such Class (which prepayment requirements, in the case of any Refinancing Term Loans, may provide that such Refinancing Term Loans may participate in any mandatory prepayment on a pro rata basis with any Class of existing Term Loans, but may not provide for prepayment requirements that are materially more favorable (as determined by the Borrower in good faith) to the Lenders holding such Refinancing Term Loans than to the Lenders holding such Class of Term Loans) and any restrictions on the voluntary or mandatory reductions or prepayments of Refinancing Term Loans or Refinancing Revolving Commitments and Refinancing Revolving Loans, as applicable, of such Class and (I) any financial maintenance covenant with which the Borrower shall be required to comply (provided that any such financial maintenance covenant for the benefit of any Class of Refinancing Lenders shall also be for the benefit of all other Lenders in respect of all Loans and Commitments outstanding at the time that the applicable Refinancing Facility Agreement becomes effective).

(b) The Refinancing Commitments will be effected pursuant to one or more Refinancing Facility Agreements, which shall be consistent with the provisions set forth in clause (a) above, executed and delivered by the Borrower, each Refinancing Lender providing such Refinancing Commitment, and the Administrative Agent; provided that no Refinancing Commitments shall become effective unless:

(i) no Event of Default shall have occurred and be continuing on the Refinancing Closing Date

(ii) on the Refinancing Closing Date, the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct (A) in the case of the representations and warranties qualified as to materiality, in all respects and (B) otherwise, in all material respects, in each case on and as of such date, except in the case of any such representation and warranty that specifically relates to an earlier date, in which case such representation and warranty shall be true and correct in all material respect (or, in the case of the representations and warranties qualified as to materiality, in all respects) on and as of such earlier date;

(iii) the Borrower shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents as required by the relevant Refinancing Facility Agreement and generally consistent with those delivered on the Effective Date under Section 4.01 other than changes to such legal opinions resulting from a Change in Law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent;

(iv) each Refinancing Revolving Lender and each Refinancing Term Lender shall be an Eligible Assignee and, if not already a Revolving Lender, each Refinancing Revolving Lender (A) shall be reasonably acceptable to the Administrative Agent (such acceptance not to be unreasonably withheld) and (B) shall be approved by each Issuing Bank (such approval not to be unreasonably withheld;

(v) substantially concurrently with the incurrence of any Refinancing Term Loan Indebtedness, the Borrower shall repay or prepay then outstanding Incremental Term Loans of the Class or Classes being refinanced (together with any accrued but unpaid interest thereon and any prepayment premium with respect thereto) in an aggregate principal amount equal to the Net Proceeds of such Refinancing Term Loan Indebtedness;

(vi) substantially concurrently with the effectiveness of any Refinancing Revolving Commitments, the Borrower shall reduce then outstanding Revolving Commitments in an aggregate amount equal to the aggregate amount of such Refinancing Revolving Commitments and shall make any prepayments of the outstanding Revolving Loans required pursuant to Section 2.10 in connection with such reduction, and any such reduction of the Revolving Commitments shall be made ratably among the Revolving Lenders in accordance with their individual Revolving Commitments; and

(c) Any Lender or any other Eligible Assignee approached by the Borrower to provide all or a portion of the Refinancing Term Loan Indebtedness or the Refinancing Revolving Commitments may elect or decline, in its sole discretion, to provide any Refinancing Term Loan Indebtedness or Refinancing Revolving Commitments, as the case may be.

(d) Each Refinancing Facility Agreement shall be binding on the Lenders, the Loan Parties and the other parties hereto and may effect amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect provisions of this Section, including any amendments necessary to treat such Refinancing Term Loans or Refinancing Revolving Commitments (and the Refinancing Revolving Loans of the same Class) as a new “Class” of commitments or loans hereunder. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Facility Agreement.

ARTICLE III

Representations and Warranties

The Borrower represents and warrants to the Lenders on the date hereof, on the Effective Date and on each other date on which representations and warranties are made or deemed made hereunder that:

SECTION 3.01. Organization; Powers. The Borrower and each Restricted Subsidiary is duly organized, validly existing and (to the extent the concept is applicable in such jurisdiction) in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority and all material Governmental Approvals required for the ownership and operation of its properties and the conduct of its business as now conducted and as proposed to be conducted (except in the case of Non-Significant Subsidiaries, for failures to comply with the foregoing that, individually and in the aggregate, would not reasonably be expected to result in a Material Adverse Effect) and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business, and is in good standing, in every jurisdiction where such qualification is required.

SECTION 3.02. Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, stockholder or other equityholder action of each Loan Party. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Borrower or such Loan Party, as the case may be, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03. Governmental Approvals; Absence of Conflicts. The Transactions (a) do not require any material consent or approval of, registration or filing with or any other action by any Governmental Authority, except (i) such as have been or substantially contemporaneously with the initial effectiveness of this Agreement on the Effective Date will be obtained or made and are (or will so be) in full force and effect and (ii) filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any Requirements of Law, (c) will not violate the charter, by-laws or other organizational documents of the Borrower or any Restricted Subsidiary that is not a Non-Significant Subsidiary, (d) will not violate or result (alone or with notice or lapse of time, or both) in a default under any indenture or other material agreement or material instrument binding upon the Borrower or any Subsidiary or any of their assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by the Borrower or any Restricted Subsidiary, or give rise to a right of, or result in, any termination, cancellation, acceleration or right of renegotiation of any obligation thereunder, in each case other than under agreements governing Indebtedness, including the Existing Credit Facility, that will be repaid on the Effective Date and (e) except for Liens created under the Loan Documents, will not result in the creation or imposition of any Lien on any asset of the Borrower or any Restricted Subsidiary.

SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Lenders consolidated balance sheets of the Borrower as at March 31, 2015, March 31, 2014, and March 31, 2013, and related statements of operations, comprehensive income, stockholders’ equity and cash flows of the Borrower for the fiscal years ended at March 31, 2015, March 31, 2014, and March 31, 2013, audited by and accompanied by the opinion of PricewaterhouseCoopers LLP, independent registered public accounting firm. Such financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP. The Borrower has also heretofore furnished to the Lenders (i) consolidated balance sheets of the “Communications Business of Danaher Corporation” as at December 31, 2014, and December 31, 2013, and related statements of earnings, comprehensive income, changes in parent’s equity and cash flows for the fiscal years ended at December 31, 2014, and December 31, 2013, audited by and accompanied by the opinion of Ernst & Young LLP, independent registered public accounting firm, and (ii) an unaudited consolidated balance sheet of the “Communications Business of Danaher Corporation” as at the end of, and related statements of income and cash flows for the fiscal quarter and the portion of the fiscal year ended March 31, 2015. Such financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the “Communications Business of Danaher Corporation” as of such dates and for such periods in accordance with GAAP.

(b) The Borrower has heretofore furnished to the Lenders a pro forma consolidated balance sheet of the Borrower and the Restricted Subsidiaries as at the end of, and related pro forma statements of operations for, the fiscal year ended December 31, 2014, prepared giving effect to the Transactions as if the Transactions had occurred on such date or at the beginning of such period, as the case may be (the “Pro Forma Financial Statements”). The Pro Forma Financial Statements (i) have been prepared by the Borrower in good faith, based on assumptions believed by the Borrower on the date hereof to be reasonable, (ii) accurately reflect all adjustments determined by the Borrower in good faith to be necessary to give effect to the Transactions and (iii) present fairly, in all material respects, the pro forma financial position and results of operations of the Borrower as of such date and for such period, as if the Transactions had occurred on such date or at the beginning of such period, as applicable.

(c) Since March 31, 2015, there has been no event or condition that has resulted, or would reasonably be expected to result, in a material adverse change in the business, assets, operations, performance or condition (financial or otherwise) of the Borrower and the Restricted Subsidiaries, taken as a whole.

SECTION 3.05. Properties. (a) The Borrower and each Restricted Subsidiary has good title to, or valid leasehold interests in, all its property material to its business (including the Mortgaged Properties), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b) The Borrower and each Restricted Subsidiary owns, or is licensed to use, all patents, trademarks, copyrights, licenses, technology, software, domain names, confidential proprietary databases and other Intellectual Property that is necessary for the conduct of its business as currently conducted, and proposed to be conducted, and without conflict with the rights of any other Person, except to the extent any such conflict, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Borrower and the Restricted Subsidiaries, no patents, trademarks, copyrights, licenses, technology, software, domain names, or other Intellectual Property used by the Borrower or any Restricted Subsidiary in the operation of its business as currently conducted infringes upon the Intellectual Property rights of any other Person, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. Except for the Disclosed Matters, no claim or litigation regarding any patents, trademarks, copyrights, licenses, technology, software, domain names, confidential proprietary databases or other Intellectual Property owned, leased or licensed by the Borrower or any Restricted Subsidiary is pending against, or, to the knowledge of the Borrower or any Restricted Subsidiary, threatened in writing against, the Borrower or any Restricted Subsidiary that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. As of the Effective Date, each patent, trademark, copyright, license, technology, software, domain name, or other Intellectual Property that, individually or in the aggregate, is material to the business of the Borrower and the Restricted Subsidiaries is owned or licensed or otherwise permitted to be used, as the case may be, by the Borrower or a Restricted Subsidiary.

SECTION 3.06. Litigation and Environmental Matters. (a) Except for the Disclosed Matters, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against the Borrower or any Restricted Subsidiary or, to the knowledge of the Borrower or any such Restricted Subsidiary based on written notice received by it, threatened against or affecting the Borrower or any such Restricted Subsidiary (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any of the Loan Documents or the Transactions.

(b) Except for the Disclosed Matters and except with respect to any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, none of the Borrower or any Restricted Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

SECTION 3.07. Compliance with Laws and Agreements. The Borrower and each Restricted Subsidiary is in compliance with all Requirements of Law, applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to comply with any such laws, orders, indentures, agreements or other instruments, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08. Investment Company Status. None of the Borrower or any Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09. Taxes. The Borrower and each Restricted Subsidiary has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except where (a)(i) the validity or amount thereof is being contested in good faith by appropriate proceedings and (ii) the Borrower or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP with respect thereto or (b) the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10. Employee Benefit Plans; Labor Matters. (a) The Borrower, each of its ERISA Affiliates, each Restricted Subsidiary, and each Plan is in compliance with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. No ERISA Events have occurred or are reasonably expected to occur that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The present value of all benefit liabilities under each Plan (based on the assumptions used for purposes of Accounting Standards Codification Topic 715) did not, individually or in the aggregate, as of the last annual valuation date applicable thereto, exceed the fair market value of the assets of such Plan or of all underfunded Plans (as applicable) by an amount that, if required to be paid as of such date by the Borrower or its ERISA Affiliates, would reasonably be expected to have a Material Adverse Effect.

(b) As of the Effective Date, there are no strikes or lockouts against or affecting the Borrower or any Restricted Subsidiary pending or, to their knowledge, threatened. The hours worked by and payments made to employees of the Borrower and the Restricted Subsidiaries are not in violation in any material respect or in respect of any material amount under the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law relating to such matters. All material payments due from the Borrower or any Restricted Subsidiary, or for which any claim may be made against the Borrower or any

Restricted Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as liabilities on the books of the Borrower or such Restricted Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement under which the Borrower or any Restricted Subsidiary is bound.

SECTION 3.11. Subsidiaries and Joint Ventures; Disqualified Equity Interests. (a) Schedule 3.11A sets forth, as of the Effective Date, the name and jurisdiction of organization of, and the percentage of each class of Equity Interests owned by the Borrower or any Restricted Subsidiary in, (i) each Subsidiary and (ii) each joint venture in which the Borrower or any Restricted Subsidiary owns any Equity Interests, and identifies each Designated Subsidiary, each Material Subsidiary, each Material Foreign Subsidiary, each Material Foreign Subsidiary Local Pledgee and each Excluded Subsidiary. The Equity Interests in each Subsidiary have been duly authorized and validly issued and are fully paid and, as applicable, non-assessable. Except as set forth on Schedule 3.11A, as of the Effective Date, there is no existing option, warrant, call, right, commitment or other agreement to which any of the Borrower or any Restricted Subsidiary is a party requiring, and there are no Equity Interests in any Restricted Subsidiary outstanding that upon exercise, conversion or exchange would require, the issuance by such Restricted Subsidiary of any additional Equity Interests or other securities exercisable for, convertible into, exchangeable for or evidencing the right to subscribe for or purchase any Equity Interests in such Restricted Subsidiary.

(b) Schedule 3.11B sets forth, as of the Effective Date, all outstanding Disqualified Equity Interests, if any, in the Borrower or any Restricted Subsidiary, including the number, date of issuance and the record holder of such Disqualified Equity Interests.

SECTION 3.12. Solvency. Immediately after the consummation of the Transactions to occur on the Effective Date, and giving effect to the rights of subrogation and contribution under the Collateral Agreement, (a) the fair value of the assets of the Borrower and the Restricted Subsidiaries, taken as a whole, will exceed their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the assets of the Borrower and the Restricted Subsidiaries, taken as a whole, will be greater than the amount that will be required to pay the probable liability on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) the Borrower and the Restricted Subsidiaries, taken as a whole, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured and (d) the Borrower and the Restricted Subsidiaries, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged, as such business is conducted at the time of and is proposed to be conducted following the Effective Date. For purposes of this Section, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.

SECTION 3.13. Disclosure. Neither the Confidential Information Memorandum nor any of the reports, financial statements, certificates or other information furnished in writing or formally presented by or on behalf of the Borrower or any Restricted Subsidiary to the Administrative Agent, any Arranger or any Lender in connection with the negotiation of this Agreement or any other Loan Document (to the Borrower’s knowledge, in the case of such information furnished prior to the Effective Date relating to the communications group business of Danaher Corporation), included herein or therein or furnished hereunder or thereunder (as modified or supplemented by other information so furnished) when taken as a whole contains or will contain, when furnished, any material misstatement of fact or omits or will omit, when furnished, to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that (a) with respect to forecasts or projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time made and at the time so furnished and, if such forecasts or projected financial information was furnished prior to the Effective Date, as of the Effective Date (it being understood that (i) such forecasts and projections are subject to significant uncertainties and contingencies, (ii) no assurance can be given that any particular projection or forecast will be realized, (iii) whether or not such projections or forecasts are in fact achieved will depend upon future events, some of which are not within the control of the Borrower and (iv) actual results may vary from such projections and forecasts, and such variances may be material) and (b) no representation is made with respect to general economic or industry data.

SECTION 3.14. Collateral Matters. (a) The Collateral Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral (as defined therein) and (i) when the Collateral (as defined therein) constituting certificated securities (as defined in the Uniform Commercial Code) is delivered to the Administrative Agent, together with instruments of transfer duly endorsed in blank, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the pledgors thereunder in such Collateral, prior and superior to the rights of any other Person, and (ii) when financing statements in appropriate form are filed in the applicable filing offices, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the remaining Collateral (as defined therein) to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, prior and superior to the rights of any other Person, except to the extent permitted by this Agreement in respect of rights secured by Liens permitted under Section 6.02.

(b) Upon the recordation of the IP Security Agreements with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and the filing of the financing statements referred to in paragraph (a) of this Section, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the Intellectual Property in which a security interest may be perfected by filing in the United States of America, in each case prior and superior in right to any other Person (it being understood that subsequent recordings in the United States Patent and Trademark Office or the United States Copyright Office may be necessary to perfect a security interest in Intellectual Property acquired by the Loan Parties after the Effective Date).

(c) Each Security Document, other than any Security Document referred to in the preceding paragraphs of this Section, upon execution and delivery thereof by the parties thereto and the making of the filings and taking of the other actions provided for therein, will be effective under applicable law to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral subject thereto, and will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the Collateral subject thereto, prior and superior to the rights of any other Person.

(d) Each Mortgage, upon execution and delivery thereof by the parties thereto, will create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in all the applicable mortgagor’s right, title and interest in and to the Mortgaged Properties subject thereto and the proceeds thereof, and when the Mortgages have been filed in the jurisdictions specified therein, the Mortgages will constitute a fully perfected security interest in all right, title and interest of the mortgagors in the Mortgaged Properties and the proceeds thereof, prior and superior in right to any other Person, but subject to Liens permitted under Section 6.02.

SECTION 3.15. Federal Reserve Regulations. None of the Borrower or any Subsidiary is engaged principally, or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors), or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of the Loans will be used, directly or indirectly, for any purpose that entails a violation (including on the part of any Lender) of any of the regulations of the Board of Governors, including Regulations U and X. Not more than 25% of the value of the assets of the Borrower and the Subsidiaries subject to any restrictions on the sale, pledge or other disposition of assets under this Agreement or any other Loan Document will at any time be represented by margin stock.

SECTION 3.16. Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and, to the knowledge of the Borrower, agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of the Borrower its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds, Transaction or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.

SECTION 3.17. Insurance. Schedule 3.17 sets forth a description of all insurance maintained by or on behalf of the Borrower and the other Loan Parties as of the Effective Date.

ARTICLE IV

Conditions

SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions shall have been satisfied (or waived in accordance with Section 9.02):

(a) The Administrative Agent shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) evidence satisfactory to the Administrative Agent (which may include a facsimile transmission or other electronic transmission of a signed counterpart of this Agreement) that such party has signed a counterpart of this Agreement;

(b) substantially concurrently with (or prior to) the effectiveness of this Agreement, the principal of and accrued and unpaid interest on all outstanding loans and letter of credit disbursements under the Existing Credit Agreement, and all accrued and unpaid fees and cost reimbursements payable under the Existing Credit Agreement (subject to customary exceptions with respect to breakage fees and obligations that expressly survive the termination thereof pursuant its terms, but including all amounts accrued and unpaid in respect of such prepayments pursuant to Section 2.8 of the Existing Credit Agreement), shall be paid in full, the commitments thereunder shall be terminated and all guarantees and Liens granted in connection therewith shall be discharged and released, and the Administrative Agent shall have received evidence reasonably satisfactory to it of the foregoing;

(c) the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied on and as of the Effective Date, and the Administrative Agent shall have received a certificate of a Financial Officer dated the Effective Date confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02 and in paragraph (i) of this Section 4.01;

(d) the Administrative Agent shall have received a customary written opinion (addressed to the Administrative Agent, the Lenders and the Issuing Banks and dated the Effective Date) of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Borrower, in form and substance reasonably satisfactory to the Administrative Agent;

(e) the Administrative Agent shall have received such customary documents and certificates as the Administrative Agent may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the transactions contemplated hereunder and any other legal matters relating to the Loan Parties, the Loan Documents or the transactions contemplated hereunder, all in form and substance reasonably satisfactory to the Administrative Agent;

(f) all fees, cost reimbursements and out-of-pocket expenses required to be paid or reimbursed on or prior to the Effective Date pursuant hereto or pursuant to the Engagement Letter and the Fee Letters (as defined in the Engagement Letter), to the extent invoiced prior to (or, in the case of cost reimbursement and out-of-pocket expenses, not less than two Business Days prior to) the Effective Date, shall have been paid or will be paid substantially concurrently with the effectiveness of this Agreement;

(g) the Collateral and Guarantee Requirement shall have been satisfied and the Administrative Agent shall have received a completed Perfection Certificate dated the Effective Date and signed by a Financial Officer or legal officer of the Borrower, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings and judgment lien searches made with respect to the Borrower and the Designated Subsidiaries in the jurisdictions contemplated by the Perfection Certificate, delivered prior to the Effective Date, and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been or will contemporaneously with the initial funding of Loans on the Effective Date be released or terminated provided that, notwithstanding the foregoing or anything set forth in this Agreement to the contrary, so long as the Borrower has used commercially reasonable efforts since June 15, 2015, to cause the Collateral and Guarantee Requirement to be satisfied on the Effective Date with respect any Person that becomes a Restricted Subsidiary as a result of the Merger, such Person shall not be required to be a party to the Collateral Agreement or the other Loan Documents or otherwise become a Guarantor on the Effective Date, and the Collateral and Guarantee Requirement shall not be required to be satisfied, with respect to such Restricted Subsidiary until 30 days (or such longer period that is approved by the Administrative Agent) after the date of the Merger;

(h) the Administrative Agent shall have received a certificate, substantially in the form of Exhibit H, from a Financial Officer of the Borrower confirming the solvency of the Borrower and the Restricted Subsidiaries on a consolidated basis on the Effective Date after giving effect to the Transactions contemplated to occur on the Effective Date;

(i) the acquisition of the communications group business of Danaher Corporation shall have been consummated in accordance with applicable law and the Merger Agreement (without giving effect to any amendment or waivers to or of the Merger Agreement that are materially adverse to the Lenders and not approved by the Arrangers (such approval not to be unreasonably withheld or delayed)), and the Merger Agreement, the Merger and all transactions consummated in connection with the Merger and such acquisition shall be consistent with the information set forth in the Form S-4, with no changes therefrom that are materially adverse to the Lenders and not approved by the Arrangers; and after giving effect to such transactions on the Effective Date, the Borrower and its Restricted Subsidiaries shall have outstanding no Indebtedness or preferred stock other than (i) Indebtedness incurred under the Loan Documents and (ii) the Indebtedness set forth on Schedule 6.01 or otherwise permitted under Section 6.01(iii), (iv), (viii), (ix), (x), (xv), (xvi), (xvii), (xix) or (xx); and

(j) the Administrative Agent shall have received all documentation and other information about the Borrower and the Guarantors as has been reasonably requested by the Administrative Agent or any Lender in writing at least ten Business Days prior to the Effective Date and that they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (but not a conversion or continuation of an outstanding Borrowing), and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

(a) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct (i) in the case of the representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects, in each case on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be true and correct in all material respects (or in all respects, as applicable) on and as of such prior date.

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

(c) The Borrower shall make a Borrowing Request in accordance with Section 2.03 or request a Letter of Credit in accordance with Section 2.04 hereto.

On the date of any Borrowing (but not a conversion or continuation of an outstanding Borrowing) or the issuance, amendment, renewal or extension of any Letter of Credit, the Borrower shall be deemed to have represented and warranted that the conditions specified in paragraphs (a) and (b) of this Section have been satisfied and that, after giving effect to such Borrowing, or such issuance, amendment, renewal or extension of a Letter of Credit, the Aggregate Revolving Exposure (or any component thereof) shall not exceed the maximum amount thereof (or the maximum amount of any such component) specified in Section 2.01 or 2.04(b).

ARTICLE V

Affirmative Covenants

Until the Commitments shall have expired or been terminated, the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, all Letters of Credit shall have expired or been terminated or shall have been backstopped or cash collateralized (in each case, in a manner reasonably satisfactory to the relevant Issuing Bank) and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 5.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent, which shall furnish to each Lender and Issuing Bank:

(a) within 90 days after the end of each fiscal year of the Borrower (or, so long as the Borrower shall be subject to periodic reporting obligations under the Exchange Act, by the date that the Annual Report on Form 10-K of the Borrower for such fiscal year would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form), its audited consolidated balance sheet and related statements of operations, comprehensive income, stockholders’ equity and cash flows as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for the prior fiscal year, all audited by and accompanied by the opinion of PricewaterhouseCoopers LLP or another independent registered public accounting firm of recognized national standing (without a “going concern” or like qualification or exception (except as a result of a maturity date in respect of any Term Loans or Revolving Commitments or Revolving Loans) and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Borrower and its consolidated Subsidiaries on a consolidated basis as of the end of and for such year in accordance with GAAP and accompanied by a narrative report describing the financial position, results of operations and cash flows of the Borrower and the consolidated Subsidiaries;

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (or, so long as the Borrower shall be subject to periodic reporting obligations under the Exchange Act, by the date that the Quarterly Report on Form 10-Q of the Borrower for such fiscal quarter would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form), its consolidated balance sheet and related consolidated statements of operations, comprehensive income and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the prior fiscal year, all in reasonable detail, certified by a Financial Officer of the Borrower as presenting fairly, in all material respects, the financial position, results of operations and cash flows of the Borrower and its consolidated Subsidiaries on a consolidated basis as of the end of and for such fiscal quarter and such portion of the fiscal year in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

(c) not later than the fifth Business Day following the date of delivery of financial statements under clause (a) or (b) above, (1) a completed Compliance Certificate signed by a Financial Officer of the Borrower, (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations, (A) demonstrating compliance with Section 6.12 and Section 6.13 and computing each of the Leverage Ratio and the Available Amount as of the last day of the fiscal period covered by such financial statements and (B) at any time when the aggregate Consolidated EBITDA of the Unrestricted Subsidiaries for the four fiscal quarter period of the Borrower most recently ended exceeds 5% of the Consolidated EBITDA of the Borrower and the Subsidiaries for the four fiscal quarter period of the Borrower most recently ended, of the aggregate Consolidated EBITDA of the Unrestricted Subsidiaries for the four fiscal quarter period of the Borrower ended on the last day of the fiscal quarter covered by financial statements delivered for such period, (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the consolidated balance sheet of the Borrower most recently theretofore delivered under clause (a) or (b) above (or, prior to the first such delivery, referred to in Section 3.04) and, if any such change has occurred, specifying the effect of such change on the financial statements (including those for the prior periods) accompanying such certificate, (iv) certifying that all notices required to be provided under Sections 5.03 and 5.04 have been provided, (v) in the case of any delivery of financial statements under clause (a) above in respect of fiscal years ending on or after March 31, 2017 setting forth a reasonably detailed calculation of Excess Cash Flow for the applicable fiscal year, (vi) in the case of any delivery of financial statements under clause (a) above, setting forth reasonably detailed calculations as of the last day of the fiscal year covered by such financial statements with respect to which Subsidiaries are Material Subsidiaries, Material Foreign Subsidiaries and Material Foreign Subsidiary Local Pledgees based on the information contained in such financial statements and identifying each

Subsidiary, if any, that has automatically been designated a Material Subsidiary in order to satisfy the condition set forth in the definition of the term “Material Subsidiary” and (vii) identifying, as of the last day of the most recent fiscal quarter covered by such financial statements, each Person that has become a Subsidiary during such fiscal quarter and specifying whether that Subsidiary is an Excluded Subsidiary; and (2) at any time when the aggregate Consolidated EBITDA of the Unrestricted Subsidiaries for the four fiscal quarter period of the Borrower most recently ended exceeds 5% of the Consolidated EBITDA of the Borrower and the Subsidiaries for the four fiscal quarter period of the Borrower most recently ended, (A) in connection with any delivery of financial statements under clause (a) above, within the time period required in clause (a) of this Section 5.01, a completed Unrestricted Subsidiary Reconciliation Statement signed by a Financial Officer of the Borrower stating that such reconciliation statement accurately reflects all adjustments necessary to treat the Unrestricted Subsidiaries as if they were not consolidated with the Borrower and to otherwise eliminate all accounts of the Unrestricted Subsidiaries and reflects no other adjustment from the related GAAP financial statement (except as otherwise disclosed in such reconciliation statement) and (B) in connection with any delivery of financial statements under clause (b) above, within the time period required in clause (b) of this Section 5.01, a certificate signed by a Financial Officer of the Borrower stating the aggregate amount of EBITDA of the Unrestricted Subsidiaries, determined on the same basis for the Unrestricted Subsidiaries as Consolidated EBITDA is determined for the Borrower and the Restricted Subsidiaries, and setting forth a reasonably detailed calculation thereof;

(d) concurrently with each delivery of financial statements under clause (a) above, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related projected statements of income and cash flows as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget);

(e) promptly after any request therefor by the Administrative Agent or any Lender, copies of (i) any documents described in Section 101(k)(1) of ERISA that the Borrower or any of its ERISA Affiliates may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l)(1) of ERISA that the Borrower or any of its ERISA Affiliates may request with respect to any Multiemployer Plan; provided that if the Borrower or any of its ERISA Affiliates has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan as of the date that the Administrative Agent or a Lender makes a request for such documents from the Borrower, the Borrower or the applicable ERISA Affiliate shall promptly make a request for such documents and notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof;

(f) promptly after any request therefor, such other non-privileged information regarding the operations, business affairs, assets, liabilities (including contingent liabilities) and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, or with the USA PATRIOT Act, as the Administrative Agent or any Lender may reasonably request; and

(g) at any time when the aggregate Consolidated EBITDA of the Unrestricted Subsidiaries for the four fiscal quarter period of the Borrower most recently ended exceeds 10% of the Consolidated EBITDA of the Borrower and the Subsidiaries for the four fiscal quarter period of the Borrower most recently ended, within the time period required in clause (a) or (b) of this Section 5.01, as applicable, the Borrower shall provide to the Administrative Agent for distribution to the Lenders a certificate of a Financial Officer specifying (i) the Consolidated Net Tangible Assets, the Consolidated Net Income and the Consolidated EBITDA of the Borrower and the Restricted Subsidiaries and (ii) the Consolidated Net Tangible Assets, the Consolidated Net Income and the Consolidated EBITDA of the Unrestricted Subsidiaries (in the aggregate for all such Unrestricted Subsidiaries).

Information required to be delivered pursuant to clause (a) or (b) of this Section shall be deemed to have been delivered if such information, or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on an IntraLinks or similar site to which the Lenders have been granted access or shall be available on the website of the SEC at http://www.sec.gov. Information required to be delivered pursuant to this Section may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent. For the avoidance of doubt, the management discussion and analysis contained in any Form 10-Q or Form 10-K filed by the Borrower will satisfy the requirement to provide a narrative report describing the financial position, results of operations and cash flows of the Borrower and the consolidated Subsidiaries.

At the request of the Administrative Agent or the Required Lenders, the Borrower will hold quarterly conference calls for the Lenders to discuss financial information for the previous quarter. The conference call shall be held at a time mutually agreed with the Administrative Agent that is promptly following delivery of the financial statements required under Sections 5.01(a) and 5.01(b). The requirements of this paragraph shall be satisfied by the Borrower providing the Administrative Agent with reasonable advance notice of, and access for the Lenders to, the quarterly earnings call with the holders of the Borrower’s Equity Interests.

SECTION 5.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent, which will furnish to each Issuing Bank and each Lender, prompt written notice, after obtaining knowledge thereof, of the following:

(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of a Financial Officer or another executive officer of the Borrower, affecting the Borrower or any Restricted Subsidiary, or any adverse development in any such pending action, suit or proceeding not previously disclosed in writing by the Borrower to the Administrative Agent, that in each case would reasonably be expected to result in a Material Adverse Effect or that in any manner questions the validity of any Loan Document;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect; and

(d) any other development that has resulted, or would reasonably be expected to result, in a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03. Additional Subsidiaries. (a) If any Material Subsidiary, Material Foreign Subsidiary or Material Foreign Subsidiary Local Pledgee is formed or acquired after the Effective Date, or if any then existing Subsidiary becomes a Material Subsidiary, Material Foreign Subsidiary or Material Foreign Subsidiary Local Pledgee after the Effective Date, the Borrower will, as promptly as practicable, and in any event within 30 days (or, in the case of any such acquired Material Subsidiary, Material Foreign Subsidiary or Material Foreign Subsidiary Local Pledgee, 60 days, or, in any case, such longer period as the Administrative Agent may agree to in writing), notify the Administrative Agent thereof and cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary (if it is a Designated Subsidiary) and with respect to any Equity Interests of such Material Subsidiary, Material Foreign Subsidiary or Material Foreign Subsidiary Local Pledgee owned by any Designated Subsidiary.

(b) The Borrower may designate any Restricted Subsidiary that is neither a CFC nor otherwise a Designated Subsidiary as a Designated Subsidiary; provided that the Collateral and Guarantee Requirement shall have been satisfied with respect to such Subsidiary as if such Subsidiary is a Person that becomes a Designated Subsidiary after the Effective Date.

SECTION 5.04. Information Regarding Collateral. (a) Without limiting the effect of Section 9.14, the Borrower will furnish to the Administrative Agent prompt (and in any event within 20 Business Days of the occurrence thereof) written notice of any change in (i) the legal name of any Loan Party, as set forth in its organizational documents, (ii) the jurisdiction of organization or the form of organization of any Loan Party (including as a result of any merger or consolidation), (iii) the location of the chief executive office of any Loan Party or (iv) the organizational identification number, if any, or, with respect to any Loan Party organized under the laws of a jurisdiction that requires such information to be set forth on the face of a Uniform Commercial Code financing statement, the Federal Taxpayer Identification Number of such Loan Party.

(b) Without limiting the effect of Section 9.14, at the time of delivery of financial statements pursuant to Section 5.01(a), the Borrower shall deliver to the Administrative Agent a completed Supplemental Perfection Certificate, signed by a Financial Officer of the Borrower, (i) setting forth the information required pursuant to the Supplemental Perfection Certificate and indicating any changes in such information from the most recent Supplemental Perfection Certificate delivered pursuant to this Section (or, prior to the first delivery of a Supplemental Perfection Certificate, from the Perfection Certificate delivered on the Effective Date) or (ii) certifying that there has been no change in such information from the most recent Supplemental Perfection Certificate delivered pursuant to this Section (or, prior to the first delivery of a Supplemental Perfection Certificate, from the Perfection Certificate delivered on the Effective Date).

SECTION 5.05. Existence; Conduct of Business. (a) The Borrower and each Restricted Subsidiary will do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect its legal existence and exercise commercially reasonable efforts to preserve, renew and keep in full force and effect those licenses, permits, privileges, and franchises (other than Intellectual Property) that are material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or any Disposition permitted by Section 6.05. The Borrower and the Restricted Subsidiaries will exercise commercially reasonable efforts in accordance with industry standard practices to preserve, renew and keep in full force and effect their Intellectual Property licenses and rights, and their patents, copyrights, trademarks and trade names, in each case material to the conduct of their business, except where the failure to take such actions, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any Disposition permitted by Section 6.05.

(b) The Borrower and each Restricted Subsidiary will (i) protect the secrecy and confidentiality of the material confidential information and trade secrets of the Borrower or such Restricted Subsidiary by having and maintaining a policy requiring employees, consultants, licensees, vendors and contractors which obtain or are likely to obtain material confidential information or trade secrets to execute confidentiality agreements, (ii) take all actions reasonably necessary in accordance with industry standard practices to ensure that trade secrets of the Borrower or such Restricted Subsidiary do not fall into the public domain and (iii) protect the secrecy and confidentiality of the source code of computer software programs and applications owned or licensed out by the Borrower or such Restricted Subsidiary by having and enforcing a policy requiring licensees of such source code (including licensees under any source code escrow agreement) to enter into agreements with use and nondisclosure restrictions, except with respect to any of the foregoing where the failure to take any such action, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.06. Payment of Obligations. The Borrower and each Restricted Subsidiary will pay, discharge or otherwise satisfy, as the same shall become due and payable, its obligations (other than obligations with respect to Indebtedness), including Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and the Borrower or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

SECTION 5.07. Maintenance of Properties. The Borrower and each Restricted Subsidiary will keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

SECTION 5.08. Insurance. The Borrower and each Restricted Subsidiary will maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations. Each such policy of liability or casualty insurance maintained by or on behalf of Loan Parties will (in the case of policies in effect on the Effective Date, within 30 days after the Effective Date (or such later date as may be agreed to by the Administrative Agent, in its discretion) (a) in the case of each liability insurance policy (other than workers’ compensation, director and officer liability or other policies in which such endorsements are not customary), name the Administrative Agent, on behalf of the Secured Parties, as an additional insured thereunder, (b) in the case of each casualty insurance policy, contain a lender’s loss payable clause or endorsement that names the Administrative Agent, on behalf of the Secured Parties, as the lender’s loss payee thereunder and (c) to the extent available from the applicable insurance provider, provide for at least 30 days’ (or such shorter number of days as may be agreed to by the Administrative Agent) prior written notice to the Administrative Agent of any cancellation of such policy. With respect to each Mortgaged Property that is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, the applicable Loan Party has obtained, and will maintain, with financially sound and reputable insurance companies, such flood insurance as is required under applicable law, including Regulation H of the Board of Governors. The Borrower will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.

SECTION 5.09. Books and Records; Inspection and Audit Rights. The Borrower and each Restricted Subsidiary will keep proper books of record and account in which full, true and correct entries in conformity in all material respects with GAAP and applicable law are made of all dealings and transactions in relation to its business and activities. The Borrower and each Restricted Subsidiary will permit the Administrative Agent or any Lender, and any agent designated by any of the foregoing, upon reasonable prior notice and (a) to visit and inspect its properties, (b) to examine and make extracts from its books and records and (c) to discuss its operations, business affairs, assets, liabilities (including contingent liabilities) and financial condition with its officers and independent accountants (subject to such accountants’ customary policies), all at such reasonable times during reasonable business hours as may be reasonably requested provided that (a) only the Administrative Agent, acting individually or on behalf of the Lenders, may assert rights to access under this Section for the Administrative Agent or any Lender and (b) unless an Event of Default shall have occurred and be continuing, (i) no such discussion with any such independent accountants shall be permitted unless the Borrower shall have received reasonable notice thereof and a reasonable opportunity to participate therein and (ii) such rights shall not be exercised more often than once during any period of 12 consecutive months. Notwithstanding anything else set forth herein to the contrary, in no event shall the Borrower or any of the Subsidiaries be required to allow any such Person to inspect or examine, or be required to discuss, any records, documents or other information (x) with respect to which the Borrower or any of the Subsidiaries has obligations of confidentiality (whether pursuant to law, contract or otherwise) (it being understood that the Borrower or any of the Subsidiaries shall, following a reasonable request from the Administrative Agent, use commercially reasonable efforts to request consent from an applicable contractual counterparty to disclose such information (but shall not be required to incur any cost or expense or pay any consideration of any type to such party in order to obtain such consent)) or (y) that is subject to attorney-client privilege).

SECTION 5.10. Compliance with Laws. (a) The Borrower and each Subsidiary will comply with all Requirements of Law, including Environmental Laws and ERISA, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(b) The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

SECTION 5.11. Compliance with Merger Agreements. The Borrower and each Subsidiary will comply with all agreements related to the Merger, including the Tax Matters Agreement and all agreements with respect to the tax-free treatment of the Merger, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.12. Use of Proceeds and Letters of Credit. (a) The proceeds of the Revolving Loans will be used on and after the Effective Date for working capital and other general corporate purposes of the Borrower and the Subsidiaries and other transactions not prohibited by this Agreement, including Permitted Acquisitions; provided that no proceeds of any Loans and no Letter of Credit will be used in connection with the purchase or acquisition of Equity Interests of any Person that was preceded by, or consummated pursuant to, an unsolicited tender offer or proxy contest initiated by or on behalf of the Borrower or any other Subsidiary. Letters of Credit will be used by the Borrower and the Subsidiaries for general corporate purposes.

(b) The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and, to the knowledge of the Borrower, agents shall not use, the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country (unless otherwise permissible under Sanctions), to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

SECTION 5.13. Further Assurances. Without limiting the effect of Section 9.14, the Borrower and each other Loan Party will, and will cause each other Designated Subsidiary to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law, or that the Administrative Agent may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied at all times or otherwise to effectuate the provisions of the Loan Documents, all at the expense of the Loan Parties. The Borrower will provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

SECTION 5.14. Designation of Restricted and Unrestricted Subsidiaries. The Borrower may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (a) immediately before and after such designation, no Event of Default shall have occurred and be continuing or would result from such designation, (b) immediately after giving effect to such designation, the Borrower shall be in compliance on a Pro Forma Basis with the covenants set forth in Sections 6.12 and 6.13 recomputed as of the last day of the most recently ended fiscal quarter of the Borrower in respect of which financial statements have been delivered under Section 5.01(a) or (b), and the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer setting forth reasonably detailed calculations demonstrating compliance with this clause (b), and (c) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “restricted subsidiary” or a “guarantor” (or any similar designation) for any Material Indebtedness. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the parent company of such Subsidiary therein under Section 6.04 at the date of designation in an amount equal to the net book value of such parent company’s investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary, and the making of an Investment by such Subsidiary in any investments of such Subsidiary, in each case existing at such time.

ARTICLE VI

Negative Covenants

Until the Commitments shall have expired or been terminated, the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, all Letters of Credit shall have expired or been terminated (or shall have been backstopped or cash collateralized in a manner reasonably satisfactory to the relevant Issuing Bank)) and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 6.01. Indebtedness. None of the Borrower or any Restricted Subsidiary will create, incur, assume or permit to exist any Indebtedness or Disqualified Equity Interests, except:

(i) Indebtedness created under the Loan Documents;

(ii) Indebtedness existing on the Effective Date and set forth on Schedule 6.01 and Refinancing Indebtedness in respect thereof;

(iii) Indebtedness of the Borrower to any Restricted Subsidiary or any Restricted Subsidiary to the Borrower or any other Restricted Subsidiary; provided that (A) such Indebtedness shall not have been transferred to any Person other than the Borrower or any Restricted Subsidiary, (B) any such Indebtedness owing by the Borrower to any Restricted Subsidiary or by any Loan Party to any Restricted Subsidiary that is not a Loan Party shall be unsecured and subordinated in right of payment to the Loan Document Obligations in accordance with the provisions of the Global Intercompany Note and (C) any such Indebtedness owing by any Restricted Subsidiary that is not a Loan Party to any Loan Party shall be incurred in compliance with Section 6.04;

(iv) Guarantees by the Borrower of Indebtedness of any Restricted Subsidiary and by any Restricted Subsidiary of Indebtedness of the Borrower or any other Restricted Subsidiary; provided that (A) the Indebtedness so Guaranteed is permitted by this Section (other than clause (ii) or (vi)), (B) Guarantees by any Loan Party of such Indebtedness of any Restricted Subsidiary that is not a Subsidiary Loan Party shall be incurred in compliance with Section 6.04, (C) Guarantees permitted under this clause (iv) shall be subordinated to the Obligations of the applicable Restricted Subsidiary to the same extent and on the same terms as the Indebtedness so Guaranteed is subordinated to the Obligations;

(v) Indebtedness of the Borrower or any Restricted Subsidiary (A) incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and Synthetic Lease Obligations, provided that such Indebtedness is incurred prior to or within 270 days after such acquisition or the completion of such construction or improvement and the principal amount of such Indebtedness does not exceed the cost of acquiring, constructing or improving such fixed or capital assets or (B) assumed in connection with the acquisition of any fixed or capital assets or secured by a Lien on such assets prior to the acquisition thereof, and Refinancing Indebtedness in respect of any of the foregoing; provided that the aggregate outstanding principal amount of Indebtedness incurred in reliance on this clause (vi) shall not at any time of incurrence exceed the greater of (x) $50,000,000 and (y) 3.00% of Consolidated Net Tangible Assets as of the last day of the fiscal quarter, if any, of the Borrower most recently ended for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b);

(vi) Permitted Acquired Debt; provided that after giving effect to the acquisition of the obligor in respect thereof or the assumption by any Restricted Subsidiary of such Permitted Acquired Debt, (A) in the case of any Permitted Acquired Debt in respect of which the only Restricted Subsidiaries that are obligors are CFCs, the Borrower shall be in compliance on a Pro Forma Basis with the Leverage Ratio under Section 6.12 for the most recent Test Period prior to such time for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, for the most recent Test Period contained in the financial statements referred to in Section 3.04), (B) the aggregate outstanding principal amount of Permitted Acquired Debt of all Permitted Acquired Debt Non-Guarantors (including any Subsidiary that will become a Permitted Acquired Debt Non-Guarantor in connection with such acquisition) shall not exceed $100,000,000, and (C) the combined total assets of all Permitted Acquired Debt Non-Guarantors shall be less than 5% of the consolidated total assets of the Borrower (excluding assets of, and investments in, CFCs) and the combined revenues of all Permitted Acquired Debt Non-Guarantors shall account for less than 5% of the consolidated revenues of the Borrower (excluding consolidated revenues attributable to CFCs), in each case as of the end of or for the most recent period of four consecutive fiscal quarters of the Borrower for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, as of and for the most recent such period contained in the financial statements referred to in Section 3.04) (but with such consolidated total assets and revenues calculated by treating Unrestricted Subsidiaries as if they were not consolidated with the Borrower and otherwise eliminating all accounts of Unrestricted Subsidiaries);

(vii) Indebtedness of Foreign Restricted Subsidiaries; provided that the aggregate outstanding principal amount of Indebtedness incurred in reliance on this clause (vii) shall not at any time of incurrence exceed the greater of (x) $25,000,000 and (y) 1.50% of Consolidated Net Tangible Assets as of the last day of the fiscal quarter, if any, of the Borrower most recently ended for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b);

(viii) Indebtedness of the Borrower or Restricted Subsidiaries in respect of Cash Management Services incurred in the ordinary course of business; provided that, except in the case of Indebtedness in respect of Cash Management Services consisting of credit card and other card services, such Indebtedness shall be repaid in full within 15 Business Days of the incurrence thereof;

(ix) (A) Indebtedness in respect of letters of credit, surety and performance bonds, bank guarantees, appeal bonds, performance and completion guarantees and similar instruments issued for the account of the Borrower or any Restricted Subsidiary in the ordinary course of business and only to backstop or support obligations customarily requiring such instruments to be provided and (B) Indebtedness of the type referred to in clause (f) of the definition thereof securing judgments, decrees, attachments or awards that do not constitute an Event of Default under clause (1) of Article VII;

(x) Indebtedness of the Borrower or any Restricted Subsidiary in the form of purchase price adjustments, earn-outs, indemnification obligations, non-competition agreements or other arrangements representing acquisition consideration or deferred payments of a similar nature incurred in connection with any Permitted Acquisition or any other Investment permitted by Section 6.04;

(xi) other Indebtedness and Disqualified Equity Interests of the Borrower, provided that, after giving effect to the incurrence thereof, (A) the Borrower shall be in compliance, on a Pro Forma Basis giving effect to such incurrence, with the Leverage Ratio under Section 6.12 for the most recent Test Period prior to such time for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, for the most recent Test Period contained in the financial statements referred to in Section 3.04); (B) the aggregate outstanding principal amount of Indebtedness of the Restricted Subsidiaries that are not Subsidiary Loan Parties incurred in reliance on this clause (xi) shall not at any time of incurrence exceed the greater of (x) $25,000,000 and (y) 1.50% of Consolidated Net Tangible Assets as of the last day of the fiscal quarter, if any, of the Borrower most recently ended for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b); and (C) any such Indebtedness (1) does not mature earlier than, and has a weighted average life to maturity no earlier than, 91 days after the Latest Maturity Date, (2) does not provide for any amortization, mandatory prepayment, redemption or repurchase (other than upon a change of control, and mandatory offers to purchase and customary acceleration rights after an event of default) prior to the date that is 91 days after the Latest Maturity Date in effect at the time of incurrence, (3) is not guaranteed by any Subsidiary that is not a Subsidiary Loan Party and (4) contains covenants, events of default and other terms that are customary for similar Indebtedness in light of then-prevailing market conditions and, when taken as a whole (other than interest rates and redemption premiums), are not more restrictive to the Borrower and the Restricted Subsidiaries than those set forth in the Loan Documents, as determined by the Borrower in good faith;

(xii) Incremental Equivalent Debt; provided that the aggregate principal amount of such Incremental Equivalent Debt issued in accordance with this clause (xii) shall not exceed the amount permitted under Section 2.20 and the conditions that apply to issuance of such Incremental Equivalent Debt set forth in Section 2.20 shall be satisfied;

(xiii) Refinancing Term Loan Indebtedness or Refinancing Revolving Commitments; provided that the Net Proceeds from such Indebtedness are applied to make the prepayments or reductions, as applicable, required under Section 2.22, and the requirements with respect to such Indebtedness or Commitments set forth in Section 2.22 shall be satisfied; and

(xiv) other Indebtedness or Disqualified Equity Interests of the Borrower; provided that the aggregate outstanding principal amount of Indebtedness incurred in reliance on this clause (xiv) shall not at any time of incurrence exceed the greater of (x) $25,000,000 and (y) 1.50% of Consolidated Net Tangible Assets as of the last day of the fiscal quarter, if any, of the Borrower most recently ended for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b);

(xv) Indebtedness owed to any Person (including obligations in respect of letters of credit for the benefit of such Person) providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(xvi) Foreign Jurisdiction Deposits;

(xvii) Indebtedness in the form of (x) Guarantees of loans and advances permitted by Section 6.04(l) and (y) reimbursements owed to officers, directors, consultants and employees in the ordinary course of business;

(xviii) Guarantees of Indebtedness of joint ventures of the Borrower or any Restricted Subsidiary; provided that the aggregate outstanding principal amount of Indebtedness incurred in reliance on this clause (xviii) shall not at any time of incurrence exceed the greater of (x) $25,000,000 and (y) 1.50% of Consolidated Net Tangible Assets as of the last day of the fiscal quarter, if any, of the Borrower most recently ended for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b);

(xix) Disqualified Equity Interests of Restricted Subsidiaries that are held by the Borrower or any Restricted Party and in respect of which the Collateral and Guarantee Requirement has been satisfied; and

(xx) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (i) through (xviii) above;

provided that no Restricted Subsidiary shall issue or permit to be outstanding any Disqualified Equity Interests other than Disqualified Equity Interests owned by the Borrower or another Loan Party and pledged to secure the Obligations under the Security Documents.

SECTION 6.02. Liens. (a) The Borrower will not, nor will it permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable and royalties) or rights in respect of any thereof, except:

(i) Liens created under the Loan Documents and any Liens on cash or deposits granted in favor of any Issuing Bank to cash collateralize any Defaulting Lender’s participation in Letters of Credit as contemplated by this Agreement;

(ii) Permitted Encumbrances;

(iii) any Lien on any asset of the Borrower or any Restricted Subsidiary existing on the Effective Date and set forth on Schedule 6.02; provided that (A) such Lien shall not apply to any other asset of the Borrower or any Restricted Subsidiary (other than assets financed by the same financing source pursuant to the same financing scheme) and (B) such Lien shall secure only those obligations that it secures on the date hereof and any extensions, renewals, replacements and refinancings thereof that do not increase the outstanding principal amount thereof and, in the case of any such obligations constituting Indebtedness, that are permitted under Section 6.01 as Refinancing Indebtedness in respect thereof;

(iv) any Lien existing on any asset prior to the acquisition thereof by the Borrower or any Restricted Subsidiary or existing on any asset of any Person that becomes a Restricted Subsidiary (or of any Person not previously a Restricted Subsidiary that is merged or consolidated with or into the Borrower or a Restricted Subsidiary in a transaction permitted hereunder) after the date hereof prior to the time such Person becomes a Restricted Subsidiary (or is so merged or consolidated); provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary (or such merger or consolidation), (B) such Lien shall not apply to any other asset of the Borrower or any Restricted Subsidiary (other than (x) assets financed by the same financing source pursuant to the same financing scheme and (y) in the case of any such merger or consolidation, the assets of any Restricted Subsidiary that is a party thereto) and (C) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary (or is so merged or consolidated), and any extensions, renewals, replacements and refinancings thereof that do not increase the outstanding principal amount thereof and, in the case of any such obligations constituting Indebtedness, that are permitted under Section 6.01 as Refinancing Indebtedness in respect thereof;

(v) Liens on fixed or capital assets acquired, constructed or improved (including any assets made the subject of a Capital Lease Obligation incurred) by the Borrower or any Restricted Subsidiary; provided that (x) such Liens secure only Indebtedness permitted by clause (v) of Section 6.01 and (y) such Liens shall not apply to any other asset of the Borrower or any Restricted Subsidiary (other than the proceeds and products thereof) and except assets financed by the same financing source pursuant to the same financing scheme in the ordinary course of business;

(vi) in connection with the sale or transfer of any Equity Interests or other assets in a transaction permitted under Section 6.05, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;

(vii) in the case of (A) any Subsidiary that is not a wholly-owned Restricted Subsidiary or (B) the Equity Interests in any Person that is not a Restricted Subsidiary, any encumbrance or restriction, including any put and call arrangements, related to Equity Interests in such Subsidiary or such other Person set forth in the organizational documents of such Subsidiary or such other Person or any related joint venture, shareholders’ or similar agreement;

(viii) Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by the Borrower or any Restricted Subsidiary in connection with any letter of intent or purchase agreement for a Permitted Acquisition or other transaction permitted hereunder;

(ix) any interest or title of a lessor under leases (other than leases constituting Capitalized Lease Obligations) entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business

(x) Liens deemed to exist in connection with Investments in repurchase agreements that are Cash Equivalents;

(xi) Liens on property of any Restricted Subsidiary that is not a Designated Subsidiary, which Liens secure Indebtedness of such Restricted Subsidiary permitted under Section 6.01;

(xii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods by any of the Restricted Subsidiaries in the ordinary course of business;

(xiii) Liens on cash, bank accounts and general intangibles relating thereto securing obligations for Cash Management Services in the ordinary course of business;

(xiv) leases, licenses, subleases or sublicenses (including with respect to rights in Intellectual Property), including non-exclusive software licenses, granted to others that do not (A) interfere in any material respect with the business of the Borrower and the Restricted Subsidiaries, taken as a whole, or (B) secure any Indebtedness;

(xv) Liens on Collateral securing any Permitted Pari Passu Refinancing Debt, Permitted Junior Lien Refinancing Debt or Incremental Equivalent Debt;

(xvi) Liens on assets of Foreign Subsidiaries that are CFCs securing Indebtedness of Foreign Subsidiaries permitted under Section 6.01;

(xvii) Liens on any property of (A) any Loan Party in favor of any other Loan Party, (B) any Foreign Subsidiary in favor of any Loan Party and (C) any Restricted Subsidiary that is not a Loan Party in favor of the Borrower or any other Loan Party; and

(xviii) other Liens securing Indebtedness or other obligations in an aggregate principal amount not to exceed the greater of (x) $50,000,000 and (y) 3.00% of Consolidated Net Tangible Assets as of the last day of the fiscal quarter, if any, of the Borrower most recently ended for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b).

(b) Notwithstanding the foregoing, no Designated Subsidiary shall create, incur, assume or permit to exist any Lien (other than any non-consensual Lien or any Lien of the type referred to in Section 6.02(i), (ii), (iv), (vi), (vii), (xv) and (xvi)) on any Equity Interests that are required by the Collateral and Guarantee Requirement to be pledged as Collateral (or, in the case of Equity Interests of any Foreign Subsidiary or CFC Holdco, Equity Interests that would be required to be pledged if such Subsidiary became a Material Foreign Subsidiary) except pursuant to the Security Documents.

SECTION 6.03. Fundamental Changes; Business Activities. (a) The Borrower will not, and will not permit any Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing, (i) any Person may merge or consolidate with or into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Person (other than the Borrower) may merge or consolidate with any Restricted Subsidiary in a transaction in which the surviving entity is a Restricted Subsidiary (and, if any party to such merger or consolidation is a Subsidiary Loan Party, is a Subsidiary Loan Party), (iii) any Restricted Subsidiary may merge into or consolidate with any Person (other than the Borrower) in a transaction permitted under Section 6.05 in which, after giving effect to such transaction, the surviving entity is not a Restricted Subsidiary, and (iv) any Restricted Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that the assets and operations of any Material Subsidiary that is liquidated or dissolved shall be transferred to the Borrower, a Subsidiary Loan Party, or the direct holder of the Equity Interests of such Material

Restricted Subsidiary in connection therewith (or, in the case of a Material Subsidiary that is an Excluded Subsidiary, to any other Restricted Subsidiary); provided that any such merger or consolidation involving a Person that is not a wholly owned Restricted Subsidiary immediately prior to such merger or consolidation shall not be permitted unless it is also permitted by Section 6.04.

(b) None of the Borrower or any Restricted Subsidiary will engage to any material extent in any business other than businesses of the type conducted by the Borrower and the Restricted Subsidiaries (including the Company and its Restricted Subsidiaries) on the date hereof and businesses reasonably related, incidental, complementary or ancillary thereto.

SECTION 6.04. Investments. Loans. Advances. The Borrower will not, and will not permit any Restricted Subsidiary to, purchase, hold, acquire (including pursuant to any merger or consolidation with any Person that was not a wholly-owned Restricted Subsidiary prior thereto), make or otherwise permit to exist any Investment in any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) all or substantially all the assets of any other Person or of a business unit, division, product line or line of business of any other Person, except:

(a) cash and Cash Equivalents;

(b) Investments existing on the date hereof and set forth on Schedule 6.04 and any modification, replacement, renewal, reinvestment or extension thereof; provided that (i) no Investment may be made therein or in respect thereof if such Investment would increase the outstanding amount of such Investment to an amount in excess of the amount of such Investment on the Effective Date (net of return of capital in respect thereof after the Effective Date), other than (A) to the extent required by the terms of such Investment as in effect on the Effective Date up to the amount specified for such Investment on Schedule 6.04 or (B) to the extent made in reliance on another paragraph of this Section 6.04 and (ii) the terms of any such Investment are not otherwise modified from the terms that are in effect as of the date hereof in a manner that is materially adverse to the Lenders;

(c) Investments by the Borrower and the Restricted Subsidiaries in Equity Interests in their Restricted Subsidiaries; provided that (i) such subsidiaries are Restricted Subsidiaries prior to such investments, (ii) any such Equity Interests held by a Loan Party shall be pledged if and to the extent required to satisfy the Collateral and Guarantee Requirement, and (iii) the aggregate amount of such Investments by the Loan Parties in Restricted Subsidiaries that are not Loan Parties, taken together with the aggregate amount of loans and advances by the Loan Parties to, and Guarantees by the Loan Parties of Indebtedness and other obligations of, Restricted Subsidiaries that are not Loan Parties (including without duplication those made in reliance on clauses (d)(iii) and (e)(iii) below, but excluding all such Investments, loans, advances and Guarantees existing on the date hereof and permitted by clause (b) above or consisting of loans or advances permitted by Section 6.04(u)), shall not exceed the greater of (x) $100,000,000 and (y) 6.00% of Consolidated Net Tangible Assets as of the last day of the fiscal quarter, if any, of the Borrower most recently ended for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b); and provided further that (A) in no event shall any Restricted Subsidiary that is a Material Subsidiary cease to be a Loan Party pursuant to this clause (c) except as a result of a consolidation, merger or similar transaction in which the continuing or surviving Person is a Loan Party;

(d) loans or advances made by the Borrower or any Restricted Subsidiary to the Borrower or any Restricted Subsidiary; provided that (i) any such loans and advances made by a Loan Party shall be evidenced by the Global Intercompany Note or another promissory note, in each case, pledged pursuant to the Collateral Agreement, (ii) the Indebtedness resulting therefrom is permitted by clause (iii) of Section 6.01, and (iii) the amount of such loans and advances made by the Loan Parties to Restricted Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in clause (c) above;

(e) Guarantees by the Borrower or any Restricted Subsidiary of Indebtedness or other obligations of the Borrower or any Restricted Subsidiary (including any such Guarantees arising as a result of any such Person being a joint and several co-applicant with respect to any Letter of Credit or any other letter of credit or letter of guaranty); provided that (i) a Restricted Subsidiary shall not Guarantee any Indebtedness or obligations of any Loan Party (or any Refinancing Indebtedness in respect thereof) unless (A) such Restricted Subsidiary has Guaranteed the Obligations pursuant to the Collateral Agreement, (B) any such Guarantee of such Indebtedness provides for the release and termination thereof, without action by any Person, upon any release and termination of such Guarantee of the Obligations, and (C) any such Guarantee of Subordinated Indebtedness is subordinated to the Loan Document Obligations on terms no less favorable to the Lenders than those of the Subordinated Indebtedness, (ii) any such Guarantee constituting Indebtedness is permitted by Section 6.01, and (iii) the aggregate amount of Indebtedness and other obligations of Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Parties shall be subject to the limitation set forth in clause (c) above;

(f) the Merger and the other transactions contemplated by the Merger Agreement to be effected on the Effective Date;

(g) Permitted Acquisitions (subject to the restrictions and conditions in the definition of such term with respect to Non-Compliant Subsidiaries and Non-Compliant Assets, including reduction of the Available Amount by an amount equal to any usage thereof to acquire Non-Compliant Subsidiaries and Non-Compliant Assets);

(h) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(i) Investments made as a result of the receipt of noncash consideration from a Disposition of any asset in compliance with Section 6.05;

(j) Investments by the Borrower or any Restricted Subsidiary that result solely from the receipt by the Borrower or such Restricted Subsidiary from any of its subsidiaries of a dividend or other Restricted Payment in the form of Equity Interests, evidences of Indebtedness or securities (but not any additions thereto made after the date of the receipt thereof);

(k) payroll, travel and similar advances to directors and employees of the Borrower or any Restricted Subsidiary to cover matters that are expected at the time of such advances to be treated as expenses of the Borrower or such Restricted Subsidiary for accounting purposes and that are made in the ordinary course of business;

(l) loans or advances to directors, officers, consultants and employees of the Borrower or any Restricted Subsidiary made in the ordinary course of business; provided that the aggregate amount of such loans and advances outstanding at any time shall not exceed $20,000,000;

(m) Investments to the extent the consideration therefor consists of Qualified Equity Interests of the Borrower;

(n) other Investments (including the acquisition of Non-Compliant Subsidiaries and Non-Compliant Assets in connection with Permitted Acquisitions) and so long as at the time each such Investment is purchased, made or otherwise acquired (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) either (x) the aggregate amount of each Investment made in reliance on this clause (n) shall not exceed, and shall utilize, the Available Amount at such time or (y) the Leverage Ratio at such time, calculated on a Pro Forma Basis giving effect to such Investment, is equal to or less than 2.25 to 1.00 and the Borrower is in Pro Forma Compliance with the covenant set forth in Section 6.13;

(o) Investments in the form of Hedging Agreements permitted by Section 6.07;

(p) Investments of any Person existing at the time such Person becomes a Restricted Subsidiary or consolidates or merges with the Borrower or any Restricted Subsidiary so long as such Investments were not made in contemplation of such Person becoming a Restricted Subsidiary or of such consolidation or merger and so long as each such Investment that absent this paragraph (p) could not be made or held without reliance on another paragraph of this Section 6.04 shall be deemed to have been made or to be held, as applicable, in reliance on such other paragraph and not in reliance on this paragraph (p);

(q) Investments resulting from pledges or deposits described in clause (c), (d) or (n) of the definition of the term “Permitted Encumbrance”;

(r) receivables or other trade payables owing to the Borrower or a Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as the Borrower or any Restricted Subsidiary deems reasonable under the circumstances;

(s) mergers and consolidations permitted under Section 6.03 that do not involve any Person other than the Borrower and Restricted Subsidiaries that are wholly owned Restricted Subsidiaries; provided that any such merger or consolidation that results in an Investment by a Loan Party in a Restricted Subsidiary that is not a Loan Party shall be deemed made in reliance on paragraph (c) above;

(t) Guarantees to insurers required in connection with worker’s compensation and other insurance coverage of business operating risks (but not any credit or financial risks) arranged in the ordinary course of business;

(u) loans or advances made by the Borrower or any Restricted Subsidiary to any Foreign Subsidiary the proceeds of which are to be used by such Foreign Subsidiary for working capital purposes; provided that (i) any such loans and advances made by a Loan Party shall be evidenced by the Global Intercompany Note or another promissory note, in each case, pledged pursuant to the Collateral Agreement and (ii) the aggregate outstanding amount of such loans and advances shall not at any time exceed $75,000,000;

(v) Investments by any Foreign Subsidiary in any Person that is or becomes a Foreign Subsidiary that is a Restricted Subsidiary; provided that no part of such Investment is funded or Guaranteed by the Borrower or any Restricted Subsidiary that is not a CFC or is made with or consists of assets of the Borrower or any Restricted Subsidiary that is not a CFC; and

(w) other Investments in an aggregate outstanding amount not to exceed the greater of (x) $50,000,000 and (y) 3.00% of Consolidated Net Tangible Assets as of the last day of the fiscal quarter, if any, of the Borrower most recently ended for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b) (in each case determined without regard to any write-downs or write-offs.

SECTION 6.05. Asset Sales. The Borrower will not, and will not permit any Restricted Subsidiary to, sell, transfer, lease or otherwise dispose of (including pursuant to any transfer or contribution to a Restricted Subsidiary), or exclusively license, any asset, including any Equity Interest owned by it, nor will the Borrower permit any

Restricted Subsidiary to issue any additional Equity Interests in such Restricted Subsidiary (other than to the Borrower or a Restricted Subsidiary in compliance with Section 6.04, and other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under Requirements of Law) (each, a “Disposition”), except:

(a) Dispositions of (i) inventory, (ii) used, obsolete or surplus equipment or (iii) cash and Cash Equivalents, in each case in the ordinary course of business;

(b) Dispositions to the Borrower or any Restricted Subsidiary; provided that any such Dispositions involving a Restricted Subsidiary that is not a Loan Party shall be made in compliance with Section 6.04 and Section 6.09;

(c) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(d) sales, transfers, leases and other Dispositions of assets to the extent that such assets constitutes an Investment permitted by clause (h) or (i) of Section 6.04 or another asset received as consideration for the Disposition of any asset permitted by this Section (in each case, other than Equity Interests in a Subsidiary, unless all Equity Interests in such Subsidiary (other than directors’ qualifying shares) are sold)

(e) Sale/Leaseback Transactions permitted by Section 6.06;

(f) Dispositions of assets subject to any casualty or condemnation proceeding (including in lieu thereof);

(g) Sales, transfers and other Dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business consistent with past practice and not as part of any accounts receivables financing transaction;

(h) leases or subleases entered into in the ordinary course of business, to the extent that they do not materially interfere with the business of the Borrower or any Restricted Subsidiary;

(i) non-exclusive assignments, licenses or sublicenses of Intellectual Property in the ordinary course of business, to the extent that they do not materially interfere with the business of the Borrower or any Subsidiary;

(j) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements; and

(k) Dispositions of assets that are not permitted by any other clause of this Section (other than Equity Interests in a Subsidiary unless all Equity Interests in such Subsidiary (other than directors’ qualifying shares) are sold) ; provided that the cumulative aggregate fair market value of all assets sold, transferred, leased or otherwise Disposed of in reliance on this clause (j) shall not at the time any such Disposition is made (and giving effect to such Disposition) exceed an amount equal to 25% of Consolidated Net Tangible Assets as of the last day of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, as of the last day of the most recent fiscal quarter contained in the financial statements referred to in Section 3.04);

provided that all Dispositions permitted hereby (other than those permitted by clause (b)) shall be made for fair value and all Dispositions made in reliance on clause (e) or (k) shall be for at least 75% cash consideration payable at the time of such Disposition; provided, further, that any consideration in the form of Cash Equivalents that are disposed of for cash consideration within 90 days after such sale, transfer or other disposition shall be deemed to be cash consideration in an amount equal to the amount of such cash consideration for purposes of this proviso, (ii) any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Loan Document Obligations, that are assumed by the transferee with respect to the applicable sale, transfer, lease or other disposition and for which the Borrower and all the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing shall be deemed to be cash consideration in an amount equal to the liabilities so assumed and (iii) any Designated Non-Cash Consideration received by the Borrower or such Restricted Subsidiary in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (iii) that is at that time outstanding, shall not be in excess of the greater of (x) $25,000,000 and (y) 1.50% of Consolidated Net Tangible Assets as of the last day of the fiscal quarter, if any, of the Borrower most recently ended for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b) at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash consideration.

SECTION 6.06. Sale/Leaseback Transactions. The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction, except for any such sale of any fixed or capital assets by the Borrower or any Restricted Subsidiary that is made for cash consideration in an amount not less than the fair value of such fixed or capital asset and is consummated within 270 days after such Subsidiary acquires or completes the construction of such fixed or capital asset, provided that (a) the sale or transfer of the property thereunder is permitted under Section 6.05, (b) any Capital Lease Obligations and Synthetic Lease Obligations arising in connection therewith are permitted under Section 6.01(v) and (c) any Liens arising in connection therewith (including Liens deemed to arise in connection with any such Capital Lease Obligations and Synthetic Lease Obligations) are permitted under Section 6.02(a)(v).

SECTION 6.07. Hedging Agreements. The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any Hedging Agreement, except (a) Hedging Agreements entered into to hedge or mitigate risks to which the Borrower or any Restricted Subsidiary has actual exposure (other than in respect of Equity Interests or Indebtedness of the Borrower or any Restricted Subsidiary) and (b) Hedging Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Restricted Subsidiary.

SECTION 6.08. Restricted Payments; Certain Payments of Indebtedness. (a) The Borrower will not, and will not permit any Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(i) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional Equity Interests permitted hereunder;

(ii) any Restricted Subsidiary may declare and pay dividends or make other distributions with respect to its capital stock, partnership or membership interests or other similar Equity Interests, or make other Restricted Payments in respect of its Equity Interests, in each case ratably to the holders of such Equity Interests or its Equity Interests of the relevant class, as the case may be;

(iii) the Borrower may acquire Equity Interests upon the exercise of stock options if such Equity Interests are transferred in satisfaction of a portion of the exercise price of such options;

(iv) the Borrower may make cash payments in lieu of the issuance of fractional shares representing insignificant interests in the Borrower in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests in the Borrower;

(v) the Borrower may make Restricted Payments, not exceeding $10,000,000 in the aggregate during any fiscal year (with any unused amount of such base amount from any fiscal year available for use in the next succeeding fiscal year following the use of the base amount permitted by this clause (v) in such succeeding fiscal year), pursuant to and in accordance with stock option plans or other benefit plans or agreements approved by the Borrower’s board of directors for directors, officers or employees of the Borrower and the Subsidiaries;

(vi) the Borrower may effect Share Repurchases (x) during the period commencing on the Effective Date and ending on and including December 31, 2015, in an amount not to exceed $300,000,000, (y) during the period commencing on January 1, 2016, and ending on and including after March 31,

2016, in an aggregate amount not to exceed $18,750,000, and (z) during each fiscal year, commencing with the fiscal year beginning on April 1, 2016, in an aggregate amount not to exceed $75,000,000; provided that any amounts (“base amounts”) referred to in clause (y) or (z) that are not utilized for Share Purchases during applicable period or fiscal year, as the case may be, may be carried over into the next fiscal year (but not thereafter), provided, further, that the base amounts in respect of any fiscal year must be utilized in full before any such amounts carried forward into such fiscal year are utilized;

(vii) the Borrower may make additional cash Restricted Payments in an aggregate cumulative amount of $50,000,000; and

(viii) the Borrower may make additional cash Restricted Payments, so long as the time each such Restricted Payment is made no Default shall have occurred and be continuing or would result therefrom, (x) in an amount not in excess of (and which shall utilize) the Available Amount at the time such Restricted Payments are made, provided that the Borrower is at such time in Pro Forma Compliance with the covenants set forth in Sections 6.12 and 6.13 after giving effect to such Restricted Payments, and (y) in an unlimited amount if the Leverage Ratio at the time such Restricted Payments are made, calculated on a Pro Forma Basis giving effect to such Restricted Payments, is equal to or less than 2.25 to 1.00 and the Borrower is in Pro Forma Compliance with the covenant set forth in Section 6.13.

(b) None of the Borrower or any Restricted Subsidiary will make or agree to prepay or make, directly or indirectly, any prepayment, redemption, purchase, defeasance or otherwise satisfy prior to the scheduled maturity thereof in any manner any Junior Indebtedness, including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, defeasance, cancellation or termination of any Junior Indebtedness, or make any payment in violation of any subordination terms of any Junior Indebtedness; except:

(i) regularly scheduled interest and principal payments and fees as and when due in respect of any Junior Indebtedness, and any payments or prepayments in respect of Junior Indebtedness owed by any Loan Party to the Borrower or any Restricted Subsidiary, in each case other than payments in respect of Junior Indebtedness prohibited by the subordination provisions thereof;

(ii) refinancings of Junior Indebtedness to the extent permitted under Section 6.01;

(iii) the conversion of any Junior Indebtedness to Equity Interests (other than Disqualified Equity Interests) of the Borrower;

(iv) payments of or in respect of Junior Indebtedness made solely with Equity Interests in the Borrower (other than Disqualified Equity Interests);

(v) the prepayment, redemption, purchase, defeasance or other satisfaction of Junior Indebtedness incurred or assumed pursuant to Section 6.01(vi), so long as at the time each such payment is made no Default shall have occurred and be continuing or would result therefrom;

(vi) payment of interest in the form of payments in kind, accretion or similar payments;

(vii) so long as at the time each such payment is made no Default shall have occurred and be continuing or would result therefrom, the prepayment, redemption, purchase, defeasance or other satisfaction of Junior Indebtedness in an aggregate cumulative amount not to exceed the greater of (x) $25,000,000 and (y) 1.50% of Consolidated Net Tangible Assets as of the last day of the fiscal quarter, if any, of the Borrower most recently ended for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b) at the time such payment is made;

(viii) the Borrower and the Subsidiaries may make additional cash payments of or in respect of Junior Indebtedness (unless such payments would be prohibited by the subordination provisions thereof), so long as at the time each such payment is made no Default shall have occurred and be continuing or would result therefrom, (x) in an amount not in excess of (and which shall utilize) the Available Amount at the time such payments are made, provided that the Borrower is at such time in Pro Forma Compliance with the covenants set forth in Sections 6.12 and 6.13 after giving effect to such payments, and (y) in an unlimited amount if the Leverage Ratio at the time such payments are made, calculated on a Pro Forma Basis giving effect to such payments, is equal to or less than 2.25 to 1.00 and the Borrower is in Pro Forma Compliance with the covenant set forth in Section 6.13; and

(ix) the Borrower or any Restricted Subsidiary may make other payments of Junior Indebtedness as a result of a “change of control” or Disposition so long as, in each case, any rights of the holders thereof upon such “change of control” or Disposition shall be subject to the prior repayment in full of the outstanding Loans and all other outstanding Obligations (including accrued interest, fees and other accrued Obligations) and the termination of the Commitments and the expiration, cancellation, termination or cash collateralization of any Letters of Credit in accordance with the terms of this Agreement.

SECTION 6.09. Transactions with Affiliates. The Borrower will not, and will not permit any Restricted Subsidiary to, sell, lease, license or otherwise transfer any assets to, or purchase, lease, license or otherwise acquire any assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that are at prices and on terms and conditions not less favorable to the Borrower or such Restricted Subsidiary than those that could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Loan Parties not involving any other Affiliate, (c) any Restricted Payment permitted under Section 6.08, (d)

issuances by the Borrower of Equity Interests (other than Disqualified Equity Interests), (e) compensation, expense reimbursement and indemnification of, and other employment arrangements with, directors, officers and employees of the Borrower or any Restricted Subsidiary entered in the ordinary course of business, (f) performance of it obligations under the Merger Agreement, (g) payroll, travel and similar advances to directors and employees of the Borrower or any Restricted Subsidiary on customary terms and made in the ordinary course of business, (h) loans or advances to directors and employees of the Borrower or any Restricted Subsidiary on customary terms and made in the ordinary course of business, (i) transactions between or among non-Loan Parties not involving any other Affiliate and (j) transactions with wholly owned Subsidiaries or joint ventures for the purchase or sale of goods, products, parts, equipment and services entered into in the ordinary course of business.

SECTION 6.10. Restrictive Agreements. None of the Borrower or any Restricted Subsidiary will, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that restricts or imposes any condition upon (a) the ability of the Borrower or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its assets to secure any Obligations or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to its Equity Interests or to make or repay loans or advances to the Borrower or any Restricted Subsidiary or to Guarantee Indebtedness of the Borrower or any Restricted Subsidiary; provided that (i) the foregoing shall not apply to (A) restrictions and conditions imposed by (1) Requirements of Law, (2) any Loan Document or (3) any Permitted Pari Passu Refinancing Debt, any Permitted Junior Lien Refinancing Debt, any Permitted Pari Passu Refinancing Debt, any Incremental Equivalent Debt and, in each case, any Refinancing Indebtedness in respect of any of the foregoing; provided that in each case under this clause (3) the Borrower shall have determined in good faith that such conditions and restrictions (x) are not materially more restrictive than such restrictions generally prevailing in the market for such Indebtedness at the time such Indebtedness is incurred, (y) are not materially more restrictive (when taken as a whole), than those contained in the Loan Documents and (z) will not affect the ability of the Borrower or any Restricted Subsidiary to make any payment required hereunder or the ability of the Borrower or any Restricted Subsidiary to take any action that would in the absence of such restriction or condition be required to satisfy the Collateral and Guarantee Requirement, (B) restrictions and conditions existing on the Effective Date identified on Schedule 6.10 (but shall apply to any amendment or modification expanding the scope of, any such restriction or condition), (C) in the case of any Restricted Subsidiary that is not a wholly-owned Restricted Subsidiary, restrictions and conditions imposed by its organizational documents or any related joint venture or similar agreement, provided that such restrictions and conditions apply only to such Restricted Subsidiary and to any Equity Interests in such Subsidiary, (D) customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary, or a business unit, division, product line or line of business or other assets in transaction permitted by Section 6.05, that are applicable solely pending such sale, provided that such restrictions and conditions apply only to the Restricted Subsidiary, or the business unit, division, product line or line of business or other asset, that is to be sold and such sale is permitted hereunder, (E) restrictions and conditions imposed by the documents governing any

Indebtedness of any CFC permitted by Section 6.01(vii); provided that such restrictions and conditions apply only to such CFC and its Affiliates that are CFCs and do not restrict any pledge of Equity Interests in such CFC that would otherwise be required to satisfy the Collateral and Guarantee Requirement, and (F) restrictions and conditions imposed by any agreement governing Indebtedness entered into after the Effective Date and permitted under Section 6.01; provided that in each case under this clause (3) the Borrower shall have determined in good faith that such conditions and restrictions (x) are not materially more restrictive than such restrictions generally prevailing in the market for such Indebtedness at the time such Indebtedness is incurred, (y) are not materially more restrictive (when taken as a whole), than those contained in the Loan Documents and (z) will not affect the ability of the Borrower or any Restricted Subsidiary to make any payment required hereunder or the ability of the Borrower or any Restricted Subsidiary to take any action that would in the absence of such restriction or condition be required to satisfy the Collateral and Guarantee Requirement, (ii) clause (a) of the foregoing shall not apply to (A) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by Section 6.01 if such restrictions or conditions apply only to the assets securing such Indebtedness or (B) customary provisions in leases and other agreements restricting the assignment thereof, and (iii) clause (b) of the foregoing shall not apply to , (A) restrictions and conditions imposed by agreements relating to Indebtedness of any Subsidiary in existence at the time such Restricted Subsidiary became a Restricted Subsidiary and otherwise permitted by clause (iv) of Section 6.01 (but shall apply to any amendment or modification expanding the scope of, any such restriction or condition), provided that such restrictions and conditions apply only to such Subsidiary, and (B) restrictions and conditions imposed by agreements relating to Indebtedness of Foreign Restricted Subsidiaries permitted under Section 6.01, provided that such restrictions and conditions apply only to Foreign Restricted Subsidiaries. Nothing in this paragraph shall be deemed to modify the requirements set forth in the definition of the term “Collateral and Guarantee Requirement” or the obligations of the Loan Parties under Sections 5.03, 5.04 or 5.13 or under the Security Documents.

SECTION 6.11. Amendment of Material Documents. The Borrower will not, and will not permit any Restricted Subsidiary to, amend, modify or waive any of its rights under (i) any agreement or instrument governing or evidencing any Junior Indebtedness (other than any refinancing of any Junior Indebtedness otherwise permitted under this Agreement that complies with the definition of Permitted Refinancing), (ii) its certificate of incorporation, bylaws or other organizational documents, or (iii) the Merger Agreement, in each case to the extent such amendment, modification or waiver, taken as a whole, would reasonably be expected to be adverse in any material respect to the Lenders.

SECTION 6.12. Leverage Ratio. The Borrower will not permit the Leverage Ratio on the last day of any fiscal quarter of the Borrower to exceed (a) 3.50 to 1.00, in the case of any fiscal quarter ending on or prior to December 31, 2016, and (b) 3.25 to 1.00, in the case of any fiscal quarter ending at any time thereafter.

SECTION 6.13. Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio for any Test Period to be less than 3.25 to 1.00.

SECTION 6.14. Fiscal Year. The Borrower will not, and the Borrower will not permit any other Loan Party to, change its fiscal year to end on a date other than March 31.

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

(c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Restricted Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any written report, certificate, financial statement or other information furnished pursuant to any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.05 (with respect to the existence of the Borrower) or 5.12 or in Article VI;

(e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to the Borrower (with a copy to the Administrative Agent in the case of any such notice from a Lender);

(f) the Borrower or any Restricted Subsidiary shall fail to make any payment (whether of principal, interest, termination payment or other payment obligation and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace period in respect of such failure under the documentation representing such Material Indebtedness);

(g) any event or condition resulting from the breach of any covenant or obligation or the occurrence of any “default”, “event of default” or “termination event” (however denominated, and including in any case any event analogous to a Default or an Event of Default hereunder) occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf, or, in the case of any Hedging Agreement, the applicable counterparty, to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or, in the case of any Hedging Agreement, to cause the termination thereof; provided that this clause (g) shall not apply to (A) any secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the assets securing such Indebtedness, (B) any Indebtedness that becomes due as a result of a refinancing thereof permitted under Section 6.01 or (C) any requirement to prepay or offer to repurchase or prepay Material Indebtedness pursuant to customary terms thereof that are not otherwise prohibited hereby with respect to asset sale or excess cash flow prepayment requirements, borrowing base or lending commitment exposure limits, margin maintenance requirements or similar provisions; provided further that any such prepayment or repurchase requirement does not result from the breach of any covenant or obligation or the occurrence of any “event of default” or “termination event” (however denominated, and including in any case any event analogous to an Event of Default hereunder);

(h) one or more ERISA Events shall have occurred that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or a Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(j) the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation (other than any liquidation permitted by clause (iv) of Section 6.03(a)), reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors, or the board of directors (or similar governing body) of the Borrower or any Material Subsidiary (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to above in this clause (j) or clause (i) of this Article;

(k) one or more judgments for the payment of money in an aggregate amount in excess of $35,000,000 (other than any such judgment covered by insurance (other than under a self-insurance program) to the extent a claim therefor has been made in writing and liability therefor has not been denied by the insurer), shall be rendered against the Borrower, any Restricted Subsidiary or any combination thereof and the same shall remain unpaid or undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Restricted Subsidiary to enforce any such judgment;

(l) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any material Collateral, with the priority required by the applicable Security Document, except as a result of (i) a Disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) the release thereof as provided in Section 9.14 or (iii) the Administrative Agent’s failure to maintain possession of any stock certificate, promissory note or other instrument delivered to it under the Collateral Agreement or to maintain in effect UCC financing statements, unless such failure is attributable to any failure of a Loan Party to perform its obligations under any Loan Document;

(m) any Guarantee of a Loan Party purported to be created under any Loan Document shall cease to be, or shall be asserted by any Loan Party not to be, in full force and effect, except (i) upon the consummation of any transaction permitted under this Agreement as a result of which the Subsidiary Loan Party providing such Guarantee ceases to be a Subsidiary or (ii) as a result of the release thereof as provided in the applicable Loan Document or Section 9.14; or

(n) a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (i) or (j) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part (but ratably as among the Classes of Loans and the Loans of each Class at the time outstanding), in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower hereunder, shall become due and payable immediately and (iii) require the deposit of cash collateral in respect of LC Exposure as provided in Section 2.04(i), in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in the case of any event with respect to the Borrower described in clause (i) or (j) of this Article, the Commitments shall automatically terminate, the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower hereunder, shall immediately and automatically become due and payable and the deposit of such cash collateral in respect of LC Exposure shall immediately and automatically become due, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

ARTICLE VIII

The Administrative Agent

Each of the Lenders and the Issuing Banks hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors to serve as administrative agent and collateral agent under the Loan Documents, and authorizes the Administrative Agent to take such actions and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than the United States of America, each of the Lenders and the Issuing Banks hereby grants to the Administrative Agent any required powers of attorney to execute any Security Document governed by the laws of such jurisdiction on such Lender’s or Issuing Bank’s behalf. It is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties. Without limiting the generality of the foregoing, the Lenders and the Issuing Banks hereby expressly authorize the Administrative Agent to execute any and all documents (including releases and intercreditor agreements) with respect to the Collateral (including any amendment, supplement, modification or joinder with respect thereto) and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents and acknowledge and agree that any such action by the Administrative Agent shall bind the Lenders.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender or an Issuing Bank as any other Lender or Issuing Bank and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or the Issuing Banks.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or to exercise any discretionary power, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion, could expose the Administrative Agent to liability or be contrary to any Loan Document or applicable law and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any Subsidiary or any other Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or in the absence of its own gross negligence or wilful misconduct, as determined by a court of competent jurisdiction by a final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower, a Lender or an Issuing Bank, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent. Notwithstanding anything herein to the contrary, the Administrative Agent shall not have any liability arising from any confirmation of the Revolving Exposure or the component amounts thereof.

The Administrative Agent shall be entitled to rely, and shall not incur any liability for relying, upon any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof). The Administrative Agent also shall be entitled to rely, and shall not incur any liability for relying, upon any statement made to it orally or by telephone and believed by it to be made by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof), and may act upon any such statement prior to receipt of written confirmation thereof. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any of and all its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of and all their duties and exercise their rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or wilful misconduct in the selection of such sub-agents.

Subject to the terms of this paragraph, the Administrative Agent may resign at any time from its capacity as such. In connection with such resignation, the Administrative Agent shall give notice of its intent to resign to the Lenders, the Issuing Banks and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, then the retiring Administrative Agent may, on behalf of the

Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed by the Borrower and such successor. Notwithstanding the foregoing, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Security Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this paragraph (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Security Document, including any action required to maintain the perfection of any such security interest), and (b) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, provided that (i) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (ii) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall also directly be given or made to each Lender and each Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (a) above.

Each Lender and Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, the Arrangers or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arrangers or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Each Lender, by delivering its signature page to this Agreement and funding its Loans on the Effective Date, or delivering its signature page to an Assignment and Assumption or an Incremental Facility Amendment pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.

Except with respect to the exercise of setoff rights of any Lender in accordance with Section 9.08 or with respect to a Lender’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof. In the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Administrative Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Loan Document Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent on behalf of the Secured Parties at such sale or other disposition. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Obligations provided under the Loan Documents, to have agreed to the foregoing provisions.

In furtherance of the foregoing and not in limitation thereof, no Hedging Agreement, agreement or arrangement with respect to Cash Management Services or other agreement (other than the Loan Documents) the obligations under which constitute Obligations will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under any Loan Document. By accepting the benefits of the Collateral, each Secured Party that is a party to any such Hedging Agreement or agreement or arrangement with respect to Cash Management Services, as applicable, shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.

The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion, to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(a)(v). The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

In case of the pendency of any proceeding with respect to any Loan Party under any Federal, State or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Exposure and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.16, 2.17 and 9.03) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, each Issuing Bank and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Issuing Banks or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03).

Notwithstanding anything herein to the contrary, neither the Arrangers nor any Person named on the cover page of this Agreement as a Co-Documentation Agent, Joint Lead Arranger or Joint Bookrunner shall have any duties or obligations under this Agreement or any other Loan Document (except in its capacity, as applicable, as a Lender or an Issuing Bank), but all such Persons shall have the benefit of the indemnities provided for hereunder.

The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and none of the Borrower or any other Loan Party shall have any rights as a third party beneficiary of any such provisions.

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(i) if to the Borrower, to it at NetScout Systems, Inc., 310 Littleton Road, Westford, MA 01886, Attention of Paul Canavan (email: Paul.Canavan@NetScout.com), with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036-6522, Attention of Stephanie L. Teicher (Fax No. 917.777.2181) (email: Stephanie.Teicher@Skadden.com);

(ii) if to the Administrative Agent, as follows: (A) if such notice relates to a Loan or Borrowing denominated in dollars, or does not relate to any particular Loan, Borrowing or Letter of Credit, to JPMorgan Chase Bank, N.A., 10 South Dearborn, Chicago, IL 60603, Attention of Brian Dance (Fax No. 844-490-5663 FAX) (email: Brian.g.dance@jpmorgan.com), with a copy to JPM.Agency.servicing.1@jpmchase.com, and, if with respect to any Letter of Credit or LC Disbursement, with a copy to LC Team (Fax No. 312-256-2608) (email: Chicago.lc.agency.activity.team@jpmchase.com) and (B) if such notice relates to a Loan or Borrowing denominated in a Designated Foreign Currency, to J.P. Morgan Europe Limited, Loans Agency 6th Floor, 25 Bank Street, Carnary Wharf, London E14 5JP, United Kingdom, Attention of Loans Agency (Fax No. +44 20-7777-2360) (email: loan_and_agency_London@jpmorgan.com) with copy to JPMorgan Chase Bank, N.A., 10 South Dearborn, Chicago, IL 60603, Attention of Brian Dance (Fax No. 844-490-5663 FAX) (email: Brian.g.dance@jpmorgan.com);

(iii) if to any Issuing Bank, to it at its address or email (or fax number) most recently specified by it in a notice delivered to the Administrative Agent and the Borrower (or, in the absence of any such notice, to the address (or fax number) set forth in the Administrative Questionnaire of the Lender that is serving as such Issuing Bank or is an Affiliate thereof); and

(iv) if to any other Lender, to it at its address or email (or fax number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by fax shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient); and notices delivered through electronic communications to the extent provided in paragraph (b) below shall be effective as provided in such paragraph.

(b) Notices and other communications to the Lenders and Issuing Banks hereunder may be delivered or furnished by electronic communications (including email and Internet and intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices under Article II to any Lender or Issuing Bank if such Lender or Issuing Bank, as applicable, has notified the Administrative Agent and the Borrower that it is incapable of receiving notices under such Article by electronic communication. Any notices or other communications to the Administrative Agent or the Borrower may be delivered or furnished by electronic communications pursuant to procedures approved by the recipient thereof prior thereto; provided that approval of such procedures may be limited or rescinded by any such Person by notice to each other such Person.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment) and (ii) notices and other communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c) Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto.

(d) The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any communications by posting such communication on Debt Domain, IntraLinks, SyndTrak or a substantially similar electronic transmission system (the “Platform”). The Platform is provided “as is” and “as available”. Neither the Administrative Agent nor any of its Related Parties warrants, or shall be deemed to warrant, as to the adequacy of the Platform and each such Person expressly disclaims any liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made, or shall be deemed to be made, by the Administrative Agent or any of its Related Parties in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties have any liability to the Loan Parties, any Lender, any Issuing Bank or any other Person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise), arising out of any Loan Party’s or the Administrative Agent’s transmission of Communications through the Platform, except to the extent such damages are found in a final and non-appealable judgment of a court of competent jurisdiction to have resulted from the bad faith, willful misconduct or gross negligence of the Administrative Agent or any of its Related Parties.

SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances

(b) Except as provided in Sections 2.20, 2.21 and 2.22 and in the Collateral Agreement, none of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower, the Administrative Agent and the Required Lenders and, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders, provided that (i) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment and (ii) no such agreement shall (A) increase the Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent or the waiver of any Default, Event of Default or mandatory prepayment shall not constitute an increase of any commitment), (B) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon (other than as a result of any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.12(c), it being understood that a waiver of a Default or any change in the definition of the term “Leverage Ratio” or any component thereof shall not constitute a reduction of interest for this purpose), or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (C) postpone the scheduled maturity date of any Loan, or the date of any scheduled payment of the principal amount of any Incremental Term Loan under the applicable Incremental Facility Amendment, or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (D) except as provided in Sections 2.20, 2.21 or 2.22, change Section 2.17(b) or 2.17(c) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender, (E) except pursuant to an Incremental Facility Amendment or an Extension Permitted Amendment to reflect a new Class of Loans or Commitments hereunder, change any of the provisions of this Section or the percentage set forth in the definition of the term “Required Lenders” or “Required Revolving Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be); provided that, with the consent of the Required Lenders or the Required Revolving Lenders, as the case may be, the provisions of this Section and the definition of the term “Required Lenders” or “Required Revolving Lenders” may be amended to include references to any new Class of loans created under this Agreement (or to lenders extending such loans) on substantially the same basis as the corresponding references relating to the existing Classes of Loans or Lenders, (F) release Guarantees constituting all or substantially all the value of the Guarantees under the Collateral Agreement, or limit the liability of Loan Parties in respect of Guarantees constituting such value, or limit its liability in respect thereof, in each case without the written consent of each Lender (except as expressly provided in Section 9.14 or the Collateral Agreement (including any such release by the Administrative Agent in connection with any sale or other disposition of any Subsidiary upon the exercise of remedies under the Security Documents), it being understood and agreed that an amendment or other modification of the type of obligations guaranteed under the Collateral Agreement shall not be deemed to be a release or limitation of any Guarantee), (G) release all or substantially all the Collateral from the Liens of the Security Documents, without the written consent of each Lender (except as expressly provided in Section 9.14 or the applicable Security Document (including any such release by the Administrative Agent in connection with any sale or other disposition of the Collateral upon the exercise of remedies under the Security Documents), it being understood and agreed that an amendment or other modification of the type of obligations secured by the Security Documents shall not be deemed to be a release of the Collateral from the

Liens of the Security Documents) and (H) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of Collateral or payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders representing a Majority in Interest of each affected Class; provided further that (1) no such agreement shall amend, modify, extend or otherwise affect the rights or obligations of the Administrative Agent, any Issuing Bank without the prior written consent of the Administrative Agent, such Issuing Bank, as the case may be and (2) any amendment, waiver or other modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Lenders of a particular Class (but not the Lenders of any other Class), may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite number or percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time. Notwithstanding the foregoing, (i) no consent with respect to any amendment, waiver or other modification of this Agreement or any other Loan Document shall be required of (x) any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (A), (B), (C) or (D) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be affected by such amendment, waiver or other modification or (y) in the case of any vote requiring the approval of all Lenders or each affected Lender, any Lender that receives payment in full of the principal of and interest accrued on each Loan made by, and all other amounts owing to, such Lender or accrued for the account of such Lender under this Agreement and the other Loan Documents at the time such amendment, waiver or other modification becomes effective and whose Commitments terminate by the terms and upon the effectiveness of such amendment, waiver or other modification and (ii) this Agreement may be amended to provide for Incremental Extensions of Credit in the manner contemplated by Section 2.20, Extension Permitted Amendments as provided in Section 2.21 and the incurrence of Refinancing Revolving Commitments and Refinancing Term Loans as provided in Section 2.22, in each case without any additional consents.

(c) Notwithstanding anything herein to the contrary, the Administrative Agent may, without the consent of any Secured Party, consent to a departure by any Loan Party from any covenant of such Loan Party set forth in this Agreement, the Collateral Agreement or any other Security Document to the extent such departure is consistent with the authority of the Administrative Agent set forth in the definition of the term “Collateral and Guarantee Requirement”.

(d) The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, waivers or other modifications on behalf of such Lender. Any amendment, waiver or other modification effected in accordance with this Section 9.02 shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.

SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Arrangers and their Affiliates, including expenses incurred in connection with due diligence, syndication and travel and the reasonable and documented fees, charges and disbursements of Cravath, Swaine & Moore LLP and, if reasonably necessary, of a single firm of local counsel in each relevant foreign jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) for the foregoing retained with the Borrower’s consent (such consent not to be unreasonably withheld, conditioned or delayed), in connection with the structuring, arrangement and syndication of the credit facilities provided for herein and any credit or similar facility refinancing or replacing, in whole or in part, any of the credit facilities provided for herein, including the preparation, execution and delivery of the Engagement Letter and the Fee Letters, as well as the preparation, execution, delivery and administration of this Agreement, the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the reasonable and documented fees, charges and disbursements of a single firm of counsel for the foregoing and, if reasonably necessary, of a single firm of local counsel in each relevant foreign jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) for the foregoing and, in the case of an actual or perceived conflict of interest where any such Person affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Person (and, if reasonably necessary, of a single firm of local counsel in each relevant jurisdiction (which may be include a single firm of special counsel acting in multiple jurisdictions) for such affected Person), in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), the Arrangers, each Lender and Issuing Bank (each such Person, an “Indemnified Institution”), and each Related Party of any of the foregoing Persons (each Indemnified Institution and each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses, including the reasonable and documented out-of-pocket fees, charges and disbursements of a single firm of counsel for all Indemnitees, taken as a whole, and, if reasonably necessary, of a single firm of local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for all Indemnitees taken as a whole (and, in the case of an actual or perceived conflict of interest, where an Indemnified Institution affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Indemnified Institution)), incurred by or asserted against any Indemnitee arising out of, in connection with, based upon, or as a result of (i) the structuring, arrangement and the syndication of the credit facilities provided for herein, the preparation, execution, delivery and administration of the Engagement Letter, the Fee Letters, this Agreement, the other Loan Documents or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to the Engagement Letter, the Fee Letters, this Agreement or the other Loan Documents of their obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan, Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (each, a “Proceeding”) and whether initiated against or by any party to the Engagement Letter, the Fee Letters, this Agreement or any other Loan Document, any Affiliate of any of the foregoing or any third party (and regardless of whether any Indemnitee is a party thereto and regardless of whether such claim, litigation or proceeding is brought by a third party or by the Borrower or any of the Subsidiaries) or (iv) any actual or alleged presence or Release of Hazardous Materials on, at, under or from any property currently or formerly owned, leased or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries; provided that, in the case of each of clause(i), (ii) and (iii) above, such indemnity shall not, as to any Indemnified Institution, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from (A) (i) the gross negligence, bad faith or willful misconduct of such Indemnified Institution or any of its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable decision) or (ii) a material breach by such Indemnified Institution or one of its Related Parties of this Agreement as determined by a court of competent jurisdiction in a final and non-appealable decision or (B) the subject of a Proceeding brought by an Indemnified Institution against any other Indemnified Institution (other than any claims against any Arranger or the Administrative Agent in its capacity as such) and are found by a final, non-appealable judgment of a court of competent jurisdiction not to have resulted from an act or omission by the Borrower or its affiliates. This paragraph shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(c) To the extent that the Borrower fails to pay any amount required to be paid by it under paragraph (a) or (b) of this Section to the Administrative Agent (or any sub-agent thereof), any Issuing Bank or any Related Party of any of the foregoing, without relieving the Borrower of its obligation to do so, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Bank or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or such sub-agent), such Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), any Issuing Bank in connection with such capacity. For purposes of this Section, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the total Revolving Exposures, outstanding Incremental Term Loans and unused Commitments at the time (or most recently outstanding and in effect).

(d) To the extent permitted by applicable law, the Borrower shall not assert, or permit any of its Affiliates or Related Parties to assert, and each hereby waives, any claim against any Indemnitee for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet) in the absence of willful misconduct or gross negligence (as determined by a court of competent jurisdiction in a final, non-appealable decision). To the extent permitted by applicable law, no party hereto shall assert, or permit any of its Affiliates or Related Parties to assert, and each hereby waives, any claim against any Indemnitee or any other party hereto or its Affiliates on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided, however, that nothing contained in this sentence will limit the indemnity and reimbursement obligations of the Borrower set forth in this Section in the case of a claim by any third party that is not an Affiliate of the Indemnitee seeking indemnification or reimbursement.

(e) All amounts due under this Section shall be payable promptly after written demand therefor.

SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section), the Arrangers and, to the extent expressly contemplated hereby, the sub-agents of the

Administrative Agent and the Related Parties of any of the Administrative Agent, the Arrangers, any Issuing Bank and any Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Notwithstanding anything to the contrary contained herein, neither the Borrower nor any Affiliate of the Borrower may acquire by assignment, participation or otherwise any right to or interest in any of the Commitments or Incremental Term Loans hereunder (and any such attempted acquisition shall be null and void). Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees (other than, in the case of Term Commitments or Term Loans, any “disqualified lenders” (or equivalent term) applicable with respect thereto) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Borrower; provided that no consent of the Borrower shall be required (1) for an assignment (x) of a Term Commitment or a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund or (y) of a Revolving Commitment or a Revolving Loan to a Revolving Lender, an Affiliate of a Revolving Lender or an Approved Fund in respect of a Revolving Lender and (2) if an Event of Default pursuant to clause (a), (b), (i) or (j) of Article VII has occurred and is continuing, for any other assignment; provided further that, in the case of an assignment of a Term Commitment or a Term Loan, the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof; and

(B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment and delegation of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund; and

(C) each Issuing Bank, in the case of any assignment and delegation of all or a portion of a Revolving Commitment or any Lender’s obligations in respect of its LC Exposure;

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment and delegation to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment and delegation of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment and delegation (determined as of the trade date specified in the Assignment and Assumption with respect to such assignment and delegation or, if no trade date is so specified, as of the date the Assignment and Assumption with respect to such assignment and delegation is delivered to the Administrative Agent) shall not be less than $5,000,000 or, in the case of Term Loans, $1,000,000, unless each of the Borrower and the Administrative Agent otherwise consents (such consent not to be unreasonably withheld or delayed); provided that no such consent of the Borrower shall be required if an Event of Default under clause (a), (b), (i) or (j) of Article VII has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause (B) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans but not those in respect of a second Class;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, provided that (i) only one such processing and recordation fee shall be payable in the event of simultaneous assignments from any Lender or its Approved Funds to one or more other Approved Funds of such Lender and (ii) no such fee will be payable in respect of an assignment by any Initial Lender at any time prior to the 90th day following the Effective Date;

(D) with respect to any assignment and delegation pursuant to Section 2.18(b), the parties hereto agree that such assignment and delegation may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto; and

(E) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent any tax forms required by Section 2.16(f) and an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable law, including Federal, State and foreign securities laws.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03). Any assignment or other transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.04(c).

(iv) The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of and stated interest on the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and, as to entries pertaining to it, any Issuing Bank or Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon receipt by the Administrative Agent of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and any tax forms required by Section 2.16(f) (unless the assignee shall already be a Lender hereunder) and the processing and recordation fee referred to in this Section and any written consent to such assignment and delegation required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that the Administrative Agent shall not be required to accept such Assignment and Assumption or so record the information contained therein if the Administrative Agent reasonably believes that such Assignment and Assumption lacks any written consent required by this Section or is otherwise not in proper form, it being acknowledged that the Administrative Agent shall have no duty or obligation (and shall incur no liability) with respect to obtaining (or confirming the receipt) of any such written consent or with respect to the form of (or any defect in) such Assignment and Assumption, any such duty and obligation being solely with the assigning Lender and the assignee. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph, and following such recording, unless otherwise determined by the Administrative Agent (such determination to be made in the sole discretion of the Administrative Agent, which determination may be conditioned on the consent of the assigning Lender and the assignee), shall be effective notwithstanding any defect in the Assignment and Assumption relating thereto. Each assigning Lender and the assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the Administrative Agent that all written consents required by this Section with respect thereto (other than the consent of the Administrative Agent) have been obtained and that such Assignment and Assumption is otherwise duly completed and in proper form, and each assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the assigning Lender and the Administrative Agent that such assignee is an Eligible Assignee.

(vi) The words “execution”, “signed”, “signature” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as applicable, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar State laws based on the Uniform Electronic Transactions Act.

(c) (i) Any Lender may, without the consent of the Borrower, the Administrative Agent or any Issuing Bank, sell participations to one or more Eligible Assignees (“Participants”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and Loans of any Class); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant or requires the approval of all the Lenders. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 (subject to the requirements and limitations therein, including the requirements under Section 2.16(f) (it being understood that the documentation required under Section 2.16(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (x) agrees to be subject to the provisions of Sections 2.17 and 2.18 as if it were an assignee under paragraph (b) of this Section and (y) shall not be entitled to receive any greater payment under Section 2.14 or 2.16, with respect to any participation, than its participating Lender would have been entitled to receive, unless the sale of such participation was made with the Borrower’s prior written consent. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.17(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a nonfiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant to which it has sold a participation and the principal amounts (and stated interest) of each such Participant’s interest in the Loans or other rights and obligations of such Lender under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Loans or other rights and obligations under any this Agreement) except to the extent that such disclosure is necessary to establish that such Loan or other right or obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Arrangers, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Loan Document is executed and delivered or any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any LC Exposure is outstanding and so long as the Commitments have not expired or terminated. Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement or any other Loan Document, in the event that, in connection with the refinancing or repayment in full of the credit facilities provided for herein, an Issuing Bank shall have provided to the Administrative Agent a written consent to the release of the Revolving Lenders from their obligations hereunder with respect to any Letter of Credit issued by such Issuing Bank (whether as a result of the obligations of the Borrower (and any other account party) in respect of such Letter of Credit having been collateralized in full by a deposit of cash with such Issuing Bank, or being supported by a letter of credit that names such Issuing Bank as the beneficiary thereunder, or otherwise), then from and after such time such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement and the other Loan Documents, and the Revolving Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.04(d) or 2.04(f). The provisions of Sections 2.14, 2.15, 2.16, 2.17(e) and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including the commitments of the Lenders and, if applicable, their Affiliates under the Engagement Letter and any commitment advices submitted by them (but do not supersede any other provisions of the Engagement Letter or the Fee Letters (or any separate letter agreements with respect to fees payable to the Administrative Agent or any Issuing Bank) that do not by the terms of such documents terminate upon the effectiveness of this Agreement, all of which provisions shall remain in full force and effect). Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and Issuing Bank, and each Affiliate of any of the foregoing, is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency and whether or not matured) or other amounts at any time held and other obligations (in whatever currency) at any time owing by such Lender or Issuing Bank, or by such an Affiliate, to or for the credit or the account of the Borrower against any of and all the obligations then due of the Borrower now or hereafter existing under this Agreement held by such Lender or Issuing Bank, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement and although such obligations of the Borrower are owed to a branch or office of such Lender, such Issuing Bank or any such Affiliate different from the branch or office holding such deposit or obligated on such Indebtedness. Each Lender and each Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section. The rights of each Lender and Issuing Bank, and each Affiliate of any of the foregoing, under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, Issuing Bank or Affiliate may have.

SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York.

(b) The Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, any Issuing Bank or any Related Party of any of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of such courts and agrees that all claims in respect of any action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court. Each party hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Lender or any Issuing Bank may

otherwise have to bring any action, litigation or proceeding relating to this Agreement or any other Loan Document against any Loan Party or any of its properties in the courts of any jurisdiction.

(c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Lenders and the Issuing Banks agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Related Parties, including accountants, legal counsel and other agents and advisors, it being understood and agreed that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential, (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing confidentiality undertakings substantially similar to those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its Related Parties) to any Hedging Agreement relating to the Borrower or any Subsidiary and its obligations hereunder or under any other Loan Document, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided for herein or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided for herein, (h) with the consent of the Borrower or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender or any Issuing Bank or any Affiliate of any of the foregoing on a nonconfidential basis from a source other than the Borrower. For purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or any Subsidiary or their businesses, other than any such information that is available to the Administrative Agent, any Lender or any Issuing Bank on a nonconfidential basis prior to disclosure by the Borrower and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate.

SECTION 9.14. Release of Liens and Guarantees. Subject to the reinstatement provisions set forth in the Collateral Agreement, a Subsidiary Loan Party shall automatically be released from its obligations under the Loan Documents, and all security interests created by the Security Documents in Collateral owned by such Subsidiary Loan Party shall be automatically released, upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Loan Party ceases to be a Subsidiary; provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise. Upon any sale or other transfer by any Loan Party (other than to the Borrower or any other Loan Party) of any Collateral in a transaction permitted under this Agreement, or upon the effectiveness of any written consent to the release of the security interest created under any Security Document in any Collateral pursuant to Section 9.02, the security interests in such Collateral created by the Security Documents shall be automatically released. In connection with any termination or release pursuant to this Section, the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent. Each of the Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion, to effect the releases set forth in this Section.

SECTION 9.15. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b) The obligations of the Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrower contained in this Section 9.15 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

SECTION 9.16. USA PATRIOT Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the USA PATRIOT Act it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with such Act.

SECTION 9.17. No Fiduciary Relationship. The Borrower, on behalf of itself and the Subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Borrower, the Subsidiaries and their Affiliates, on the one hand, and the Administrative Agent, the Arrangers, the Lenders, the Issuing Banks and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Arrangers, the Lenders, the Issuing Banks or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications. The Administrative Agent, the Arrangers, the Lenders, the Issuing Banks and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrower, the Subsidiaries and their respective Affiliates, and none of the Administrative Agent, the Arrangers, the Lenders, the Issuing Banks or any of their respective Affiliates has any obligation to disclose any of such interests to the Borrower, the Subsidiaries or any of their respective Affiliates. To the fullest extent permitted by law, each of Borrower hereby waives and releases any claims that it or any of its Affiliates may have against the Administrative Agent, the Arrangers, the Lenders, the Issuing Banks or any of their respective Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 9.18. Non-Public Information. (a) Each Lender acknowledges that all information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to or in connection with, or in the course of administering, this Agreement will be syndicate-level information, which may contain MNPI. Each Lender represents to the Borrower and the Administrative Agent that (i) it has developed compliance procedures regarding the use of MNPI and that it will handle MNPI in accordance with such procedures and applicable law, including Federal, state and foreign securities laws, and (ii) it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain MNPI in accordance with its compliance procedures and applicable law, including Federal, state and foreign securities laws.

(b) The Borrower, and each Lender acknowledge that, if information furnished by the Borrower pursuant to or in connection with this Agreement is being distributed by the Administrative Agent through IntraLinks/IntraAgency, SyndTrak or another website or other information platform (the “Platform”), (i) the Administrative Agent may post any information that the Borrower has indicated as containing MNPI solely on that portion of the Platform as is designated for Private Side Lender Representatives and (ii) if the Borrower has not indicated whether any information furnished by it pursuant to or in connection with this Agreement contains MNPI, the Administrative Agent reserves the right to post such information solely on that portion of the Platform as is designated for Private Side Lender Representatives. The Borrower agrees to clearly designate all information provided to the Administrative Agent by or on behalf of the Borrower that is suitable to be made available to Public Side Lender Representatives, and the Administrative Agent shall be entitled to rely on any such designation by the Borrower without liability or responsibility for the independent verification thereof; provided that the Borrower shall make any disclosure required so that each Unrestricted Subsidiary Reconciliation Statement shall be suitable for distribution to Public Side Lender Representatives.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

NETSCOUT SYSTEMS, INC., by: /s/ Jean Bua Name: Jean Bua Title: Senior Vice President and Chief Financial Officer	Name of Lender: SunTrust Bank by: /s/ Min Park Name: Min Park Title: Vice President

JPMORGAN CHASE BANK, N.A., by: /s/ Justin Kelley Name: Justin Kelley Title: Vice President	U.S. Bank National Association by: /s/ Brian Seipke Name: Brian Seipke Title: Vice President

BANK OF AMERICA, N.A.: by: /s/ Molly M. Kropp Name: Molly M. Kropp Title: Vice President	Name of Lender: FIFTH THIRD BANK, AN OHIO BANKING CORPORATION by: /s/ Christopher Staples Name: Christopher Staples Title: Vice President

Name of Lender: KEYBANK NATIONAL ASSOCIATION by: /s/ David A. Wild Name: David A. Wild Title: Senior Vice President	SILICON VALLEY BANK by: /s/ Kristy Vlahos Name: Kristy Vlahos Title: Director

Name of Lender: ROYAL BANK OF CANADA by: /s/ Nick Heslip Name: Nick Heslip Title: Authorized Signatory	Name of Lender: COMERICA BANK by: /s/ Robert Shutt Name: Rober Shutt Title: Senior Vice President

Name of Lender: Wells Fargo Bank, N.A. by: /s/ Debra E. DelVecchio Name: Debra E. DelVecchio Title: Senior Vice President	Name of Lender: HSBC Bank USA, N.A. by: /s/ Dan Lobdell Name: Dan Lobdell Title: Vice President

Name of Lender: SANTANDER BANK NA by: /s/ Jay L. Massimo Name: Jay L. Massimo Title: Senior Vice President	Name of Lender: TD BANK, N.A. by: /s/ William F. Granchelli Name: William F. Granchelli Title: Vice President

EXHIBIT A

[FORM OF] ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below). Capitalized terms used but not otherwise defined herein have the meanings specified in the Credit Agreement identified below, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (a) all the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the facilities identified below (including without limitation participations in Letters of Credit and Guarantees included in such facilities) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor: _______________________________________________________ (the “Assignor”)

2.	Assignee: _______________________________________________________ (the “Assignee”) [and is a/an [Term Lender][Revolving Lender][Affiliate/Approved Fund of [identify Lender]]][2]

3.	Borrower: NetScout Systems, Inc.

[2]	Select as applicable.

4.	Administrative Agent: JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement (in such capacity the “Administrative Agent”)

5.	Credit Agreement: The Credit Agreement dated as of July 14, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NetScout Systems, Inc. (the “Borrower”), the Lenders party from time to time thereto and JPMorgan Chase Bank, N.A., as administrative agent.

6.	Assigned Interest:[3]

Class of Commitments/ Loans Assigned	Aggregate Amount of Commitments/ Loans of the Applicable Class of All Lenders	Amount of Commitments/ Loans of the Applicable Class Assigned	Percentage Assigned of Aggregate Amount of Commitments/ Loans of the Applicable Class of All Lenders[4]
Revolving Commitments/Loans	$	$		%
Term Loans	$	$		%
[●][5]	$	$		%

Effective Date:            , 20     [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR]

The Assignee, if not already a Lender, agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable law, including Federal, state and foreign securities laws.

[3]	Must comply with the minimum assignment amounts set forth in Section 9.04(b)(ii)(A) of the Credit Agreement, to the extent such minimum assignment amounts are applicable.
[4]	Set forth, to at least 9 decimals, as a percentage.
[5]	In the event Incremental Term Loans or Incremental Revolving Commitments of any Class are established under Section 2.20 of the Credit Agreement or any new Class of Loans or Commitments is established pursuant to Section 2.21 or 2.22 of the Credit Agreement, refer to the Class of such Loans assigned.

The terms set forth in this Assignment and Assumption are hereby agreed to:

[NAME OF ASSIGNOR], as Assignor,

by
Name:
Title:

[[NAME OF ASSIGNEE], as Assignee,

by

Name:
Title: ][6]

[6]	May be removed if the Assignor need not execute this Assignment and Assumption pursuant to Section 2.18(b).

Consented to and Accepted:

[JPMORGAN CHASE BANK, N.A., as Administrative Agent,

by

Name:
Title: ][7]

[Consented to:8

NETSCOUT SYSTEMS, INC.

by

Name:
Title: ]

[7]	No consent of the Administrative Agent is required for an assignment of any Term Commitment or Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund.
[8]	To be included only if the consent of the Borrower is required pursuant to the terms of the Credit Agreement.

EXHIBIT A

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated herein; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement, other than statements, representations and warranties made by it herein, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents, (iii) the financial condition of the Borrower, any Subsidiary or any Affiliate of the foregoing or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any Subsidiary or any Affiliate of the foregoing or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it is an Eligible Assignee, (ii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption, and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (iii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iv) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (v) it has received and had an opportunity to review a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof (or, prior to the delivery of any such financial statements, the financial statements referred to in Section 3.04(a) thereof), and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, independently and without reliance on the Assignor, the Administrative Agent, any Arranger or any Lender, (vi) if it is a Lender that is a U.S. Person, attached hereto is an executed original of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement (including Section 2.16(f) thereof), duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Assignor, the Administrative Agent, any Arranger or any Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (ii) it hereby appoints and authorizes the Administrative Agent to take such action and to exercise such powers under the Credit Agreement as are delegated to the

Administrative Agent, respectively, by the terms thereof, together with such powers as are reasonably incidental thereto, and (iii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their successors and assigns. This Assignment and Assumption may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption, and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Assignment and Assumption, shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B

[FORM OF] BORROWING REQUEST

JPMorgan Chase Bank, N.A.,

as Administrative Agent

[●]

Attention: [●]

Fax: [●]

Copy to:

JPMorgan Chase Bank, N.A.,

as Administrative Agent

383 Madison Avenue

New York, New York 10179

Attention: [●]

Fax: [●]

[Date]

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of July 14, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NetScout Systems, Inc. (the “Borrower”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent. Capitalized terms used but not otherwise defined herein have the meanings specified in the Credit Agreement.

This notice constitutes a Borrowing Request and the Borrower hereby gives you notice, pursuant to Section 2.03 of the Credit Agreement, that it requests a Borrowing under the Credit Agreement, and in connection therewith specifies the following information with respect to such Borrowing:

(A)	Class of Borrowing:[9] _______________________________________

(B)	Aggregate principal amount and currency of Borrowing:

______________________

(C)	Date of Borrowing (which is a Business Day): ___________________

(D)	Type of Borrowing:[10] _______________________________________

[9]	Specify Term Borrowing or Revolving Borrowing.
[10]	Specify ABR Borrowing or Eurocurrency Borrowing. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.

(E)	Interest Period and the last day thereof:[11]

__________________

(F)	[Location and number of the Borrower’s account to which proceeds of the requested Borrowing are to be disbursed][Issuing Bank to be reimbursed][12]: [Name of Bank] (Account No.: _____________________________)

The Borrower hereby certifies that the conditions specified in Section 4.02 of the Credit Agreement have been satisfied.

Very truly yours,

NETSCOUT SYSTEMS, INC.

By:
Name:
Title:

[11]	Applicable to Eurocurrency Borrowings only, shall be subject to the definition of “Interest Period” and can be a period of one, two, three or six months (or, if agreed by each Lender participating in the requested Borrowing, twelve months). If an Interest Period is not specified, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
[12]	Select the second option in the case of any ABR Revolving Borrowing requested to finance the reimbursement of an LC Disbursement as provided in Section 2.04(f).

EXHIBIT C

[FORM OF]

GUARANTEE AND COLLATERAL AGREEMENT

dated as of

[            ], 20[    ],

among

NETSCOUT SYSTEMS, INC.,

THE SUBSIDIARIES OF NETSCOUT SYSTEMS, INC.

IDENTIFIED HEREIN

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

TABLE OF CONTENTS

ARTICLE I

Definitions

SECTION 1.01.	Defined Terms	1
SECTION 1.02.	Other Defined Terms	1

ARTICLE II

Guarantee

SECTION 2.01.	Guarantee	7
SECTION 2.02.	Guarantee of Payment; Continuing Guarantee	7
SECTION 2.03.	No Limitations	8
SECTION 2.04.	Reinstatement	9
SECTION 2.05.	Agreement to Pay; Subrogation	9
SECTION 2.06.	Information	9
SECTION 2.07.	Keepwell	9

ARTICLE III

Pledge of Securities

SECTION 3.01.	Pledge	10
SECTION 3.02.	Delivery of the Pledged Securities	11
SECTION 3.03.	Representations and Warranties	12
SECTION 3.04.	Registration in Nominee Name; Denominations	14
SECTION 3.05.	Voting Rights; Dividends and Interest	14

ARTICLE IV

Security Interests in Personal Property

SECTION 4.01.	Security Interest	16
SECTION 4.02.	Representations and Warranties	18
SECTION 4.03.	Covenants	21
SECTION 4.04.	Other Actions	24
SECTION 4.05.	Covenants Regarding Intellectual Property Collateral	25

ARTICLE V

Remedies

SECTION 5.01.	Remedies Upon Default	26

Schedules

Schedule I	Subsidiary Loan Parties
Schedule II	Pledged Equity Interests; Pledged Debt Securities
Schedule III	Intellectual Property
Schedule IV	Commercial Tort Claims
Schedule V	Filings with the United States Patent and Trademark Office and the United States Copyright Office

Exhibits

Exhibit I	Form of Supplement
Exhibit II-A	Form of Patent Security Agreement
Exhibit II-B	Form of Trademark Security Agreement
Exhibit II-C	Form of Copyright Security Agreement

GUARANTEE AND COLLATERAL AGREEMENT dated as of [             ], 20[    ] (this “Agreement”), among NetScout Systems, Inc. (the “Borrower”), the Subsidiary Loan Parties from time to time party hereto and JPMorgan Chase Bank, N.A. (“JPMCB”), as Administrative Agent.

Reference is made to the Credit Agreement dated as of July 14, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders from time to time party thereto and JPMCB, as Administrative Agent. The Lenders and Issuing Banks have agreed to extend credit to the Borrower on the terms and subject to the conditions set forth in the Credit Agreement. The obligations of the Lenders and the Issuing Banks to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Subsidiary Loan Parties are Affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. (a) Each capitalized term used but not defined herein and defined in the Credit Agreement shall have the meaning specified in the Credit Agreement. Each term used but not defined herein that is defined in the New York UCC (as defined herein) shall have the meaning specified in the New York UCC. The term “Instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b) The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement, mutatis mutandis.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person that is or may become obligated to any Grantor under, with respect to or on account of an Account.

“Agreement” has the meaning assigned to such term in the Preamble hereto.

“Article 9 Collateral” has the meaning assigned to such term in Section 4.01(a).

“Borrower” has the meaning assigned to such term in the Recitals hereto.

“Claiming Party” has the meaning assigned to such term in Section 6.02.

“Collateral” means, collectively, the Article 9 Collateral and the Pledged Collateral.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.) and any successor statute, and any rule, regulation, or order promulgated thereunder, in each case as amended from time to time.

“Contributing Party” has the meaning assigned to such term in Section 6.02.

“Copyright License” means any written agreement, now or hereafter in effect, granting to any Person any right to use any Copyright owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Copyright owned by any other Person or that any other Person otherwise has the right to license, and all rights of any Grantor under any such agreement.

“Copyrights” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all copyright rights in any work subject to the copyright laws of the United States of America or any other country or any political subdivision thereof, whether as author, assignee, transferee or otherwise, (b) all registrations and applications for registration of any such copyright in the United States of America or any other country, including, registrations, recordings, supplemental registrations, pending applications for registration, and renewals in the United States Copyright Office (or any similar office in any other country or any political subdivision thereof), including, in the case of any Grantor, any of the foregoing set forth under its name on Schedule III and (c) any other rights related or appurtenant to the foregoing, including moral rights.

“Credit Agreement” has the meaning assigned to such term in the Recitals hereto.

“Excluded Account” means (a) with respect to Deposit Accounts, (i) any Deposit Account the funds in which are used, in the ordinary course of business, solely for the payment of salaries and wages, workers’ compensation and similar expenses and (ii) any Deposit Account the funds in which consist solely of (A) funds held by the Borrower or any Restricted Subsidiary in trust for any director, officer or employee of the Borrower or any Subsidiary or any employee benefit plan maintained by the Borrower or any Subsidiary or (B) funds representing deferred compensation for the directors and employees of the Borrower and the Restricted Subsidiaries, and (b) with respect to Securities Accounts, (i) Securities Entitlements held by the Borrower or any Subsidiary in trust for any director, officer or employee of the Borrower or any Subsidiary or any employee benefit plan maintained by the Borrower or any Subsidiary or (ii) Securities Entitlements representing deferred compensation for the directors and employees of the Borrower and the Subsidiaries.

“Excluded Asset” means: (a) the Excluded Equity Interests; (b) the Excluded Accounts; (c) any fee-owned real property having a fair market value of less

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than $25,000,000; (d) any real property leasehold interest; (e) motor vehicles and other assets subject to certificates of title; (f) letter of credit rights (except to the extent such rights constitute supporting obligations with respect to other Collateral that is perfected by filing a Uniform Commercial Code financing statement); (g) margin stock and, to the extent requiring the consent of one or more third parties (other than the Borrower or any Subsidiary or any director, officer or employee thereof) or prohibited by the terms of any applicable organizational documents, joint venture agreement or shareholders’ agreement, Equity Interests in any Person other than wholly-owned Material Subsidiaries that are Restricted Subsidiaries; (h) commercial tort claims with a value of less than $5,000,000; (i) any lease, license or other agreement or any property subject to a purchase money security interest, capital lease obligation or similar arrangement to which a Grantor is a party and that is permitted under the Credit Agreement if, to the extent and for so long as the grant of the Security Interest would under any term thereof violate or invalidate such lease, license or agreement or purchase money security interest, capital lease obligation or similar arrangement or create a right of termination in favor of any other party thereto (other than the Borrower or any Guarantor) after giving effect to the applicable provisions of the Uniform Commercial Code or other applicable law invalidating or restricting anti-assignment provisions, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code or other applicable law notwithstanding such term; (j) those assets over which the granting of security interests in such assets would be prohibited by any applicable law or regulation or by any contract that is permitted under the Credit Agreement (so long as any contractual restriction is not incurred in contemplation of such entity becoming a subsidiary of the Borrower or a Grantor hereunder) (in each case, after giving effect to the provisions of the Uniform Commercial Code or any other applicable law invalidating or rendering ineffective anti-assignment provisions, and other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code or other applicable law notwithstanding such prohibitions), or to the extent that such security interests would result in material adverse tax consequences to the Borrower and its Subsidiaries, taken as a whole, as reasonably determined in good faith by the Borrower; (k) those assets as to which the Administrative Agent and the Borrower reasonably agree that the cost of creating or perfecting such security interests therein is excessive in relation to the benefit to the Lenders of the security to be afforded thereby; (l) any “intent to use” trademark application for which a statement of use has not been filed with the United States Patent and Trademark Office, but only to the extent that the grant of the Security Interest would invalidate such trademark application; (m) any governmental licenses or state or local franchises, charters and authorizations, to the extent a security interest therein is prohibited or restricted thereby (in each case, after giving effect to the provisions of the Uniform Commercial Code or any other applicable law that would invalidate or render ineffective such prohibition or restriction, and other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code or other applicable law notwithstanding such prohibition or restriction); in each case other than any Proceeds, substitutions or replacements of any of the assets described in clauses (a) through (m) (unless any such Proceeds, substitution or replacement would in itself constitute an asset described in clauses (a) through (m)).

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“Excluded Equity Interests” has the meaning assigned to such term in Section 3.01.

“Excluded Swap Obligations” has the meaning assigned to such term in the Credit Agreement.

“Federal Securities Laws” has the meaning assigned to such term in Section 5.04.

“Global Intercompany Note” has the meaning assigned to such term in the Credit Agreement.

“Grantors” means, collectively, the Borrower and each Subsidiary Loan Party.

“Guarantors” means, collectively, the Borrower (except with respect to obligations of the Borrower) and each Subsidiary Loan Party.

“Indemnified Amount” has the meaning assigned to such term in Section 6.02.

“Intellectual Property” means all intellectual and similar property of every kind and nature, including inventions, designs, utility models, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and applications and registrations therefor, related franchises, and all additions, improvements and accessions to any of the foregoing.

“IP Security Agreements” has the meaning assigned to such term in Section 4.02(b).

“JPMCB” has the meaning assigned to such term in the Preamble.

“License” means any Patent License, Trademark License, Copyright License or other license or sublicense agreement granting an interest in Intellectual Property to which any Grantor is a party, including, in the case of any Grantor, any of the exclusive Copyright Licenses set forth under its name on Schedule III.

“Loan Document Obligations” has the meaning assigned to such term in the Credit Agreement.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Patent License” means any written agreement, now or hereafter in effect, granting to any Person any right to make, use or sell any invention on which a Patent has been granted to any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to make, use or sell any invention on which a Patent has been granted to any other Person or that any other Person otherwise has the right to license, and all rights of any Grantor under any such agreement.

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“Patents” mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all letters patent of the United States of America or the equivalent thereof in any other country, all registrations and recordings thereof and all applications for letters patent of the United States of America or the equivalent thereof in any other country or any political subdivision thereof, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country or any political subdivision thereof, including, in the case of any Grantor, any of the foregoing set forth under its name on Schedule III, and (b) all reissues, continuations, divisionals, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, have made, use, sell, offer to sell, import or export the inventions disclosed or claimed therein.

“Perfection Certificate” means the Perfection Certificate dated the Effective Date delivered by the Borrower to the Administrative Agent pursuant to Section 4.01(f) of the Credit Agreement.

“Pledged Collateral” has the meaning assigned to such term in Section 3.01.

“Pledged Debt Securities” has the meaning assigned to such term in Section 3.01.

“Pledged Equity Interests” has the meaning assigned to such term in Section 3.01.

“Pledged Securities” means any promissory notes, stock certificates, unit certificates, limited liability membership interest certificates and other certificated securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes or would become effective with respect to such Swap Obligation and each other Loan Party that constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by guaranteeing or entering into a keepwell in respect of obligations of such other person under Section la(18)(A)(v)(II) of the Commodity Exchange Act.

“Secured Cash Management Obligations” has the meaning assigned to such term in the Credit Agreement. Obligations in respect of Cash Management Services that otherwise qualify as Secured Cash Management Obligations will not become Secured Cash Management Obligations until such time as the Borrower provides the

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Administrative Agent with a written notice (i) identifying the agreements or arrangements under which such Cash Management Services are provided and the Lender or Affiliate of a Lender and the Loan Parties party thereto, (ii) describing in reasonable detail the Cash Management Services provided thereunder and (iii) electing to have such obligations constitute Cash Management Obligations for purposes hereof and of the other Loan Documents. Any such election may not be modified or revoked unless the written consent thereto of each Secured Party in respect of such Secured Cash Management Obligations is provided to the Administrative Agent.

“Secured Hedging Obligations” has the meaning assigned to such term in the Credit Agreement.

“Secured Obligations” means, collectively, (a) all the Loan Document Obligations, (b) all the Secured Cash Management Obligations and (c) all the Secured Hedging Obligations; provided, however, the term “Secured Obligations” shall not create any guarantee by any Guarantor of (or grant of security interest by any Guarantor to support) any Excluded Swap Obligations.

“Secured Parties” means, collectively, (a) the Lenders, (b) the Administrative Agent, (c) each Issuing Bank, (d) each provider of Cash Management Services the obligations under which constitute Secured Cash Management Obligations, (e) each counterparty to any Hedging Agreement the obligations under which constitute Secured Hedging Obligations, (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (g) the successors and assigns of each of the foregoing.

“Security Interest” has the meaning assigned to such term in Section 4.01(a).

“Subsidiary Loan Parties” means, collectively, (a) the entities identified on Schedule I and (b) each other Subsidiary that becomes a party to this Agreement after the Effective Date.

“Supplement” means an instrument substantially in the form of Exhibit I hereto, or any other form approved by the Administrative Agent, and in each case reasonably satisfactory to the Administrative Agent.

“Supplemental Perfection Certificate” means each supplemental Perfection Certificate delivered by the Borrower pursuant to Section 5.04(b) of the Credit Agreement.

“Swap Obligation” means any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any Person any right to use any Trademark owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark owned by any other Person or that any other Person otherwise has the right to license, and all rights of any Grantor under any such agreement.

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“Trademarks” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, domain names, generic top level domain names, other source or business identifiers, designs and general intangibles of like nature, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar office in any State of the United States of America or any other country or any political subdivision thereof, all extensions or renewals thereof, and all common law rights related thereto, including, in the case of any Grantor, any of the foregoing set forth under its name on Schedule III and (b) all goodwill associated therewith or symbolized thereby.

“Uniform Commercial Code” means the New York UCC; provided that, if by reason of mandatory provisions of law, the perfection, the effect of perfection or non-perfection or priority of a security interest is governed by the personal property security laws of any jurisdiction other than New York, “Uniform Commercial Code” shall mean those personal property security laws as in effect in such other jurisdiction for the purposes of the provisions hereof relating to such perfection or priority and for the definitions related to such provisions.

ARTICLE II

Guarantee

SECTION 2.01. Guarantee. Each Guarantor irrevocably and unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Secured Obligations. Each Guarantor further agrees that the Secured Obligations may be extended or renewed, in whole or in part, or amended or modified, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any extension, renewal, amendment or modification of any Secured Obligation. Each Guarantor waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any of the Secured Obligations, and also waives notice of acceptance of its guarantee hereunder and notice of protest for nonpayment.

SECTION 2.02. Guarantee of Payment; Continuing Guarantee. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy, insolvency, receivership or other similar proceeding shall have stayed the accrual or collection of any of the Secured Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any security held for the payment of the Secured Obligations or to any balance of any

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deposit account or credit on the books of the Administrative Agent or any other Secured Party in favor of the Borrower, any other Loan Party or any other Person. Each Guarantor agrees that its guarantee hereunder is continuing in nature and applies to all Secured Obligations, whether currently existing or hereafter incurred.

SECTION 2.03. No Limitations. (a) Except for the termination or release of a Guarantor’s obligations hereunder as expressly provided in Section 7.12, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Secured Obligations, any impossibility in the performance of the Secured Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement; (iii) the release of, or any impairment of or failure to perfect any Lien on or security interest in, any security held by the Administrative Agent or any other Secured Party for any of the Secured Obligations; (iv) any default, failure or delay, willful or otherwise, in the performance of any of the Secured Obligations; or (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Secured Obligations). Each Guarantor expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Secured Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Secured Obligations, all without affecting the obligations of any Guarantor hereunder.

(b) To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the Secured Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the indefeasible payment in full in cash of all the Secured Obligations. The Administrative Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Secured Obligations, make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to them against the Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Secured Obligations have been fully and indefeasibly paid in full in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense

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arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Loan Party, as the case may be, or any security.

SECTION 2.04. Reinstatement. Each Guarantor agrees that this Agreement and its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Secured Obligation is rescinded or must otherwise be restored by the Administrative Agent or any other Secured Party upon the bankruptcy, insolvency, dissolution, liquidation or reorganization of the Borrower, any other Loan Party or otherwise.

SECTION 2.05. Agreement to Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Secured Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Secured Obligation. Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against the Borrower or any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI.

SECTION 2.06. Information. Each Guarantor (a) assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Secured Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and (b) agrees that none of the Administrative Agent or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

SECTION 2.07. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor that would otherwise not be an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder to honor all of its obligations under this Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 2.07 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.07 or otherwise under this Agreement voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 2.07 shall remain in full force and effect until the indefeasible payment in full in cash of all the Secured Obligations. Each Qualified ECP Guarantor intends that this Section 2.07 constitute, and

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this Section 2.07 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section la(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE III

Pledge of Securities

SECTION 3.01. Pledge. As security for the payment and performance in full of the Secured Obligations, each Grantor hereby assigns and pledges to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all such Grantor’s right, title and interest in, to and under: (a)(i) the Equity Interests now or at any time hereafter owned by or on behalf of such Grantor, including those set forth opposite the name of such Grantor on Schedule II, and (ii) all certificates and other instruments representing all such Equity Interests ((i) and (ii) collectively, the “Pledged Equity Interests”); provided that the Pledged Equity Interests shall not include (A) any Equity Interests in any Subsidiary other than a wholly-owned Material Subsidiary that is a Restricted Subsidiary or any Equity Interests in any Foreign Subsidiary or CFC Holdco other than a wholly-owned Material Foreign Subsidiary that is a Restricted Subsidiary; (B) more than 65% of the outstanding voting Equity Interests of any Material Foreign Subsidiary; or (C) any Equity Interests in which the grant of a security interest therein is prohibited by any law, rule or regulation applicable to such Equity Interests or the applicable Grantor or would constitute a breach or default under or results in the termination of, or require any consent (other than the consent of the Borrower or any Subsidiary) not obtained under, any lease, license or agreement (in each case, after giving effect to the provisions of the Uniform Commercial Code or any other applicable law invalidating or rendering ineffective anti-assignment provisions) (the Equity Interests so excluded pursuant to this proviso being collectively referred to herein as the “Excluded Equity Interests”); (b)(i) the debt securities now owned or at any time hereafter acquired by such Grantor, including those listed opposite the name of such Grantor on Schedule II, and (ii) all promissory notes and other instruments evidencing all such debt securities ((i) and (ii) collectively, the “Pledged Debt Securities”); (c) subject to Section 3.05, all payments of principal, and all interest, dividends or other distributions, whether paid or payable in cash, instruments or other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the Pledged Equity Interests and Pledged Debt Securities; (d) subject to Section 3.05, all rights and privileges of such Grantor with respect to the securities, instruments and other property referred to in clauses (a), (b) and (c) above; and (e) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (e) above being collectively referred to as the “Pledged Collateral”).

(b) Notwithstanding anything herein to the contrary, to the extent and for so long as any asset is an Excluded Asset, the security interest granted under this Section 3.01 shall not attach to, and none of the Pledged Equity Interests, Pledged Debt Securities or other Pledged Collateral shall include, such asset; provided, however, that the security

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interest granted under this Section 3.01 shall immediately attach to, and the Pledged Equity Interests or the Pledged Debt Securities, as applicable, and the Pledged Collateral shall immediately include, any such asset (or portion thereof) upon such asset (or such portion) ceasing to be an Excluded Asset.

SECTION 3.02. Delivery of the Pledged Securities. (a) Each Grantor agrees to deliver or cause to be delivered to the Administrative Agent any and all Pledged Equity Interests (other than (i) Equity Interests (other than those issued by the Borrower or a Subsidiary) that are publicly traded securities subject to a depositary such as DTC, or otherwise held through a securities intermediary in a securities account, (ii) Cash Equivalents, (iii) the Equity Interests of NetScout Systems Mexico, S.A. de C.V. and Network General Brazil Comericio e Servicos Ltd. and (iv) Pledged Equity Interests that are not certificated) (x) on the date hereof (or in the case of Pledged Equity Interests in any Person that becomes a Subsidiary as a result of the Merger, 30 days (or such longer period that is approved by the Administrative Agent) after the date of the Merger), in the case of any such Pledged Equity Interests owned by such Grantor on the date hereof, and (y) as promptly as practicable, and in any event within 30 days (or such longer period that is approved by the Administrative Agent) after the acquisition thereof (and in any event as required under the Credit Agreement), in the case of any such Pledged Equity Interests acquired by such Grantor after the date hereof.

(b) Subject to applicable local laws in the case of Equity Interests in any Foreign Subsidiary, each Grantor acknowledges and agrees that (i) to the extent any interest in any limited liability company or limited partnership controlled now or in the future by such Grantor (or by such Grantor and one or more other Loan Parties) and pledged hereunder is a “security” within the meaning of Article 8 of the Uniform Commercial Code and is governed by Article 8 of the Uniform Commercial Code, such interest shall be certificated; and such certificate shall be delivered to the Administrative Agent in accordance with Section 3.02(a) to the extent required thereby and (ii) each such interest shall at all times hereafter continue to be such a security and represented by such certificate. Each Grantor further acknowledges and agrees that with respect to any interest in any limited liability company or limited partnership controlled now or in the future by such Grantor (or by such Grantor and one or more other Loan Parties) and pledged hereunder that is not a “security” within the meaning of Article 8 of the Uniform Commercial Code, the terms of such interest shall at no time provide that such interest is a “security” within the meaning of Article 8 of the Uniform Commercial Code, nor shall such interest be represented by a certificate, unless such Grantor provides prior written notification to the Administrative Agent that the terms of such interest so provide that such interest is a “security” within the meaning of Article 8 of the Uniform Commercial Code and such interest is thereafter represented by a certificate; and such certificate shall be delivered to the Administrative Agent in accordance with Section 3.02(a).

(c) Each Grantor (i) will cause (A) all Indebtedness for borrowed money owed to such Grantor by the Borrower or any Subsidiary to be evidenced by the Global Intercompany Note, (B) the Global Intercompany Note to be pledged and delivered to the Administrative Agent pursuant to the terms hereof and (C) all Indebtedness for

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borrowed money (other than Cash Equivalents) in a principal amount of $5,000,000 or more owed to such Grantor by any other Person to be evidenced by a duly executed promissory note, in each case (x) on the date hereof (or in the case for any Person that becomes a Grantor as a result of the Merger, 30 days (or such longer period that is approved by the Administrative Agent) after the date of the Merger), in the case of any such Indebtedness existing on the date hereof, or (y) promptly following the incurrence thereof in the case of Indebtedness incurred after the date hereof, and (ii) agrees to deliver or cause to be delivered to the Administrative Agent any and all Pledged Debt Securities (other than promissory notes and other evidences of Indebtedness owed by Persons other than the Borrower or any Subsidiary in a principal amount of less than $5,000,000 and Cash Equivalents), (I) on the date hereof, in the case of any such Pledged Debt Securities owned by such Grantor on the date hereof (including pursuant to clause (i)) and (II) promptly after the acquisition thereof (and, in any event as required under the Credit Agreement) in the case of any such Pledged Debt Securities acquired after the date hereof.

(d) Upon delivery to the Administrative Agent, any Pledged Securities shall be accompanied by undated stock powers or such other proper instruments of assignment duly executed by the applicable Grantor in blank or other undated instruments of transfer satisfactory to the Administrative Agent and such other instruments and documents as the Administrative Agent may reasonably request and such other instruments and documents as the Administrative Agent may reasonably request. Each delivery of Pledged Securities after the date hereof shall be accompanied by a schedule providing the information required by Schedule II with respect to such Pledged Securities; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered after the date hereof shall be deemed attached hereto and made a part hereof as a supplement to Schedule II and any prior schedules so delivered.

SECTION 3.03. Representations and Warranties. The Grantors jointly and severally represent and warrant to the Administrative Agent, for the benefit of the Secured Parties, that:

(a) Schedule II sets forth a true and complete list, with respect to each Grantor, of (i) all the Pledged Equity Interests owned by such Grantor and the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity Interests owned by such Grantor and (ii) all the Pledged Debt Securities owned by such Grantor (other than any Pledged Equity Interests or Pledged Debt Securities that are not required to be or, after the Closing Date, not yet required to have been delivered to the Administrative Agent under the terms of this Agreement or the Credit Agreement);

(b) the Pledged Equity Interests and Pledged Debt Securities issued by the Borrower and any Subsidiary have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Equity Interests, are fully paid and nonassessable (to the extent applicable) and (ii) in the case of Pledged Debt

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Securities, are legal, valid and binding obligations of the issuers thereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(c) except for the security interests granted hereunder, each of the Grantors (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Equity Interests and Pledged Debt Securities indicated on Schedule II as owned by such Grantor, (ii) holds the same free and clear of all Liens, other than Liens created by the Security Documents and other Liens permitted under Section 6.02 of the Credit Agreement, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than Liens created by the Security Documents, other Liens permitted under Section 6.02 of the Credit Agreement and transfers made in compliance with the Credit Agreement, and (iv) will defend its title or interest thereto or therein against any and all Liens (other than the Liens created by the Security Documents and other Liens permitted under Section 6.02 of the Credit Agreement), however arising, of all Persons whomsoever;

(d) except as disclosed on Schedule II and except for restrictions and limitations imposed by the Loan Documents or expressly permitted under Section 6.10 of the Credit Agreement or securities laws generally or applicable local laws in the case of Equity Interests in any Foreign Subsidiaries, (i) the Pledged Collateral is and will continue to be freely transferable and assignable and (ii) none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Administrative Agent of rights and remedies hereunder;

(e) each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f) no consent or approval of any Governmental Authority, any securities exchange or any other Person was, is or will be required for the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(g) subject to applicable local laws in the case of Equity Interests in any Foreign Subsidiary, by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Securities are delivered to the Administrative Agent in accordance with this Agreement, the Administrative Agent will obtain a legal, valid and perfected Lien upon and security interest in such Pledged Securities as security for the payment and performance of the Secured Obligations and such Lien is and shall be prior to any other Lien on such Pledged Securities, other than Liens permitted under Section 6.02 of the Credit Agreement that have priority as a matter of law; and

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(h) subject to applicable local law in the case of any Equity Interests in any Foreign Subsidiary, the pledge effected hereby is effective to vest in the Administrative Agent, for the benefit of the Secured Parties, the rights of the Administrative Agent in the Pledged Collateral as set forth herein and all action by any Grantor necessary or desirable to protect and perfect the lien on the Pledged Collateral has been duly taken.

SECTION 3.04. Registration in Nominee Name; Denominations. The Administrative Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, in the name of its nominee (as pledgee or as sub-agent) or in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Administrative Agent. Each Grantor will promptly give to the Administrative Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor. The Administrative Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

SECTION 3.05. Voting Rights; Dividends and Interest. (a) Unless and until an Event of Default shall have occurred and be continuing and, other than in the case of an Event of Default under paragraph (i) or (j) of Article VII of the Credit Agreement, the Administrative Agent shall have notified the Grantors that the Grantors rights, in whole or in part, under this Section 3.05 are being suspended:

(i) each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement and the other Loan Documents; provided that such rights and powers shall not be exercised in any manner that could reasonably be expected materially and adversely to affect the rights inuring to a holder of any Pledged Collateral or the rights and remedies of any of the Administrative Agent or any other Secured Party under this Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same;

(ii) the Administrative Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to Section 3.05(a)(i); and

(iii) each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral, but only to the extent that such dividends, interest, principal and other distributions are permitted by, and are otherwise paid

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or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable law; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity Interests or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral and, if received by any Grantor, and required to be delivered to the Administrative Agent hereunder, shall not be commingled by such Grantor with any of its other funds or property (but shall be held separate and apart therefrom), shall be held in trust for the benefit of the Administrative Agent and the other Secured Parties and shall be forthwith delivered to the Administrative Agent in the form in which they shall have been received (with any endorsements, stock or note powers and other instruments of transfer requested by the Administrative Agent).

(b) Upon the occurrence and during the continuance of an Event of Default, and, other than in the case of an Event of Default under paragraph (i) or (j) of Article VII of the Credit Agreement, after the Administrative Agent shall have notified the Grantors of the suspension of the Grantor’s rights under Section 3.05(a)(iii), all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to Section 3.05(a)(iii), shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal and other distributions received by any Grantor contrary to the provisions of this Section 3.05 shall be held in trust for the benefit of the Administrative Agent and the other Secured Parties, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Administrative Agent upon demand in the form in which they shall have been received (with any necessary endorsements, stock powers or other instruments of transfer). Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this Section 3.05(b) shall be retained by the Administrative Agent in an account to be established by the Administrative Agent upon receipt of such money or other property, shall be held as security for the payment and performance of the Secured Obligations and shall be applied in accordance with the provisions of Section 5.02. After all Events of Default have been cured or waived and the Administrative Agent has received from the Borrower reasonably satisfactory evidence relating to any such cure, the Administrative Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise have been permitted to retain pursuant to the terms of Section 3.05(a)(iii) and that remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default, and, other than in the case of an Event of Default under paragraph (i) or (j) of Article VII of the Credit Agreement, after the Administrative Agent shall have notified

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the Grantors of the suspension of the Grantors’ rights under Section 3.05(a)(i), all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to Section 3.05(a)(i), and the obligations of the Administrative Agent under Section 3.05(a)(ii), shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Administrative Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights. After all Events of Default have been cured or waived and the Administrative Agent has received from the Borrower reasonably satisfactory evidence of any such cure, all rights vested in the Administrative Agent pursuant to this paragraph (c) shall cease, and the Grantors shall have the exclusive right to exercise the voting and consensual rights and powers they would otherwise be entitled to under paragraph (a)(i) of this Section.

(d) Any notice given by the Administrative Agent to the Grantors suspending the Grantors’ rights under Section 3.05(a): (i) may be given by telephone if promptly confirmed in writing, (ii) may be given to one or more of the Grantors at the same or different times and (iii) may suspend the rights and powers of the Grantors under Section 3.05(a)(i) or Section 3.05(a)(iii) in part without suspending all such rights or powers (as specified by the Administrative Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Administrative Agent’s right to give additional notices from time to time suspending other rights and powers so long as an Event of Default has occurred and is continuing.

ARTICLE IV

Security Interests in Personal Property

SECTION 4.01. Security Interest. (a) As security for the payment or performance, as the case may be, in full of the Secured Obligations, and subject to Section 4.01(d), each Grantor hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title and interest in, to and under any and all of the following assets now owned or at any time hereafter acquired by such Grantor or in, to or under which such Grantor now has or at any time hereafter may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all cash, cash equivalents and Deposit Accounts;

(iv) all Documents;

(v) all Equipment;

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(vi) all General Intangibles, including all Intellectual Property;

(vii) all Instruments;

(viii) all Inventory;

(ix) all other Goods;

(x) all Investment Property;

(xi) all Letter-of-Credit Rights;

(xii) all Commercial Tort Claims described on Schedule IV, as such schedule may be supplemented from time to time pursuant to Section 4.02(e);

(xiii) all Fixtures;

(xiv) all books and records pertaining to the Article 9 Collateral; and

(xv) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing; provided that, notwithstanding anything herein to the contrary, to the extent and for so long as any asset is an Excluded Asset, the Security Interest granted under this Section 4.01 shall not attach to, and the Article 9 Collateral shall not include, such asset; provided, however that the Security Interest shall immediately attach to, and the Article 9 Collateral shall immediately include, any such asset (or portion thereof) upon such asset (or such portion) ceasing to be an Excluded Asset.

(b) Each Grantor hereby irrevocably authorizes the Administrative Agent (or its designee) at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as “all assets, whether now owned or hereafter acquired” of such Grantor or words of similar effect or of a lesser scope or with greater detail and (ii) contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) if necessary, whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing or covering Article 9 Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Article 9 Collateral relates. Each Grantor agrees to provide the information required for any such filing to the Administrative Agent promptly upon request.

Each Grantor also ratifies its authorization for the Administrative Agent (or its designee) to file in any relevant jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

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The Administrative Agent (or its designee) is further authorized by each Grantor to file with the United States Patent and Trademark Office or the United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by such Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Administrative Agent as secured party.

(c) The Security Interest and the security interest granted pursuant to Article III are granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

SECTION 4.02. Representations and Warranties. The Grantors jointly and severally represent and warrant to the Administrative Agent for the benefit of the Secured Parties that:

(a) Each Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant the Security Interest (except for minor defects in title that do not interfere with its ability to (i) conduct its business as currently conducted or as proposed to be conducted or to utilize such properties for their intended purposes or (ii) grant the Security Interest) and has full power and authority to grant to the Administrative Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.

(b) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein is correct and complete in all material respects (or, in the case of the legal name, jurisdiction and chief executive office of each Grantor and the information set forth in Schedule 6 of the Perfection Certificate, in all respects) as of the Effective Date. The Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations prepared by the Administrative Agent based upon the information provided to the Administrative Agent in the Perfection Certificate for filing in each appropriate governmental, municipal or other office (or specified by notice from the Borrower to the Administrative Agent after the Effective Date pursuant to Sections 5.04 or 5.13 of the Credit Agreement), are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in the Article 9 Collateral consisting of United States Patents, United States registered Trademarks (and Trademarks for which United States applications for registration are pending), United States registered Copyrights (and Copyrights for which United States applications for registration are pending) and United States exclusive Copyright Licenses) that are necessary to publish notice of and establish and protect the validity of a legal, valid and perfected security interest in favor of the Administrative Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may

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be perfected by filing, recording or registration in the United States of America (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary with respect to any such Article 9 Collateral in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements. A Patent Security Agreement in the form of Exhibit II-A hereto, a Trademark Security Agreement in the form of Exhibit II-B hereto, and a Copyright Security Agreement in the form of Exhibit II-C hereto, in each case in the proper form for filing with the United States Patent and Trademark Office or United States Copyright Office, as applicable (such agreements being collectively referred to herein as the “IP Security Agreements”), in each case containing a description of the Article 9 Collateral consisting of United States Patents, United States registered Trademarks (and Trademarks for which United States applications for registration are pending), United States registered Copyrights (and Copyrights for which United States applications for registration are pending) and United States exclusive Copyright Licenses, as applicable, and executed by each Grantor owning any such Article 9 Collateral, have been delivered to the Administrative Agent for recording with the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, to establish and protect the validity of a legal, valid and perfected security interest in favor of the Administrative Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral consisting of United States Patents, United States Trademarks, United States Copyrights and exclusive Copyright Licenses with respect to United States registered Copyrights in which a security interest may be perfected by filing, recording or registration in the United States of America (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary with respect to any such Article 9 Collateral in any such jurisdiction (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of United States Patents, United States Trademarks and United States Copyrights (or registration or application for registration thereof) and United States exclusive Copyright Licenses acquired or developed after the date hereof).

(c) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Secured Obligations, (ii) subject to the filings described in Section 4.02(b) and the payment of all applicable fees, a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States of America (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of the IP Security Agreements with the United States Patent and Trademark Office and the United States Copyright Office, as applicable. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Liens permitted under Section 6.02 of the Credit Agreement that have priority as a matter of law or are expressly contemplated by the provisions of Section 6.02 of the Credit Agreement to have priority with respect to the relevant Article 9 Collateral.

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(d) Schedule III sets forth, as of the Effective Date, a true and complete list (in all material respects), with respect to each Grantor, of (i) all Patents that have been granted by the United States Patent and Trademark Office and Patents for which United States applications are pending, (ii) all Copyrights that have been registered with the United States Copyright Office and Copyrights for which United States registration applications are pending, (iii) all Trademarks that have been registered with the United States Patent and Trademark Office and Trademarks for which United States registration applications are pending and (iv) all United States exclusive Copyright Licenses under which such Grantor is a licensee, as applicable, specifying, with respect to any such Patents, Copyrights or Trademarks, the name of the registered owner, title or mark, registration or application number, and registration date (if already registered) or filing date and, with respect to any such exclusive Copyright Licenses, the licensee, licensor and date of such license agreement. In the event any Supplemental Perfection Certificate or any Supplement shall set forth any Intellectual Property, Schedule III shall be deemed to be supplemented to include the reference to such Intellectual Property, in the same form as such reference is set forth on such Supplemental Perfection Certificate or Supplement.

(e) Schedule IV sets forth, as of the Effective Date, a true and complete list, with respect to each Grantor, of each Commercial Tort Claim in respect of which a complaint or a counterclaim has been filed by such Grantor, seeking damages in an amount reasonably estimated to exceed $5,000,000, including a summary description of such claim. In the event any Supplemental Perfection Certificate or any Supplement shall set forth any Commercial Tort Claim, Schedule IV shall be deemed to be supplemented to include the reference to such Commercial Tort Claim (and the description thereof), in the same form as such reference and description are set forth on such Supplemental Perfection Certificate or Supplement.

(f) No Grantor has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office, (iii) any notice under the Assignment of Claims Act, or (iv) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument that is still in effect, except, in each case, for any of the foregoing related solely to (i) Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement, (ii) Liens which shall be terminated in connection with the Transactions or (iii) filings with the United States Patent and Trademark Office and the United States Copyright Office set forth in Schedule V hereto; provided that (A) such filings do not reflect an outstanding Lien and (B) the Borrower shall prepare, use commercially reasonable efforts to obtain the

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execution of and, if such execution can be obtained, file with the United States Patent and Trademark Office and United States Copyright Office, as applicable, properly executed releases of such filings within 30 days after closing (or such longer period as reasonably agreed to by the Administrative Agent).

SECTION 4.03. Covenants. (a) Each Grantor agrees (i) to be bound by the provisions of Section 5.04 of the Credit Agreement with the same force and effect, and to the same extent, as if each reference therein to the Borrower were a reference to such Grantor, (ii) promptly to provide the Administrative Agent with certified organizational documents reflecting any of the changes described in Section 5.04(a) of the Credit Agreement and (iii) to be bound by the provisions of Sections 2.16, 5.05, 5.06, 5.07, 5.08, 5.09, 5.10, and 5.13 of the Credit Agreement with the same force and effect, and to the same extent, as if such Grantor were a party to the Credit Agreement. Each Grantor agrees as promptly as practicable after knowledge thereof to notify the Administrative Agent if any material portion of the Article 9 Collateral owned or held by such Grantor is damaged, destroyed, or subject to condemnation.

(b) Each Grantor shall, at its own expense, take any and all actions reasonably necessary to defend title to any material portion of the Article 9 Collateral against all Persons and to defend the Security Interest of the Administrative Agent in such portion of the Article 9 Collateral and the priority thereof against any Lien not permitted pursuant to Section 6.02 of the Credit Agreement.

(c) Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments, financing statements, agreements and documents and take all such other actions as the Administrative Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing and recording of any financing statements (including fixture filings) or other documents in connection herewith or therewith. Each Grantor will provide to the Administrative Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created pursuant to this Agreement.

(d) Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Article 9 Collateral owned by it as is consistent with its current practices as of the Effective Date and, at such time or times as the Administrative Agent may request, promptly to prepare and deliver to the Administrative Agent a duly certified schedule or schedules in form and detail reasonably satisfactory to the Administrative Agent showing the identity, amount and location of any and all material items of Article 9 Collateral. In addition, the Administrative Agent, shall have the right, upon reasonable prior notice, to inspect the Article 9 Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Article 9 Collateral is located, to discuss the Grantors’ affairs with the officers of the Grantors and their independent

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accountants (subject to such accountants’ customary policies) and to verify under reasonable procedures the identity, validity, amount, quality, quantity, value, condition, location and status of, or any other matter relating to, the Article 9 Collateral; provided that (i) unless an Event of Default shall have occurred and be continuing, no such discussion with any such independent accountants shall be permitted unless the Borrower shall have received reasonable notice thereof and a reasonable opportunity to participate therein and (ii) such rights shall be exercised (a) not more than once during any period of 12 consecutive months, unless an Event of Default shall have occurred and be continuing, (b) during reasonable times during reasonable business hours and (c) in such a manner not to disrupt the ordinary conduct of the each Grantor’s business in any material respect. The Administrative Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party. Notwithstanding anything else set forth herein to the contrary, in no event shall the Borrower or any of the Subsidiaries be required to allow the Administrative Agent to inspect or examine, or be required to discuss, any records, documents or other information (x) with respect to which the Borrower or any of the Subsidiaries has obligations of confidentiality (whether pursuant to law, contract or otherwise) (it being understood that the Borrower or any of the Subsidiaries shall, following a reasonable request from the Administrative Agent, use commercially reasonable efforts to request consent from an applicable contractual counterparty to disclose such information (but shall not be required to incur any cost or expense or pay any consideration of any type to such party in order to obtain such consent)) or (y) that is subject to attorney-client privilege).

(e) At its option, the Administrative Agent may discharge past due Taxes, assessments, charges, fees and Liens at any time levied or placed on the Article 9 Collateral that are not permitted by the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by this Agreement or the other Loan Documents, and each Grantor jointly and severally agrees to reimburse the Administrative Agent on demand for any payment made or any expense incurred by the Administrative Agent pursuant to the foregoing authorization (and any such payment made or expense incurred shall be an additional Secured Obligation secured hereby); provided, however that nothing in this Section 4.03(f) shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Administrative Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to Taxes, assessments, charges, fees and Liens and maintenance as set forth herein or in the other Loan Documents.

(f) Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Administrative Agent and the Secured Parties from and against any and all liability for such performance.

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(g) Except as permitted by the Credit Agreement, (i) none of the Grantors shall make or permit to be made any transfer of the Article 9 Collateral and (ii) each Grantor shall remain at all times in possession or control of the Article 9 Collateral owned by it, except that unless and until the Administrative Agent shall notify the Grantors that an Event of Default shall have occurred and be continuing and that during the continuance thereof the Grantors shall not sell, convey, lease, assign, transfer or otherwise dispose of any Article 9 Collateral (which notice may be given by telephone if promptly confirmed in writing), the Grantors may use and dispose of the Article 9 Collateral in any lawful manner not inconsistent with the provisions of this Agreement, the Credit Agreement or any other Loan Document.

(h) None of the Grantors will, without the Administrative Agent’s prior written consent, grant any extension of the time of payment of any Accounts or any Payment Intangibles included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, compromises, settlements, releases, credits or discounts granted or made in the ordinary course of business and consistent with its current practices.

(i) The Grantors, at their own expense, shall maintain or cause to be maintained insurance in accordance with the requirements set forth in Section 5.08 of the Credit Agreement. Each Grantor irrevocably makes, constitutes and appoints the Administrative Agent (and its designees) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, upon the occurrence and during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required pursuant to Section 5.08 of the Credit Agreement, or to pay any premium in whole or part relating thereto, the Administrative Agent may, upon written notice to the relevant Grantor and without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Administrative Agent deems advisable. All sums disbursed by the Administrative Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable upon demand by the Grantors to the Administrative Agent and shall be additional Secured Obligations secured hereby.

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SECTION 4.04. Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Administrative Agent to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a) Instruments and Tangible Chattel Paper. Without limiting each Grantor’s obligations under Article III, if any Grantor shall at any time hold or acquire any Instruments (other than any instrument with a face amount of less than $5,000,000) or Tangible Chattel Paper with a value in excess of $1,000,000, such Grantor shall forthwith endorse, assign and deliver the same to the Administrative Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time reasonably request.

(b) Investment Property. Without limiting each Grantor’s obligations under Article III, if any securities now or hereafter acquired by any Grantor are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall immediately notify the Administrative Agent thereof and, at the Administrative Agent’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, either (i) cause the issuer to agree to comply with instructions from the Administrative Agent as to such securities, without further consent of any Grantor or such nominee, or (ii) arrange for the Administrative Agent to become the registered owner of the securities. The Administrative Agent agrees with each of the Grantors that the Administrative Agent shall not give any such instructions to any such issuer, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Grantor, unless an Event of Default has occurred and is continuing.

(c) Electronic Chattel Paper and Transferable Records. If any Grantor at any time holds or acquires an interest in any Electronic Chattel Paper or any “transferable record,” as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor shall promptly notify the Administrative Agent thereof and, at the request of the Administrative Agent, shall take such action as the Administrative Agent may reasonably request to vest in the Administrative Agent control under New York UCC Section 9-105 of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Administrative Agent agrees with such Grantor that the Administrative Agent will arrange, pursuant to procedures reasonably satisfactory to the Administrative Agent and so long as such procedures will not result in the Administrative Agent’s loss of control, for the Grantor to make alterations to the Electronic Chattel Paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such Electronic Chattel Paper or transferable record.

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SECTION 4.05. Covenants Regarding Intellectual Property Collateral. (a) Except as shall be consistent with commercially reasonable business judgment, each Grantor agrees that it will not take any action or omit to take any action (and will exercise commercially reasonable efforts to prevent its licensees from taking any action or omitting to take any action) whereby any Patent material to the conduct of the business of the Borrower and the Subsidiaries, taken as a whole, will become invalidated or dedicated to the public (except as a result of expiration of such Patent at the end of its statutory term), and agrees that it shall continue, consistent with past practice, to mark any products covered by any such Patent with the relevant patent number as necessary and sufficient to establish and preserve its rights under applicable patent laws.

(b) Except as shall be consistent with commercially reasonable business judgment, each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of the business of the Borrower and the Subsidiaries, taken as a whole (i) maintain such Trademark in full force, free from any valid claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) continue, consistent with past practice, to display such Trademark, if registered, with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its rights under applicable law, (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third-party rights and (v) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement.

(c) Except as shall be consistent with commercially reasonable business judgment, each Grantor (either itself or through its licensees or sublicensees) will, for each work covered by a Copyright material to the conduct of the business of the Borrower and the Subsidiaries, taken as a whole, use commercially reasonable efforts to continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its rights under applicable copyright laws.

(d) Each Grantor shall notify the Administrative Agent promptly if it knows that any Patent, Trademark or Copyright material to the conduct of the business of the Borrower and the Subsidiaries, taken as a whole, will become abandoned, lost or dedicated to the public, or of any materially adverse determination (including the institution of, or any such determination in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding such Grantor’s ownership of any such Patent, Trademark or Copyright, its right to register the same, or its right to keep and maintain the same (other than office actions or other determinations in the ordinary course of prosecution before the United States Patent and Trademark Office or the United States Copyright Office or any similar court or similar office of any country).

(e) Each Grantor will take all necessary steps that are consistent with its current practice or commercially reasonable business practice (i) in any proceeding

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before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States of America or in any other country or any political subdivision thereof, to maintain and pursue each application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) that is material to the conduct of the business of the Borrower and the Subsidiaries, taken as a whole and (ii) to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of the business of the Borrower and the Subsidiaries, taken as a whole, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancelation proceedings against third parties.

(f) In the event that any Grantor knows that any Article 9 Collateral consisting of a Patent, Trademark or Copyright material to the conduct of the business of the Borrower and the Subsidiaries, taken as a whole, has been, is being or likely will be materially infringed, misappropriated or diluted by a third party, such Grantor shall promptly notify the Administrative Agent and shall, if consistent with commercially reasonable business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Article 9 Collateral.

(g) Upon the occurrence and during the continuance of an Event of Default, each Grantor shall, upon request of the Administrative Agent, use its commercially reasonable efforts to obtain all requisite consents or approvals by the licensor of each material Copyright License, Patent License or Trademark License under which such Grantor is a licensee to effect the assignment of all such Grantor’s right, title and interest thereunder to the Administrative Agent or its designee.

(h) Notwithstanding anything to the contrary herein, no Grantor shall be required to (i) make any filings or take any other action to record or perfect the Administrative Agent’s Lien on any Intellectual Property outside of the United States or (ii) enter into security agreements governed by laws other than the laws of the United States, or any state, territory or political subdivision thereof; provided that this Section 4.05(h)(ii) does not apply to Foreign Pledge Agreements as otherwise required under the Credit Agreement.

ARTICLE V

Remedies

SECTION 5.01. Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Administrative Agent on demand, and it is agreed that the Administrative Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment,

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transfer and conveyance of any of or all such Article 9 Collateral by the applicable Grantors to the Administrative Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Administrative Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained) and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Administrative Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate. The Administrative Agent shall be authorized to take the actions set forth in Sections 5.03, 5.04 and 5.05. Each such purchaser at any sale of Collateral shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Administrative Agent shall give the applicable Grantors 10 days’ prior written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Administrative Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion) determine. The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent and the other Secured Parties shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. In the event of a foreclosure

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by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender, to the maximum extent permitted by applicable law, may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Administrative Agent, at the direction of the Required Lenders, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Loan Document Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent on behalf of the Secured Parties at such sale or other disposition. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 5.02. Application of Proceeds. The Administrative Agent shall apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral, including any Collateral consisting of cash, as follows:

FIRST, to the payment of all costs and expenses incurred by the Administrative Agent in connection with such collection, sale, foreclosure or realization or otherwise in connection with this Agreement, any other Loan Document or any of the Secured Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment in full of the Secured Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Secured Obligations owed to them on the date of any such distribution); and

THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

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The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof. The Grantors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Secured Obligations, including any attorneys’ fees and other expenses incurred by Administrative Agent or any Lender to collect such deficiency. Notwithstanding the foregoing, the proceeds of any collection, sale, foreclosure or realization upon any Collateral of any Grantor, including any collateral consisting of cash, shall not be applied to any Excluded Swap Obligation of such Grantor and shall instead be applied to other secured obligations.

SECTION 5.03. Grant of License To Use Intellectual Property. Solely for the purpose of enabling the Administrative Agent to exercise rights and remedies under this Agreement at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, upon the occurrence and during the continuation of an Event of Default, each Grantor hereby grants to the Administrative Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any of the Article 9 Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, and, to the extent permitted by applicable law, the right to prosecute and maintain all Intellectual Property and the right to sue for infringement of the Intellectual Property; provided that (i) such license shall be subject to the rights of any licensee under any exclusive license granted prior to such Event of Default, (ii) to the extent such license is a sublicense of a Grantor’s rights under any third party license, the license to the Administrative Agent shall be in accordance with any limitations in such third party license, including prohibitions on further sublicensing and (iii) such licenses to be granted hereunder with respect to material Trademarks shall be subject to the maintenance of quality standards with respect to the products and services in connection with which any such Trademarks are used sufficient to preserve the validity of such Trademarks. Each Grantor further agrees to cooperate with the Administrative Agent in any attempt to prosecute or maintain the Intellectual Property or sue for infringement of the Intellectual Property. The use of such license by the Administrative Agent may be exercised, at the option of the Administrative Agent, only upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Administrative Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.

SECTION 5.04. Securities Act. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a

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question may arise under the Securities Act of 1933 as now or hereafter in effect or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Administrative Agent if the Administrative Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Administrative Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Administrative Agent may, with respect to any sale of the Pledged Collateral, and shall be authorized to, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account for investment, and not with a view to the distribution or resale thereof, and upon consummation of any such sale may assign, transfer and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Administrative Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws or, to the extent applicable, Blue Sky or other state securities laws and (b) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Administrative Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Administrative Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of potential purchasers (or a single purchaser) were approached. The provisions of this Section 5.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Administrative Agent sells.

SECTION 5.05. Registration. Each Grantor agrees that, upon the occurrence and during the continuance of an Event of Default, if for any reason the Administrative Agent desires to sell any of the Pledged Collateral at a public sale, it will, at any time and from time to time, upon the written request of the Administrative Agent, use its reasonable best efforts to take, or to cause the issuer of such Pledged Collateral to take, such action and prepare, distribute and/or file such documents as are required or advisable in the reasonable opinion of counsel for the Administrative Agent to permit the public sale of such Pledged Collateral. Each Grantor further agrees to indemnify, defend and hold harmless the Administrative Agent, each other Secured Party, any underwriter and their respective affiliates and the respective officers, directors, affiliates and controlling persons of each of the foregoing from and against all loss, liability, expenses,

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costs of counsel (including reasonable fees and expenses to the Administrative Agent of legal counsel), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense, costs or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to such Grantor or the issuer of such Pledged Collateral by the Administrative Agent or any other Secured Party expressly for use therein. Each Grantor further agrees, upon such written request referred to above, to use its best efforts to qualify, file or register, or cause the issuer of such Pledged Collateral to qualify, file or register, any of the Pledged Collateral under the Blue Sky or other securities laws of such states as may be requested by the Administrative Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. Each Grantor will bear all costs and expenses of carrying out its obligations under this Section 5.05. Each Grantor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 5.05 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 5.05 may be specifically enforced.

ARTICLE VI

Indemnity, Subrogation, Contribution and Subordination

SECTION 6.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 6.03), the Borrower agrees that (a) in the event a payment in respect of any Secured Obligation shall be made by any Guarantor (other than the Borrower) under this Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Grantor (other than the Borrower) shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part any Secured Obligation, the Borrower shall indemnify such Grantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

SECTION 6.02. Contribution and Subrogation. Each Guarantor and Grantor other than the Borrower (each such Guarantor or Grantor being called a “Contributing Party”) agrees (subject to Section 6.03) that, in the event a payment shall be made by any other Guarantor other than the Borrower hereunder in respect of any Secured Obligation or assets of any other Grantor other than the Borrower shall be sold pursuant to any Security Document to satisfy any Secured Obligation and such other Guarantor or Grantor (the “Claiming Party”) shall not have been fully indemnified by the Borrower as provided in Section 6.01, such Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets (the “Indemnified Amount”), as the

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case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of such Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Contributing Parties on the date hereof (or, in the case of any Contributing Party becoming a party hereto pursuant to Section 7.13, the date of the supplement hereto executed and delivered by such Contributing Party). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 6.02 shall (subject to Section 6.03) be subrogated to the rights of such Claiming Party under Section 6.01 to the extent of such payment. Notwithstanding the foregoing, to the extent that any Claiming Party’s right to indemnification hereunder arises from a payment or sale of Collateral made to satisfy Secured Obligations constituting Swap Obligations, only those Contributing Parties for whom such Swap Obligations do not constitute Excluded Swap Obligations shall indemnify such Claiming Party, with the fraction set forth in the second preceding sentence being modified as appropriate to provide for indemnification of the entire Indemnified Amount.

SECTION 6.03. Subordination. (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors and Grantors under Sections 6.01 and 6.02 and all other rights of the Guarantors and Grantors of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Secured Obligations. No failure on the part of the Borrower or any other Guarantor or Grantor to make the payments required by Sections 6.01 and 6.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor or Grantor with respect to its obligations hereunder, and each Guarantor and Grantor shall remain liable for the full amount of the obligations of such Guarantor or Grantor hereunder.

(b) Each Guarantor and Grantor hereby agrees that all Indebtedness and other monetary obligations owed by it to, or to it by, any other Guarantor, Grantor or any other Subsidiary shall be fully subordinated to the indefeasible payment in full in cash of the Secured Obligations.

ARTICLE VII

Miscellaneous

SECTION 7.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given in the manner provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Loan Party (other than the Borrower) shall be given to it in care of the Borrower in the manner provided in Section 9.01 of the Credit Agreement.

SECTION 7.02. Waivers; Amendment. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or

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discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement, making of a Loan or issuance, amendment, renewal or extension of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender, or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement; provided that the Administrative Agent may, without the consent of any Secured Party, consent to a departure by any Loan Party from any covenant of such Loan Party set forth herein or in any other Security Document to the extent such departure is not inconsistent with the Collateral and Guarantee Requirement or with any other limitation on the authority of the Administrative Agent set forth in the Credit Agreement.

(c) This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.

SECTION 7.03. Administrative Agent’s Fees and Expenses; Indemnification. (a) The Guarantors and the Grantors jointly and severally agree to reimburse the Administrative Agent for its fees and expenses incurred hereunder as provided in Section 9.03(a) of the Credit Agreement as if each reference therein to the Borrower were a reference to the Guarantors and Grantors.

(b) The Guarantors and Grantors jointly and severally agree to indemnify and hold harmless each Indemnitee as provided in Section 9.03(b) of the Credit Agreement as if each reference to the Borrower therein were a reference to the Guarantors and Grantors.

(c) Any amounts payable hereunder, including as provided in Section 7.03(a) or 7.03(b), shall be additional Secured Obligations secured hereby and by the other Security Documents. All amounts due under Section 7.03(a) or 7.03(b) shall be payable promptly after written demand therefor.

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(d) To the extent permitted by applicable law, (i) no Grantor shall assert, or permit any of its subsidiaries to assert, and each Grantor hereby waives, any claim against any Indemnitee for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), unless determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, and (ii) no party hereto shall assert, or permit any of its Affiliates or Related Parties to assert, and each hereby waives, any claim against any Indemnitee or any other party hereto or its Affiliates on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided, however, that nothing contained in this clause (ii) will limit the indemnity and reimbursement obligations of any Grantor set forth in this Section in case of a claim by any third party that is not an Affiliate of the Indemnitee seek indemnification or reimbursement.

(e) BY ACCEPTING THE BENEFITS OF THIS AGREEMENT AND THE GUARANTEES AND SECURITY INTERESTS CREATED HEREBY, EACH SECURED PARTY ACKNOWLEDGES THE PROVISIONS OF ARTICLE VIII OF THE CREDIT AGREEMENT AND AGREES TO BE BOUND BY SUCH PROVISIONS AS FULLY AS IF THEY WERE SET FORTH HEREIN.

SECTION 7.04. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Administrative Agent, the Arrangers, the Lenders and the Issuing Banks and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by or on behalf of the Administrative Agent, any Lender, any Issuing Bank or any other Person and notwithstanding that the Administrative Agent, any Lender, any Issuing Bank or any other Person may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Loan Document is executed and delivered or any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under the Credit Agreement is outstanding and unpaid or any LC Exposure is outstanding and so long as the Commitments have not expired or terminated. The provisions of Section 7.03 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated by the Loan Documents, the repayment of the Loans, the expiration or termination of the Letters of Credit (other than any Collateralized Letter of Credit) and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 7.05. Counterparts; Effectiveness; Successors and Assigns. This Agreement may be executed in counterparts (and by different parties hereto on

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different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Loan Party and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of such Loan Party, the Administrative Agent and the other Secured Parties and their respective successors and assigns, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or any interest herein or in the Collateral (and any attempted assignment or transfer by any Loan Party shall be null and void), except as expressly contemplated by this Agreement or the Credit Agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 7.06. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 7.07. Right of Set-Off. If an Event of Default shall have occurred and be continuing, each Lender and Issuing Bank, and each Affiliate of any of the foregoing, is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) or other amounts at any time held and other obligations (in whatever currency) at any time owing by such Lender or Issuing Bank, or by such an Affiliate, to or for the credit or the account of any Loan Party against any of and all the obligations then due of such Loan Party now or hereafter existing under this Agreement or any other Loan Document held by such Lender or Issuing Bank, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Loan Parties are owed to a branch, office or Affiliate of such Lender or Issuing Bank different from the branch, office or Affiliate holding such deposit or obligated on such Indebtedness. Each Lender and each Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such set-off and application; provided that the failure to give or delay in giving such notice shall not affect the validity of any such set-off and application under this Section. The rights of each Lender and Issuing Bank, and each Affiliate of any of the foregoing, under this Section 7.07 are in addition to other rights and remedies (including other rights of setoff) that such Lender, Issuing Bank or Affiliate may have.

SECTION 7.08. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York.

35

(b) Each Grantor irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, any Issuing Bank or any Related Party of any of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of such courts and agrees that all claims in respect of any action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court. Each party hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Lender or any Issuing Bank may otherwise have to bring any action, litigation or proceeding relating to this Agreement or any other Loan Document against any Loan Party or any of its properties in the courts of any jurisdiction.

(c) Each of the Loan Parties hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 7.08. Each of the Loan Parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 7.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES

36

HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.09.

SECTION 7.10. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 7.11. Security Interest Absolute. All rights of the Administrative Agent hereunder, the Security Interest, the grant of the security interest in the Pledged Collateral and all obligations of each Loan Party hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment to or waiver of, or any consent to any departure from, the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (c) any exchange, release or non-perfection of any Lien on other collateral securing, or any release or amendment to or waiver of, or any consent to any departure from, any guarantee of, all or any of the Secured Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party in respect of the Secured Obligations or this Agreement.

SECTION 7.12. Termination or Release. (a) This Agreement, the Guarantees made herein, the Security Interest and all other security interests granted hereby shall, subject to Section 2.04, terminate and be released when all the Loan Document Obligations (other than contingent obligations for indemnification, expense reimbursement, tax gross up or yield protection as to which no claim has been made (and, for purposes of clarity, other than Secured Cash Management Obligations or Secured Hedging Obligations)) have been paid in full in cash and the Lenders have no further commitment to lend under the Credit Agreement, the LC Exposure has been reduced to zero (including as a result of obtaining consents of the applicable Issuing Banks as described in Section 9.05 of the Credit Agreement) and the Issuing Banks have no further obligations to issue, amend or extend Letters of Credit under the Credit Agreement.

(b) The Guarantees made herein, the Security Interest and the other security interests granted hereby shall also terminate and be released (in whole or in part) at the time or times and in the manner set forth in Section 9.14 of the Credit Agreement. In the event of any such termination or release, Schedules II, III and IV to this Agreement shall be deemed to be modified to remove the Collateral with respect to which the Security Interest and the other security interests granted hereby have been so released.

(c) In connection with any termination or release pursuant to this Section 7.12, the Administrative Agent shall execute and deliver to any Loan Party, at

37

such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents by the Administrative Agent pursuant to this Section 7.12 shall be without recourse to or warranty by the Administrative Agent.

SECTION 7.13. Additional Subsidiaries. Pursuant to the Credit Agreement, certain Restricted Subsidiaries not party hereto on the Effective Date are required to enter in this Agreement. Upon the execution and delivery by the Administrative Agent and any such Restricted Subsidiary of a Supplement, such Restricted Subsidiary shall become a Subsidiary Loan Party, a Guarantor and a Grantor hereunder, with the same force and effect as if originally named as such herein. The execution and delivery of any Supplement shall not require the consent of any other Loan Party. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Loan Party as a party to this Agreement.

SECTION 7.14. Administrative Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Administrative Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Administrative Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Administrative Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Administrative Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Administrative Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Administrative Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their Related Parties shall be responsible to

38

any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable judgment).

[Signature Pages Follow]

39

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

NETSCOUT SYSTEMS, INC.,

by
Name:
Title:

[OTHER SUBSIDIARY PARTIES],

by
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent,

by
Name:
Title:

40

Schedule I to

the Guarantee and

Collateral Agreement

SUBSIDIARY LOAN PARTIES

Schedule II to

the Guarantee and

Collateral Agreement

PLEDGED EQUITY INTERESTS

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interest	Percentage of Equity Interests

PLEDGED DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

Schedule III to

the Guarantee and

Collateral Agreement

INTELLECTUAL PROPERTY

[To be attached]

Schedule IV to

the Guarantee and

Collateral Agreement

COMMERCIAL TORT CLAIMS

Exhibit I to the

Guarantee and

Collateral Agreement

SUPPLEMENT NO.              dated as of [                    ] (this “Supplement”), to the Guarantee and Collateral Agreement dated as of [            ], 20[ ] (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among NetScout Systems, Inc., a Delaware corporation (the “Borrower”), each subsidiary of the Borrower listed on Schedule I thereto (each such subsidiary individually a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”; the Subsidiary Guarantors and the Borrower are referred to collectively herein as the “Grantors”) and JPMORGAN CHASE BANK, N.A., a national banking association (“JPMCB”), as Administrative Agent (in such capacity, the “Administrative Agent”).

A. Reference is made to the Credit Agreement dated as of July 14, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto and JPMCB, as Administrative Agent.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Collateral Agreement or (in the case of terms that are defined in the Credit Agreement and not defined in the Collateral Agreement) in the Credit Agreement.

C. The Guarantors and Grantors have entered into the Collateral Agreement in order to induce the Lenders and the Issuing Banks to make extensions of credit to the Borrower under the Credit Agreement. Section 7.13 of the Collateral Agreement provides that additional Subsidiaries may become Subsidiary Parties under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Loan Party under the Collateral Agreement in order to induce the Lenders and the Issuing Banks to make additional extensions of credit under the Credit Agreement and as consideration for such extensions of credit previously made.

Accordingly, the Administrative Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 7.13 of the Collateral Agreement, the New Subsidiary by its signature below becomes a Loan Party, a Subsidiary Loan Party, a Guarantor and a Grantor under the Collateral Agreement with the same force and effect as if originally named therein as such, and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it in such capacities and (b) represents and warrants that the representations and warranties made by it in such capacities thereunder are true and correct in all material respects on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Secured Obligations (as defined in the Collateral Agreement), does hereby create and grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in, to and under the Collateral (as defined in the Collateral Agreement) of the New Subsidiary. Each reference to a “Loan Party,” “Subsidiary Loan Party,” “Guarantor” or “Grantor” in the Collateral Agreement shall be deemed to include the New Subsidiary. The Collateral Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3. The New Subsidiary hereby irrevocably authorizes the Administrative Agent (or its designee) at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as “all assets, whether now owned or hereafter acquired” of the New Subsidiary or words of similar effect or of a lesser scope or with greater detail and (ii) contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) if necessary, whether the New Subsidiary is an organization, the type of organization and any organizational identification number issued to the New Subsidiary and (B) in the case of a financing statement filed as a fixture filing or covering Article 9 Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Article 9 Collateral relates. The New Subsidiary agrees to provide the information required for any such filing to the Administrative Agent promptly upon request.

SECTION 4. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when a counterpart hereof executed on behalf of the New Subsidiary shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent. Delivery of an executed counterpart of a signature page of this Supplement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Supplement.

SECTION 5. The New Subsidiary hereby represents and warrants that (a) Schedule I sets forth, as of the date hereof, the true and correct legal name of the New

2

Subsidiary, its jurisdiction of organization and the location of its chief executive office; (b) Schedule II sets forth, as of the date hereof, a true and complete list (in all material respects) of (i) all the Pledged Equity Interests owned by the New Subsidiary and the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity Interests owned by the New Subsidiary and (ii) all the Pledged Debt Securities owned by the New Subsidiary; (c) Schedule III sets forth, as of the date hereof, a true and complete list (in all material respects) of (i) all Patents that have been granted by the United States Patent and Trademark Office and Patents for which United States applications are pending, (ii) all Copyrights that have been registered with the United States Copyright Office and Copyrights for which United States registration applications are pending, (iii) all Trademarks that have been registered with the United States Patent and Trademark Office and Trademarks for which United States registration applications are pending and (iv) all United States exclusive Copyright Licenses under which such Grantor is a licensee and that, in each case, are owned by the New Subsidiary, in each case specifying, with respect to any such Patents, Copyrights or Trademarks, the name of the registered owner, title or mark, registration or application number and registration date (if already registered) or filing date and, with respect to any such exclusive Copyright Licenses, the licensee, licensor and date of such license agreement; and (d) Schedule IV sets forth, as of the date hereof, each Commercial Tort Claim in respect of which a complaint or counterclaim has been filed by the New Subsidiary seeking damages in an reasonably estimated to exceed $5,000,000, including a summary description of such claim.

SECTION 6. Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.

SECTION 7. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 8. Any provision of this Supplement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction

SECTION 9. All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Collateral Agreement.

SECTION 10. The New Subsidiary agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses, including the reasonable fees, charges and disbursements of counsel (limited to one special counsel and, if reasonably necessary, a single firm of local counsel in each relevant foreign jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions)), incurred by it in connection with this Supplement, including the preparation, execution and delivery thereof.

3

IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],

by
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

by
Name:
Title:

4

Schedule I

to Supplement No.             to the

Guarantee and

Collateral Agreement

SCHEDULE I

New Subsidiary Information

Name	Jurisdiction of Organization	Chief Executive Office

Schedule II

to Supplement No.             to the

Guarantee and

Collateral Agreement

SCHEDULE II

Pledged Equity Interests

Loan Party	Issuer	Certificate Number	Number and Class of Equity Interests	Percentage of Equity Interests

Pledged Debt Securities

Loan Party Creditor	Debtor	Type	Amount

Schedule III

to Supplement No.             to the

Guarantee and

Collateral Agreement

SCHEDULE III

Intellectual Property

Schedule IV

to Supplement No.             to the

Guarantee and

Collateral Agreement

SCHEDULE IV

Commercial Tort Claims

Exhibit II-A to

Guarantee and Collateral Agreement

PATENT SECURITY AGREEMENT dated as of [                    ] (this “Agreement”), among NetScout Systems, Inc. (the “Borrower”), the other Subsidiary Loan Parties which are signatories hereto (each, a “Grantor”) and JPMorgan Chase Bank, N.A. (“JPMCB”), as Administrative Agent.

Reference is made to (a) the Credit Agreement dated as of July 14, 2015, (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders from time to time party thereto and JPMCB, as Administrative Agent, and (b) the Guarantee and Collateral Agreement dated as of [            ], 20[    ] (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among the Borrower, the other Subsidiary Loan Parties from time to time party thereto and JPMCB, as Administrative Agent. The Lenders and the Issuing Banks have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders and the Issuing Banks to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Grantors party hereto (other than the Borrower) are Affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit. Accordingly, the parties hereto agree as follows:

SECTION 1. Terms. Each capitalized term used but not otherwise defined herein shall have the meaning specified in the Credit Agreement or the Collateral Agreement, as applicable. The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement, mutatis mutandis.

SECTION 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all right, title and interest in, to and under any and all of the following assets now owned or at any time hereafter acquired by such Grantor or in, to or under which such Grantor now has or at any time hereafter may acquire any right, title or interest (collectively, the “Patent Collateral”):

(a) all letters patent of the United States of America or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States of America or the equivalent thereof in any other country or any political subdivision thereof, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country or any political subdivision thereof, including those listed on Schedule I; and

(b) all reissues, continuations, divisionals, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, have made, use, sell, offer to sell, import or export the inventions disclosed or claimed therein.

SECTION 3. Collateral Agreement. The security interests granted to the Administrative Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Administrative Agent pursuant to the Collateral Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the Patent Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern.

SECTION 4. Recordation. Each Grantor hereby authorizes and requests that the Commissioner of Patents and Trademarks record this Agreement.

SECTION 5. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 6. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Signature Pages Follow]

2

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

NETSCOUT SYSTEMS, INC.,

By
Name:
Title:

[OTHER GRANTORS],

by
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent,

by
Name:
Title:

SCHEDULE I

United States Patents and Patent Applications

Title	App. No.	App Date	Reg. no.	Reg. Date	Owner

Exhibit II-B to

Guarantee and Collateral Agreement

[FORM OF] TRADEMARK SECURITY AGREEMENT dated as of [                    ] (this “Agreement”), among NetScout Systems, Inc. (the “Borrower”) and the other Subsidiary Loan Parties which are signatories hereto (each, a “Grantor”) and JPMorgan Chase Bank, N.A. (“JPMCB”), as Administrative Agent.

Reference is made to (a) the Credit Agreement dated as of July 14, 2015, (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders from time to time party thereto and JPMCB, as Administrative Agent, and (b) the Guarantee and Collateral Agreement dated as of [            ], 20[    ] (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among the Borrower, the other Subsidiary Loan Parties from time to time party thereto and JPMCB, as Administrative Agent. The Lenders and the Issuing Banks have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders and the Issuing Banks to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Grantors party hereto (other than the Borrower) are Affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit. Accordingly, the parties hereto agree as follows:

SECTION 1. Terms. Each capitalized term used but not otherwise defined herein shall have the meaning specified in the Credit Agreement or the Collateral Agreement, as applicable. The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement, mutatis mutandis.

SECTION 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all right, title and interest in, to and under any and all of the following assets now owned or at any time hereafter acquired by such Grantor or in, to or under which such Grantor now has or at any time hereafter may acquire any right, title or interest (collectively, the “Trademark Collateral”):

(a)	all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, domain names, other source or business identifiers, designs and general intangibles of like nature, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States of America or any other country or any political subdivision thereof, all extensions or renewals thereof and all common law rights related thereto, including those listed on Schedule I; and

(b)	all goodwill associated therewith or symbolized thereby.

Notwithstanding anything to the contrary contained in clauses (a) or (b) above, the security interest created by this Agreement shall not extend to any “intent to use” trademark application for which a statement of use has not been filed with the United States Patent and Trademark Office, but only to the extent that the grant of the Security Interest would invalidate such trademark application.

SECTION 3. Collateral Agreement. The security interests granted to the Administrative Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Administrative Agent pursuant to the Collateral Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the Trademark Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern.

SECTION 4. Recordation. Each Grantor hereby authorizes and requests that the Commissioner of Patents and Trademarks record this Agreement.

SECTION 5. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 6. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Signature Pages Follow]

2

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

NETSCOUT SYSTEMS, INC.,

By
Name:
Title:

[OTHER GRANTORS],

by
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent,

by
Name:
Title:

SCHEDULE I

United States Trademark Registrations and Applications

Trademark	App. No./ App. Date	Reg. No./ Reg. Date	Owner

State Trademark Registrations
State	Trademark	Reg. No./Reg. Date	Owner

Exhibit II-C to

Guarantee and Collateral Agreement

[FORM OF] COPYRIGHT SECURITY AGREEMENT dated as of [                    ] (this “Agreement”), among NetScout Systems, Inc. (the “Borrower”) and the other Subsidiary Loan Parties which are signatories hereto (each, a “Grantor”) and JPMorgan Chase Bank, N.A. (“JPMCB”), as Administrative Agent.

Reference is made to (a) the Credit Agreement dated as of July 14, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders from time to time party thereto and JPMCB, as Administrative Agent, and (b) the Guarantee and Collateral Agreement dated as of [            ], 20[    ], (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among the Borrower, the other Subsidiary Loan Parties from time to time party thereto and JPMCB, as Administrative Agent. The Lenders and the Issuing Banks have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders and the Issuing Banks to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Grantors party hereto (other than the Borrower) are Affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit. Accordingly, the parties hereto agree as follows:

SECTION 1. Terms. Each capitalized term used but not otherwise defined herein shall have the meaning specified in the Credit Agreement or the Collateral Agreement, as applicable. The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement, mutatis mutandis.

SECTION 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all right, title and interest in, to and under any and all of the following assets now owned or at any time hereafter acquired by such Grantor or in, to or under which such Grantor now has or at any time hereafter may acquire any right, title or interest (collectively, the “Copyright Collateral”):

(a) (i) all copyright rights in any work subject to the copyright laws of the United States of America or any other country or any political subdivision thereof, whether as author, assignee, transferee or otherwise, (ii) all registrations and applications for registration of any such copyright in the United States of America or any other country, including registrations, recordings, supplemental registrations, pending applications for registration, and renewals in the United States Copyright Office (or any similar office in any other country or any political subdivision thereof), including those listed on Schedule I and (iii) any other rights related or appurtenant to the foregoing, including moral rights; and

(b) all exclusive Copyright Licenses under which any Grantor is a licensee with respect to Copyrights registered in the United States Copyright Office, including those listed on Schedule I.

SECTION 3. Collateral Agreement. The security interests granted to the Administrative Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Administrative Agent pursuant to the Collateral Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the Copyright Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern.

SECTION 4. Recordation. Each Grantor hereby authorizes and requests that the Register of Copyrights record this Agreement.

SECTION 5. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 6. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

NETSCOUT SYSTEMS, INC.,

By
Name:
Title:

[OTHER GRANTORS],

by
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent,

by
Name:
Title:

SCHEDULE I

United States Registered Copyrights and Copyright Applications

Title	Registration Number	Registration Date	Owner

Exclusive Licenses of Registered United States Copyrights

EXHIBIT D

FORM OF GLOBAL INTERCOMPANY NOTE

[●], 20[●]

FOR VALUE RECEIVED, each of the undersigned, to the extent a borrower from time to time from any other Person listed on the signature pages hereto (each, in such capacity, a “Payor”), hereby promises to pay on demand to such other Person listed below (each, in such capacity, a “Payee”), in lawful money of the United States of America, or in such other currency as agreed to by such Payor and such Payee, in immediately available funds, at such location as such Payee shall from time to time designate, the unpaid principal amount of all Indebtedness owed by such Payor to such Payee. Each Payor promises also to pay interest on the unpaid principal amount of all such Indebtedness in like money at said location from the date that such Indebtedness was incurred until it is paid in full at such rate per annum as shall be agreed upon from time to time by such Payor and such Payee.

Capitalized terms used in this Global Intercompany Note (this “Note”) but not otherwise defined herein have the meanings given to them in the Credit Agreement dated as of July 14, 2015 (as amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NetScout Systems, Inc. (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

This Note shall be pledged by each Payee that is a Loan Party to the Administrative Agent, for the benefit of the Secured Parties, pursuant to the Loan Documents as security for the payment or performance, as the case may be, in full of the Obligations, to the extent required pursuant to the terms of the Loan Documents. Each Payee hereby acknowledges and agrees that upon the occurrence of and during the continuance of an Event of Default, (a) the Administrative Agent may exercise any and all rights of any Loan Party with respect to this Note and (b) upon demand of the Administrative Agent, all amounts evidenced by this Note that are owed by any Payor to any Loan Party shall become immediately due and payable, without presentment, demand, protest or notice of any kind (it being understood that the Administrative Agent may make any such demand for all or any subset of the amounts owing to such Loan Party and upon any or all Payors obligated to such Loan Party, all without the consent or permission of any Payor or Payee). Each Payor also hereby acknowledges and agrees that this Note constitutes notice of assignment, pursuant to the relevant Loan Documents, of the Indebtedness and all other amounts evidenced by this Note and further acknowledges the receipt of such notice of assignment.

Upon the commencement of any insolvency or bankruptcy proceeding, or any receivership, liquidation, reorganization or other similar proceeding in connection therewith, in respect of any Payor owing any amounts evidenced by this Note to any Loan Party, or in respect of all or a substantial part of any such Payor’s property, or upon the commencement of any proceeding for voluntary liquidation, dissolution or other winding up of any such Payor, all amounts evidenced by this Note owing by such Payor to any and all Loan Parties shall become immediately due and payable, without presentment, demand, protest or notice of any kind.

Anything in this Note to the contrary notwithstanding, the indebtedness evidenced by this Note (a) that is owed by any Payor that is a Loan Party (to any Payee that is not a Loan Party or (b) that is owed by the Borrower to any Payee that is a Restricted Subsidiary (the indebtedness described in clauses (a) and (b) being hereinafter collectively referred to as “Subordinated Indebtedness”; each Payee in respect of Subordinated Indebtedness being hereinafter referred to with respect to such Subordinated Indebtedness as a “Subordinated Payee”; and each Loan Party that is a Payor in respect of in respect of Subordinated Indebtedness being hereinafter referred to with respect to such Subordinated Indebtedness as a “Loan Party Payor”) shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Loan Document Obligations until the indefeasible payment in full in cash thereof (other than contingent obligations for indemnification, expense reimbursement, tax gross up or yield protection as to which no claim as been made) of the Loan Party Payors under the Credit Agreement and the other Loan Documents, including, without limitation, where applicable, under such Loan Party Payor’s guarantee of the Loan Document Obligations under the Collateral Agreement; provided that each Loan Party Payor may make payments to the applicable Subordinated Payee in respect of Subordinated Indebtedness so long as no Event of Default under and as defined in the Credit Agreement shall have occurred and be continuing (the Loan Document Obligations, including interest thereon accruing after the commencement of any proceedings referred to in clause (i) below, whether or not such interest is an allowed claim in such proceeding, being hereinafter collectively referred to as “Senior Indebtedness”).

(i)

In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relating to any Loan Party Payor or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of any Loan Party Payor, whether or not involving insolvency or bankruptcy, then, if an Event of Default has occurred and is continuing, (x) the holders of Senior Indebtedness shall be paid in full in cash in respect of all amounts constituting Senior Indebtedness (other than contingent obligations, indemnification, expense reimbursement, tax gross up or yield protection for which no claim has been made) before any Subordinated Payee is entitled to receive (whether directly or indirectly), or make any demand for, any payment (other than Restructured Debt Securities (as defined below)) on account of any Subordinated Indebtedness owed by such Loan Party Payor to such Subordinated Payee (provided that the foregoing shall not impair the right of any Subordinated Payee to file a proof of claim in any such proceeding in accordance with the terms hereof) and (y) until the holders of Senior Indebtedness are irrevocably paid in full in cash in respect of all amounts constituting Senior Indebtedness (other than contingent obligations, indemnification, expense reimbursement, tax gross up or yield protection for which no claim has been made), any payment or distribution to which such Subordinated Payee would otherwise be entitled, whether in cash, property or securities (other than a payment of debt securities of such Loan Party Payor that are subordinated, to at least the same extent as the Subordinated Indebtedness is subordinated and junior in right of payment, to

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the payment of all Senior Indebtedness then outstanding (such securities being hereinafter referred to as “Restructured Debt Securities”)) shall instead be made to the holders of Senior Indebtedness.

(ii)	If any Event of Default has occurred and is continuing, then (x) no payment or distribution of any kind or character (other than Restructured Debt Securities) shall be made by or on behalf of any Loan Party Payor, or any other Person on its behalf, with respect to any Subordinated Indebtedness and (y) after notice from the Administrative Agent (provided that no such notice shall be required to be given in the case of any Event of Default arising under Section 7.01(i) or 7.01(j) of the Credit Agreement), no amounts evidenced by this Note owing by any Loan Party Payor to any Subordinated Payee shall be forgiven or otherwise reduced in any way, other than as a result of payment in full thereof made in cash.

(iii)	If any payment or distribution of any character, whether in cash, securities or other property (other than Restructured Debt Securities), and whether directly, by purchase, redemption, exercise of any right of setoff or otherwise, with respect to any Subordinated Indebtedness shall (despite these subordination provisions) be received by any Subordinated Payee in violation of clause (i) or (ii) above prior to all Senior Indebtedness having been paid in full in cash (other than contingent obligations (other than obligations in respect of Letters of Credit) as to which no claim has been made), such payment or distribution shall be held by such Subordinated Payee in trust (segregated from other property of such Subordinated Payee) for the benefit of the Administrative Agent, and shall be paid over or delivered to the Administrative Agent promptly upon receipt.

(iv)	Each Subordinated Payee agrees to file all claims against each relevant Loan Party Payor in any bankruptcy or other proceeding in which the filing of claims is required by law in respect of any Senior Indebtedness, and the Administrative Agent shall be entitled to all of such Subordinated Payee’s rights thereunder. If for any reason a Subordinated Payee fails to file such claim at least ten Business Days prior to the last date on which such claim should be filed, such Subordinated Payee hereby irrevocably appoints the Administrative Agent as its true and lawful attorney-in-fact and the Administrative Agent is hereby authorized to act as attorney-in-fact in such Subordinated Payee’s name to file such claim or, in the Administrative Agent’s discretion, to assign such claim to and cause proof of claim to be filed in the name of the Administrative Agent or its nominee. In all such cases, whether in administration, bankruptcy or otherwise, the Person or Persons authorized to pay such claim shall pay to the Administrative Agent the full amount payable on the claim in the proceeding, and, to the full extent necessary for that purpose, each Subordinated Payee hereby assigns to the Administrative Agent all of such Subordinated Payee’s rights to any payments or distributions to which such Subordinated Payee otherwise would be entitled. If the amount so paid is greater than such Subordinated Payee’s liability hereunder, the Administrative Agent shall pay the excess amount to the party entitled thereto. In addition, each Subordinated Payee hereby irrevocably appoints the Administrative Agent as its attorney-in-fact to exercise all of such Subordinated Payee’s voting rights in connection with any bankruptcy proceeding or any plan for the reorganization of each relevant Loan Party Payor.

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(v)	Each Subordinated Payee waives the right to compel that any property of any Loan Party Payor or any property of any guarantor of any Senior Indebtedness or any other Person be applied in any particular order to discharge such Senior Indebtedness. Each Subordinated Payee expressly waives the right to require the Administrative Agent or any other holder of Senior Indebtedness to proceed against any Loan Party Payor, any guarantor of any Senior Indebtedness or any other Person, or to pursue any other remedy in its or their power that such Subordinated Payee cannot pursue and that would lighten such Subordinated Payee’s burden, notwithstanding that the failure of the Administrative Agent or any such other holder to do so may thereby prejudice such Subordinated Payee. Each Subordinated Payee agrees that it shall not be discharged, exonerated or have its obligations hereunder reduced by the delay by the Administrative Agent or any other holder of Senior Indebtedness in proceeding against or enforcing any remedy against any Loan Party Payor, any guarantor of any Senior Indebtedness or any other Person; by the Administrative Agent or any holder of Senior Indebtedness releasing any Loan Party Payor, any guarantor of any Senior Indebtedness or any other Person from all or any part of the Senior Indebtedness; or by the discharge of any Loan Party Payor, any guarantor of any Senior Indebtedness or any other Person by operation of law or otherwise, with or without the intervention or omission of the Administrative Agent or any such holder.

(vi)	Each Subordinated Payee waives all rights and defenses arising out of an election of remedies by the Administrative Agent or any other holder of Senior Indebtedness, even though that election of remedies, including any nonjudicial foreclosure with respect to any property securing any Senior Indebtedness, has impaired the value of such Subordinated Payee’s rights of subrogation, reimbursement, or contribution against any Loan Party Payor, any guarantor of any Senior Indebtedness or any other Person. Each Subordinated Payee expressly waives any rights or defenses it may have by reason of protection afforded to any Loan Party Payor, any guarantor of any Senior Indebtedness or any other Person with respect to the Senior Indebtedness pursuant to any anti-deficiency laws or other laws of similar import that limit or discharge the principal debtor’s indebtedness upon judicial or nonjudicial foreclosure of property or assets securing any Senior Indebtedness.

(vii)

Each Subordinated Payee agrees that, without the necessity of any reservation of rights against it, and without notice to or further assent by it, any demand for payment of any Senior Indebtedness made by the Administrative Agent or any other holder of Senior Indebtedness may be rescinded in whole or in part by the Administrative Agent or such holder, and any Senior Indebtedness may be continued, and the Senior Indebtedness or the liability of any Subordinated Payee, any guarantor thereof or any other Person obligated thereunder, or any right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any other holder of Senior Indebtedness, in each case

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without notice to or further assent by such Subordinated Payee, which will remain bound hereunder, and without impairing, abridging, releasing or affecting the subordination provided for herein.

(viii)	Each Subordinated Payee waives any and all notice of the creation, renewal, extension or accrual of any Senior Indebtedness, and any and all notice of or proof of reliance by holders of Senior Indebtedness upon the subordination provisions set forth herein. The Senior Indebtedness shall be deemed conclusively to have been created, contracted or incurred, and the consent to create the obligations of any Subordinated Payee evidenced by this Note shall be deemed conclusively to have been given, in reliance upon the subordination provisions set forth herein.

(ix)	To the maximum extent permitted by law, each Subordinated Payee waives any claim it might have against the Administrative Agent or any other holder of Senior Indebtedness with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of the Administrative Agent or any such holder, or any of their Related Parties, with respect to any exercise of rights or remedies under the Loan Documents, except to the extent due to the gross negligence, bad faith or willful misconduct of the Administrative Agent or any such holder, as the case may be, or any of its Related Parties, as determined by a court of competent jurisdiction in a final and nonappealable judgment. None of the Administrative Agent, any other holder of Senior Indebtedness or any of their Related Parties shall be liable for failure to demand, collect or realize upon any guarantee of any Senior Indebtedness, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any property upon the request of any Loan Party Payor, any Subordinated Payee or any other Person or to take any other action whatsoever with regard to any such guarantee or any other property.

Each Payee and each Payor hereby agrees that the subordination provisions set forth in this Note are for the benefit of the Administrative Agent and the other holders of Senior Indebtedness. The Administrative Agent may, on behalf of itself and such other holders of Senior Indebtedness, proceed to enforce the subordination provisions set forth herein.

All rights and interests of the Administrative Agent and the other holders of Senior Indebtedness hereunder, and the subordination provisions and the related agreements of the Payors and Payees set forth herein, shall remain in full force and effect irrespective of:

(i)	any lack of validity or enforceability of the Credit Agreement or any other Loan Document;

(ii)	any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Indebtedness or any amendment or waiver or other modification, whether by course of conduct or otherwise, of, or consent to departure from, the Credit Agreement or any other Loan Document;

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(iii)	any release, amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of or consent to departure from, any guarantee of any Senior Indebtedness; or

(iv)	any other circumstances that might otherwise constitute a defense available to, or a discharge of, any Payor in respect of any Senior Indebtedness or of any Payee or any Payor in respect of the subordination provisions set forth herein.

The indebtedness evidenced by this Note that is not Subordinated Indebtedness shall not be subordinated to, and shall rank pari passu in right of payment with, any other obligation of such Payor.

Nothing contained in the subordination provisions set forth above is intended to or will impair, as between each Payor and each Payee, the obligations of such Payor, which are absolute and unconditional, to pay to such Payee the principal of and interest on this Note as and when due and payable in accordance with its terms, or is intended to or will affect the relative rights of such Payee and other creditors of such Payor other than the Administrative Agent and the other holders of Senior Indebtedness.

Each Payee is hereby authorized to record all loans and advances made by it to any Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein; provided that the failure of any such Payee to so record any such information in accordance with this clause shall not affect any such Payor’s obligations hereunder.

Each Payor hereby waives diligence, presentment, demand, protest or notice of any kind whatsoever in connection with this Note. All payments under this Note shall be made without set-off, counterclaim or deduction of any kind.

This Note shall be binding upon each Payor and its successors and assigns, and the terms and provisions of this Note shall inure to the benefit of each Payee and its successors and assigns, including subsequent holders hereof. Notwithstanding anything to the contrary contained herein, in any other Loan Document or in any other promissory note or other instrument, this Note replaces and supersedes any and all promissory notes or other instruments which create or evidence any loans or advances made on, before or after the date hereof by any Payee to any Payor.

From time to time after the date hereof, additional Subsidiaries of the Borrower may become parties hereto (as Payor and/or Payee, as the case may be) by executing a counterpart signature page to this Note (each additional Subsidiary, an “Additional Party”). Upon delivery of such counterpart signature page to the Borrower, notice of which is hereby waived by the other Payors and Payees, each Additional Party shall be a Payor and/or a Payee, as the case may be, and shall be as fully a party hereto as if such Additional Party were an original signatory hereof. Each Payor and each Payee expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Payor or Payee hereunder. This Note shall be fully effective as to any Payor or Payee that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Payor or Payee hereunder.

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No amendment, modification or waiver of, or consent with respect to, any provisions of this Note shall be effective unless the same shall be in writing and signed and delivered by each Payor and Payee whose rights or obligations shall be affected thereby; provided that, until such time as (a) all the Loan Document Obligations (other than contingent obligations for indemnification, expense reimbursement, tax gross up or yield protection as to which no claim has been made) (and, for purposes of clarity, other than Secured Cash Management Obligations or Secured Hedging Obligations) have been paid in full in cash, (b) the Lenders have no further commitment to lend under the Credit Agreement, (c) all Letters of Credit have expired, terminated or been backstopped or cash collateralized (in each case, in a manner reasonably satisfactory to the applicable Issuing Bank) (including as a result of obtaining consents of the applicable Issuing Banks as described in Section 9.05 of the Credit Agreement) and (d) the Issuing Banks have no further obligations to issue, amend or extend Letters of Credit under the Credit Agreement, the Administrative Agent shall have provided its prior written consent to such amendment, modification, waiver or consent (which consent shall not be unreasonably withheld or delayed).

This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective as to any Payee or Payor when a counterpart hereof executed on behalf of such Payee or Payor shall have been delivered to the Borrower or the Administrative Agent. This Agreement shall be construed as a separate agreement with respect to each Payee and each Payor and may be amended, modified, supplemented, waived or released with respect to any Payee or Payor without the approval of any other Payee or Payor whose rights and obligations are not affected hereby and without affecting the obligations of any other Payee or Payor hereunder.

This Note and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Note and the transactions contemplated hereby shall be governed by, and this Note shall be construed in accordance with, the law of the State of New York.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

NETSCOUT SYSTEMS, INC.

by
Name:
Title:

[●],

by
Name:
Title:

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

[The form of this Compliance Certificate has been prepared for convenience only, and is not to affect, or to be taken into consideration in interpreting, the terms of the Credit Agreement referred to below. The obligations of the Borrower under the Credit Agreement are as set forth in the Credit Agreement, and nothing in this Compliance Certificate, or the form hereof, shall modify such obligations or constitute a waiver of compliance therewith in accordance with the terms of the Credit Agreement. In the event of any conflict between the terms of this Compliance Certificate and the terms of the Credit Agreement, the terms of the Credit Agreement shall govern and control, and the terms of this Compliance Certificate are to be modified accordingly.]

Reference is made to the Credit Agreement dated as of July 14, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among NetScout Systems, Inc. (the “Borrower”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). This Compliance Certificate is furnished pursuant to Section 5.01(c) of the Credit Agreement in connection with the delivery of the financial statements under Section 5.01[(a)/(b)] of the Credit Agreement for the four-quarter-fiscal period ended [            ] (the “Financial Statements”). Capitalized terms used but not otherwise defined herein have the meanings specified in the Credit Agreement.

The undersigned, [specify title] of the Borrower, hereby certifies (solely in his or her capacity as an officer and not individually), as follows:

1.	I am a Financial Officer of the Borrower.

2.	As of the date hereof, no Default has occurred and is continuing [except as follows:][1]

3.	Set forth on Schedule 1 hereto are calculations[2] [(A)] demonstrating compliance with Section 6.12 and Section 6.13 and computing each of the Leverage Ratio and the Available Amount as of the last day of the fiscal period covered by the Financial Statements [and (B) the aggregate Consolidated EBITDA of the Unrestricted Subsidiaries for the four fiscal quarter period of the Borrower ended on the last day of the fiscal quarter covered by the Financial Statements][3].

[1]	If a Default exists, specify the details thereof and any action taken or proposed to be taken with respect thereto.
[2]	Calculations to be set forth in reasonable detail, specifying among other things the amounts for each component and, as applicable, the calculation of or basis for such component amounts.
[3]	Include at any time when the aggregate Consolidated EBITDA of the Unrestricted Subsidiaries for the four fiscal quarter period of the Borrower most recently ended exceeds 5% of the Consolidated EBITDA of the Borrower and the Subsidiaries for the four fiscal quarter period of the Borrower most recently ended.

4.	There has been no change in GAAP or in the application thereof since the date of the consolidated balance sheet most recently delivered pursuant to Section 5.01(a) or 5.01(b) of the Credit Agreement[4] prior to the delivery of the Financial Statements[, except as follows:][5]

5.	All notices required to be provided on or prior to the date hereof under Section 5.03 or 5.04 of the Credit Agreement have been provided.

6.	[Set forth on Schedule 2 hereto is the calculation[6] of Excess Cash Flow for the fiscal year covered by the attached Financial Statements.][7]

7.	[Set forth on Schedule [ ] hereto are the calculations[8] as of the last day of the fiscal year covered by the Financial Statements, which determine, and a list identifying, each Subsidiary that is a Material Subsidiary, a Material Foreign Subsidiary or a Material Foreign Subsidiary Local Pledgee and each Subsidiary, if any, that has automatically been designated a Material Subsidiary in order to satisfy the condition set forth in the definition of the term “Material Subsidiary” as of the last day of the fiscal year covered by the Financial Statements.][9]

8.	Set forth on Schedule [ ] hereto is a list identifying, as of the last day of the most recent fiscal quarter covered by the Financial Statements, each Person that has become a Subsidiary during such fiscal quarter and specifying whether that Subsidiary is an Excluded Subsidiary.

[4]	Prior to the first such delivery, specify the financial statements referred to in Section 3.04 of the Credit Agreement.
[5]	If any such change has occurred, specify the effect of such change on the Financial Statements (including those for the prior periods).
[6]	Calculation to be set forth in reasonable detail, specifying among other things the amounts for each component and, as applicable, the calculation of or basis for such component amounts.
[7]	Include in connection with the delivery of the year-end financial statements required to be delivered by Section 5.01(a) of the Credit Agreement that are in respect of fiscal years ending on or after March 31, 2017.
[8]	Calculations to be set forth in reasonable detail, specifying among other things the consolidated revenues and assets for each Subsidiary.
[9]	Include in connection with the delivery of the year-end financial statements required by Section 5.01(a) of the Credit Agreement.

[A completed Unrestricted Subsidiary Reconciliation Statement signed by a Financial Officer of the Borrower stating that such reconciliation statement accurately reflects all adjustments necessary to treat the Unrestricted Subsidiaries as if they were not consolidated with the Borrower and to otherwise eliminate all accounts of the Unrestricted Subsidiaries and reflects no other adjustment from the related GAAP financial statement (except as otherwise disclosed in such reconciliation statement) has been separately delivered in connection with the delivery of the Financial Statements.]10

[A certificate signed by a Financial Officer of the Borrower setting forth a calculation of the aggregate amount of EBITDA of the Unrestricted Subsidiaries, determined on the same basis for the Unrestricted Subsidiaries as Consolidated EBITDA is determined for the Borrower and the Restricted Subsidiaries, and setting forth a reasonably detailed calculation thereof, has been separately delivered in connection with the delivery of the Financial Statements.]11

[A certificate signed by a Financial Officer of the Borrower setting forth as of the end of and for the most recent four-fiscal-quarter period covered by the Financial Statements (a) the Consolidated Net Tangible Assets, Consolidated Net Income and the Consolidated EBITDA of the Borrower and the Restricted Subsidiaries and (b) the Consolidated Net Tangible Assets, the Consolidated Net Income and the Consolidated EBITDA of the Unrestricted Subsidiaries (in the aggregate for all such Unrestricted Subsidiaries).]12

[Attached as Schedule [     ] hereto is a narrative report with respect to the consolidated Financial Statements.]13

[10]	Include in connection with the delivery of the financial statements required by Section 5.01(a) of the Credit Agreement at any time when the aggregate Consolidated EBITDA of the Unrestricted Subsidiaries for the four fiscal quarter period of the Borrower most recently ended exceeds 5% of the Consolidated EBITDA of the Borrower and the Subsidiaries for the four fiscal quarter period of the Borrower most recently ended.
[11]	Include in connection with the delivery of the financial statements required by Section 5.01(b) at any time when the aggregate Consolidated EBITDA of the Unrestricted Subsidiaries for the four fiscal quarter period of the Borrower most recently ended exceeds 5% of the Consolidated EBITDA of the Borrower and the Subsidiaries for the four fiscal quarter period of the Borrower most recently ended.
[12]	Include at any time when the aggregate Consolidated EBITDA of the Unrestricted Subsidiaries for the four fiscal quarter period of the Borrower most recently ended exceeds 10% of the Consolidated EBITDA of the Borrower and the Subsidiaries for the four fiscal quarter period of the Borrower most recently ended.
[13]	Include in connection with the delivery of the financial statements required by Section 5.01(a); provided that such narrative report shall not be required so long as the Borrower is subject to periodic reporting obligations under the Exchange Act and the periodic reports filed by the Borrower with the SEC contain such information (it being understood that the management discussion and analysis contained in any Form 10-Q or Form 10-K filed by the Borrower will satisfy the requirement to provide a narrative report).

[Remainder of page intentionally left blank]

The foregoing certifications are made and delivered on [●], pursuant to Sections 5.01(c) of the Credit Agreement.

Very truly yours,

[FINANCIAL OFFICER]

:
Name:
Title:

EXHIBIT F

[FORM OF] INTEREST ELECTION REQUEST

JPMorgan Chase Bank, N.A.

as Administrative Agent

383 Madison Avenue

New York, New York 10179

Attention: [●]

Fax: [●]

[Date]

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of July 14, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NetScout Systems, Inc. (the “Borrower”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent. Capitalized terms used but not otherwise defined herein have the meanings specified in the Credit Agreement.

This notice constitutes an Interest Election Request and the Borrower hereby gives you notice, pursuant to Section 2.06 of the Credit Agreement, that it requests the conversion or continuation of a Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to such Borrowing and each resulting Borrowing:

1. Borrowing to which this request applies:
Class:[26]
Principal Amount:
Type:[27]
Interest Period:[28]

2. Effective date of this election:[29]

[26]	Specify Revolving Borrowing or Term Borrowing.
[27]	Specify ABR Borrowing or Eurocurrency Borrowing.
[28]	In the case of a Eurocurrency Borrowing, specify the last day of the current Interest Period therefor.
[29]	Must be a Business Day.

3. Resulting Borrowing[s][30]
Class:[31]
Principal Amount:[32]
Type:[33]
Interest Period:[34]

Very truly yours,

NETSCOUT SYSTEMS, INC.

by
Name:
Title:

[30]	If different options are being elected with respect to different portions of the Borrowing, provide the information required by this item 3 for each resulting Borrowing. Each resulting Borrowing shall be in an aggregate amount that is an integral multiple of, and not less than, the amount specified for a Borrowing of such Type in Section 2.02(c) of the Credit Agreement.
[31]	Revolving Borrowing or Term Borrowing.
[32]	Indicate the principal amount of the resulting Borrowing and the percentage of the Borrowing in item 1 above.
[33]	Specify whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing. Eurocurrency Borrowings denominated in a Designated Foreign Currency may not be converted into ABR Borrowings.
[34]	Applicable only if the resulting Borrowing is to be a Eurocurency Borrowing, shall be subject to the definition of “Interest Period” and can be a period of one, two, three or six months (or, if agreed by each Lender participating in the requested Borrowing, twelve months), and cannot extend beyond the Maturity Date. If an Interest Period is not specified, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

EXHIBIT G-1

[FORM OF] PERFECTION CERTIFICATE

[●], 2015

Reference is made to the Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of July 14, 2015, among NetScout Systems, Inc., a Delaware corporation (the “Borrower” and, together with the Subsidiary Loan Parties, the “Grantors”), the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not defined herein have the meanings set forth in either the Credit Agreement or the Guarantee and Collateral Agreement referred to therein, as applicable.

The undersigned Responsible Officers of the Borrower hereby certify to the Administrative Agent and each other Secured Party as follows:

1. Names. (a) The exact legal name of each Grantor, as such name appears in its respective certificate of formation or organization, is as follows:

Exact Legal Name of Each Grantor

(b) Set forth below is (i) each other legal name each Grantor has had in the past five years, together with the date of the relevant change and (ii) each other name (including trade names or similar appellations) used by each Grantor or any of its divisions or other business units in any filings with the Internal Revenue Service at any time during the past five years.

(c) Except as set forth in Schedule 1 hereto, no Grantor has changed its identity or corporate structure in any way within the past five years. Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of organization. If any such change has occurred, include in Schedule 1 the information required by Sections 1 and 2(b) of this certificate as to each acquiree or constituent party to a merger or consolidation known to the Borrower and its Subsidiaries.

(d) Set forth below is the Organizational Identification Number and Federal Tax Identification Number of each Grantor:

Grantor	Organizational Identification Number	Federal Tax Identification Number

2. Current Locations. (a) The chief executive office of each Grantor is located at the address set forth opposite its name below:

Grantor	Mailing Address	County	State

(b) The jurisdiction of formation of each Grantor that is a registered organization is set forth opposite its name below:

Grantor	Jurisdiction

(c) Set forth below is a list of all owned real property located in the United States held by each Grantor, the name of the Grantor that owns said property and the fair market value apportioned to each site:

(d) Set forth below opposite the name of each Grantor are the names and addresses of all Persons other than such Grantor that have possession of a material amount of Collateral (fair market value greater than $1,000,000) of such Grantor:

Grantor	Person’s Name	Person’s Address

(e) Set forth below opposite the name of each Grantor are all locations other than those listed in 2(a), above, where such Grantor maintains any books or records relating to any Accounts and other accounts receivable, having a fair market value in excess of $1,000,000 (with each location at which chattel paper, if any, is kept being indicated by an “*”):

(f) Set forth below opposite the name of each Grantor are all the locations other than those listed in 2(a), above, where (i) such Grantor maintains any Equipment or other Collateral not identified above (fair market value greater than $1,000,000) (ii) or any other material places of business or any addresses used in Internal Revenue Service filings of such Grantor:

Grantor	Mailing Address	County	State

2

ARTICLE X

3. Unusual Transactions. All material Accounts have been originated by the Grantors and their Subsidiaries and all material Inventory has been either acquired by the Grantors and their Subsidiaries in the ordinary course of business or manufactured by the Grantors and their Subsidiaries.

4. File Search Reports. File search reports have been obtained from each Uniform Commercial Code filing office identified with respect to such Grantor in Section 2 hereof, and such search reports reflect no liens against any of the Collateral other than those permitted under the Credit Agreement.

5. UCC Filings. Financing statements in substantially the form of Schedule 5 hereto have been prepared for filing in the proper Uniform Commercial Code filing office in the jurisdiction in which each Grantor is located and, to the extent any of the collateral is comprised of fixtures, timber to be cut or as extracted collateral from the wellhead or minehead, in the proper local jurisdiction, in each case as set forth with respect to such Grantor in Section 2 hereof.

6. Stock Ownership and other Equity Interests. Attached hereto as Schedule 6 is a true and correct list of all the issued and outstanding stock, partnership interests, limited liability company membership interests or other Equity Interest owned by each Grantor and the record and beneficial owners of such stock, partnership interests, membership interests or other Equity Interests. Also set forth on Schedule 6 is each equity investment of each Grantor that represents 50% or less of the equity of the entity in which such investment was made.

7. Debt Instruments. Attached hereto as Schedule 7 is a true and correct list of all promissory notes and other instruments evidencing Indebtedness in excess of $500,000 held by each Grantor that are required to be delivered to the Administrative Agent under the Guarantee and Collateral Agreement.

8. Assignment of Claims Act. Attached hereto as Schedule 8 is a true and correct list of all written contracts between a Grantor and the United States government or any department or agency thereof that have a remaining value of at least $1,000,000, setting forth the contract number, name and address of contracting officer (or other party to whom a notice of assignment under the Assignment of Claims Act should be sent), contract start date and end date, agency with which the contract was entered into, and a description of the contract type.

9. [Reserved]

10. Mortgage Filings. Attached hereto as Schedule 10 is a schedule setting forth, with respect to each Mortgaged Property, (a) the exact name of the person that owns such property as such name appears in its certificate of incorporation or other organizational document, (b) if different from the name identified pursuant to clause (a), the exact name of the current record owner of such property reflected in the records of the filing office for such property identified pursuant to the following clause and (c) the filing office in which a mortgage with respect to such property must be filed or recorded in order for the Administrative Agent to obtain a perfected security interest therein.

11. Intellectual Property. Attached hereto as Schedule 11A is a schedule setting forth all of each Grantor’s Patents and Trademarks, including the name of the registered owner and the registration or application number of each Patent and Trademark owned by any Grantor and registered in the

3

United States. Attached hereto as Schedule 11B is a schedule setting forth all of each Grantor’s Copyrights and exclusive Copyright Licenses, including the name of the registered owner and the registration or application number of each Copyright owned by any Grantor and registered in the United States.

12. Commercial Tort Claims. Attached hereto as Schedule 12 is a true and correct list of commercial tort claims held by any Grantor in which it reasonably expects to recover an amount greater than $5,000,000, including a brief description thereof.

13. Chattel Paper. Attached hereto as Schedule 13 is a true and complete list, for each Grantor, of all chattel paper with a value in excess of $500,000 (whether tangible and electronic), specifying the Grantor and obligor thereunder, the type, the due date and outstanding principal amount thereof.

[Remainder of page intentionally left blank]

4

ARTICLE XI IN WITNESS WHEREOF, the undersigned have duly executed this certificate on this [●] day of [●], 2015.

ARTICLE XII

NETSCOUT SYSTEMS, INC.

by

Name:

Title:

SCHEDULE 1

Changes in Identity or Corporate Structure Within Past Five Years

Grantor	Change in Identity or Corporate Structure	Date of Change

Exact Legal Name of Changed Entities

Changed Entity	Jurisdiction

SCHEDULE 5

UCC Filings

[see attached]

SCHEDULE 6

Stock Ownership and Other Equity Interests

Name	Authorized Shares / Equity (common stock unless otherwise indicated)	Issued and Outstanding Shares / Equity	Holder of Shares / Equity	Percentage of Issued and Outstanding Shares / Equity	Shares Certificated (Y/N)	Indicate Who Is in Possession of Stock/Share Certificate

SCHEDULE 7

Debt Instruments

SCHEDULE 8

Government Contracts

SCHEDULE 10

Mortgage Filings

SCHEDULE 11A

Patents and Trademarks

I. Patents and Patent Applications

Patent	Application Number	Application Date	Registration Number	Registration Date	Owner	Status

II. Trademarks and Trademark Applications

Trademark	Application Number / Application Date	Registration Number / Registration Date	Owner	Status

SCHEDULE 11B

Copyrights

Title	Registration Number	Registration Date	Copyright Claimant

SCHEDULE 12

Commercial Tort Claims

SCHEDULE 13

Chattel Paper

EXHIBIT G-2

FORM OF SUPPLEMENTAL PERFECTION CERTIFICATE

[●], 2015

Reference is made to the Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of July 14, 2015, among NetScout Systems, Inc., a Delaware corporation (the “Borrower” and, together with the Subsidiary Loan Parties, the “Grantors”), the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not defined herein have the meanings set forth in either the Credit Agreement or the Guarantee and Collateral Agreement referred to therein, as applicable.

This Supplemental Perfection Certificate is dated as of [●], 20[●] and is delivered pursuant to Section 5.04(b) of the Credit Agreement (this Supplemental Perfection Certificate and each other Supplemental Perfection Certificate heretofore delivered pursuant to Section 5.04(b) of the Credit Agreement being referred to as a “Supplemental Perfection Certificate”), and supplements the information set forth in the Perfection Certificate delivered on the Effective Date (as supplemented from time to time by the Supplemental Perfection Certificates delivered after the Effective Date and prior to the date hereof, the “Prior Perfection Certificate”).

The undersigned Responsible Officers of the Borrower hereby certify to the Administrative Agent and each other Secured Party as follows:

1. Names. (a) Except as set forth as follows, §1(a) of the Prior Perfection Certificate sets forth the exact legal name of each Grantor, as such name appears in its respective certificate of formation or organization, is as follows:

Exact Legal Name of Each Grantor

(b) Except as set forth as follows, §1(b) of the Prior Perfection Certificate sets forth (i) each other legal name each Grantor has had in the past five years, together with the date of the relevant change and (ii) each other name (including trade names or similar appellations) used by each Grantor or any of its divisions or other business units in any filings with the Internal Revenue Service at any time during the past five years.

(c) Except as set forth in Schedule 1 hereto or as set forth on Schedule 1 of the Prior Perfection Certificate, no Grantor has changed its identity or corporate structure in any way within the past five years. Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of organization. If any such change has occurred, include in Schedule 1 hereto (to the extent not already included in Schedule 1 of the Prior Perfection Certificate) the information required by Sections 1 and 2(b) of this certificate as to each acquiree or constituent party to a merger or consolidation known to the Borrower and its Subsidiaries.

(d) Except as forth below, §1(d) of the Prior Perfection Certificate sets forth (i) the Organizational Identification Number and (ii) the Federal Tax Identification Number of each Grantor:

Grantor	Organizational Identification Number	Federal Tax Identification Number

2. Current Locations. (a) Except as set forth below, the chief executive office of each Grantor is located at the address set forth opposite its name in §2(a) of the Prior Perfection Certificate:

Grantor	Mailing Address	County	State

(b) Except as set forth below, the jurisdiction of formation of each Grantor that is a registered organization is set forth opposite its name in §2(b) of the Prior Perfection Certificate:

Grantor	Jurisdiction

(c) Except as set forth below, the list of all owned real property located in the United States held by each Grantor, the name of the Grantor that owns said property and the fair market value apportioned to each site is set forth in §2(c) of the Prior Perfection Certificate.

(d) Except as set forth below, in §2(d) of the Prior Perfection Certificate opposite the name of each Grantor are the names and addresses of all Persons other than such Grantor that have possession of a material amount of Collateral (fair market value greater than $1,000,000) of such Grantor:

Grantor	Person’s Name	Person’s Address

(e) Except as set forth below, in §2(e) of the Prior Perfection Certificate opposite the name of each Grantor are all locations other than those listed in §2(a) of this Supplemental Perfection Certificate or §2(a) of the Prior Perfection Certificate where such Grantor maintains any books or records relating to any Accounts and other accounts receivable, having a fair market value in excess of $1,000,000 (with each location at which chattel paper, if any, is kept being indicated by an “*”):

Grantor	Mailing Address	County	State

2

(f) Except as set forth below, in §2(f) of the Prior Perfection Certificate opposite the name of each Grantor are all the locations other than those listed in §2(a) of this Supplemental Perfection Certificate or §2(a) of the Prior Perfection Certificate where (i) such Grantor maintains any Equipment or other Collateral not identified above (fair market value greater than $1,000,000) (ii) or any other material places of business or any addresses used in Internal Revenue Service filings of such Grantor:

Grantor	Mailing Address	County	State

3. Unusual Transactions. All material Accounts have been originated by the Grantors and their Subsidiaries and all material Inventory has been either acquired by the Grantors and their Subsidiaries in the ordinary course of business or manufactured by the Grantors and their Subsidiaries.

4. File Search Reports. To the extent that this Supplemental perfection Certificate contains an update to Section 2(a) or 2(b) hereto, any necessary or advisable file search reports, as reasonably determined by the Administrative Agent in consultation with the Borrower, have been obtained from each Uniform Commercial Code filing office identified with respect to such Grantor in Section 2 of this Supplemental Perfection Certificate and of the Prior Perfection Certificate, and such search reports reflect no liens against any of the Collateral other than those permitted under the Credit Agreement.

5. UCC Filings. To the extent that this Supplemental Perfection Certificate contains an update to Section 2(a) or 2(b) hereto, any necessary or advisable financing statements, as reasonably determined by the Administrative Agent in consultation with the Borrower, have been prepared for filing in substantially the form of Schedule 5 of this Supplemental Perfection Certificate in the proper Uniform Commercial Code filing office in the jurisdiction in which each Grantor is located and, to the extent any of the collateral is comprised of fixtures, timber to be cut or as extracted collateral from the wellhead or minehead, in the proper local jurisdiction, in each case as set forth with respect to such Grantor in Section 2 of this Supplemental Perfection Certificate.

6. Stock Ownership and other Equity Interests. Except as set forth in Schedule 6 hereto, Schedule 6 of the Prior Perfection Certificate sets forth a true and correct list of all the issued and outstanding stock, partnership interests, limited liability company membership interests or other Equity Interest owned by each Grantor and the record and beneficial owners of such stock, partnership interests, membership interests or other Equity Interests. Except as set forth in Schedule 6 hereto, Schedule 6 of the Prior Perfection Certificate also sets forth each equity investment of each Grantor that represents 50% or less of the equity of the entity in which such investment was made.

7. Debt Instruments. Except as set forth in Schedule 7 hereto, Schedule 7 of the Prior Perfection Certificate sets forth a true and correct list of all promissory notes and other instruments evidencing Indebtedness in excess of $500,000 held by each Grantor that are required to be delivered to the Administrative Agent under the Guarantee and Collateral Agreement.

8. Assignment of Claims Act. Except as set forth in Schedule 8 hereto, Schedule 8 of the Prior Perfection Certificate sets forth a true and correct list of all written contracts between a Grantor and the United States government or any department or agency thereof that have a remaining value of at least $1,000,000, setting forth the contract number, name and address of contracting officer (or other party to whom a notice of assignment under the Assignment of Claims Act should be sent), contract start date and end date, agency with which the contract was entered into, and a description of the contract type.

3

9. [Reserved]

10. Mortgage Filings. Except as set forth in Schedule 10 hereto, Schedule 10 of the Prior Perfection Certificate sets forth, with respect to each Mortgaged Property, (a) the exact name of the person that owns such property as such name appears in its certificate of incorporation or other organizational document, (b) if different from the name identified pursuant to clause (a), the exact name of the current record owner of such property reflected in the records of the filing office for such property identified pursuant to the following clause and (c) the filing office in which a mortgage with respect to such property must be filed or recorded in order for the Administrative Agent to obtain a perfected security interest therein.

11. Intellectual Property. Except as set forth in Schedule 11A hereto, Schedule 11A of the Prior Perfection Certificate sets forth all of each Grantor’s Patents and Trademarks, including the name of the registered owner and the registration or application number of each Patent and Trademark owned by any Grantor and registered in the United States. Except as set forth in Schedule 11B hereto, Schedule 11B of the Prior Perfection Certificate sets forth all of each Grantor’s Copyrights and exclusive Copyright Licenses, including the name of the registered owner and the registration or application number of each Copyright owned by any Grantor and registered in the United States.

12. Commercial Tort Claims. Except as set forth in Schedule 12 hereto, Schedule 12 of the Prior Perfection Certificate sets forth a true and correct list of commercial tort claims held by any Grantor in which it reasonably expects to recover an amount greater than $5,000,000, including a brief description thereof.

13. Chattel Paper. Except as set forth in Schedule 13 hereto, Schedule 13 of the Prior Perfection Certificate sets forth a true and complete list, for each Grantor, of all chattel paper with a value in excess of $500,000 (whether tangible and electronic), specifying the Grantor and obligor thereunder, the type, the due date and outstanding principal amount thereof.

[Remainder of page intentionally left blank]

4

ARTICLE XIII IN WITNESS WHEREOF, the undersigned have duly executed this certificate on this [●] day of [●], 20[●].

ARTICLE XIV

NETSCOUT SYSTEMS, INC.

1.

2.	by

3.

Name:

Title:

●

SCHEDULE 1

Changes in Identity or Corporate Structure Within Past Five Years

Grantor	Change in Identity or Corporate Structure	Date of Change

Exact Legal Name of Changed Entities

Changed Entity	Jurisdiction

SCHEDULE 5

UCC Filings

[see attached]

SCHEDULE 6

Stock Ownership and Other Equity Interests

Name	Authorized Shares / Equity (common stock unless otherwise indicated)	Issued and Outstanding Shares / Equity	Holder of Shares / Equity	Percentage of Issued and Outstanding Shares / Equity	Shares Certificated (Y/N)	Indicate Who Is in Possession of Stock/Share Certificate

SCHEDULE 7

Debt Instruments

SCHEDULE 8

Government Contracts

SCHEDULE 10

Mortgage Filings

SCHEDULE 11A

Patents and Trademarks

I. Patents and Patent Applications

Patent	Application Number	Application Date	Registration Number	Registration Date	Owner	Status

II. Trademarks and Trademark Applications

Trademark	Application Number / Application Date	Registration Number / Registration Date	Owner	Status

SCHEDULE 11B

Copyrights

Title	Registration Number	Registration Date	Copyright Claimant

SCHEDULE 12

Commercial Tort Claims

SCHEDULE 13

Chattel Paper

EXHIBIT H

SOLVENCY CERTIFICATE

Reference is made to the Credit Agreement dated as of July 14, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NetScout Systems, Inc. (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent. Capitalized terms used but not otherwise defined herein have the meanings specified in the Credit Agreement.

This certificate is being delivered pursuant to Section 4.01(h) of the Credit Agreement. The undersigned hereby certifies that he or she is the Chief Financial Officer of the Borrower and that he or she is knowledgeable of the financial and accounting matters of the Borrower and the Restricted Subsidiaries, the Credit Agreement and the covenants and representations (financial and other) contained therein and that, as such, he or she is authorized to execute and deliver this Certificate on behalf of the Borrower.

The undersigned hereby certifies, on behalf of the Borrower, in his or her capacity as a Financial Officer thereof, and not in his or her individual capacity, as follows as of the date hereof after giving effect to the Transactions contemplated to occur on the date hereof:

(a)	the fair value of the assets of the Borrower and the Restricted Subsidiaries, taken as a whole, exceeds their debts and liabilities, subordinated, contingent or otherwise;

(b)	the present fair saleable value of the assets of the Borrower and the Restricted Subsidiaries, taken as a whole, is greater than the amount that will be required to pay the probable liability on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;

(c)	the Borrower and the Restricted Subsidiaries, taken as a whole, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and

(d)	the Borrower and the Restricted Subsidiaries, taken as a whole, do not have unreasonably small capital with which to conduct the business in which they are engaged, as such business is conducted at the time of and is proposed to be conducted following the Effective Date.

For purposes of the foregoing, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.

[Signature Page Follows]

EXHIBIT H

IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate in such undersigned’s capacity as Chief Financial Officer of the Borrower, on behalf of the Borrower, and not individually, as of the date first stated above.

NETSCOUT SYSTEMS, INC.

Name:	Jean Bua
Title:	Chief Financial Officer

SIGNATURE PAGE TO SOLVENCY CERTIFICATE

EXHIBIT I-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of July 14, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NetScout Systems, Inc. (the “Borrower”), the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its Foreign Person status on IRS Form W-8BEN or or IRS Form W-8BEN-E (or successor form), as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:              , 20[    ]

EXHIBIT I-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of July 14, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NetScout Systems, Inc. (the “Borrower”), the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any promissory note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form), as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form), as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:              , 20[    ]

EXHIBIT I-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of July 14, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NetScout Systems, Inc. (the “Borrower”), the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its Foreign Person status on IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form), as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:              , 20[    ]

EXHIBIT I-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of July 14, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NetScout Systems, Inc. (the “Borrower”), the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form), as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form), as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:              , 20[    ]